Execution Version

Exhibit 2.3

AMENDMENT
to
AMENDED AND RESTATED
PURCHASE AND SALE AGREEMENT
(2020 PROJECTS ANNEX)

This AMENDMENT to AMENDED AND RESTATED PURCHASE AND SALE AGREEMENT, dated as of November 2, 2020 (the “Amendment”), is made and entered into by and among ESI ENERGY, LLC, a Delaware limited liability company (“ESI”), NEP US SELLCO, LLC, a Delaware limited liability company (“Sellco” or “Seller” and, solely for the purposes of Articles IV, IX, X and XII of the Agreement, the term “Seller” shall also include ESI), and NEXTERA ENERGY PARTNERS ACQUISITIONS, LLC, a Delaware limited liability company (“Purchaser”) (ESI, Sellco and Purchaser being sometimes hereinafter referred to individually as a “Party” and collectively as the “Parties”). Capitalized terms not otherwise defined herein shall have the same meanings when used herein as in the Agreement.
WHEREAS, ESI, Sellco and Purchaser are parties to that certain Amended and Restated Purchase and Sale Agreement, dated as of February 22, 2016 (as heretofore amended, amended and restated, supplemented and modified, the “Agreement”);
WHEREAS, Section 12.8(b) of the Agreement provides that the Parties may amend the Agreement to include an additional Acquired Companies Annex by execution of an amendment to the Agreement that includes as an attachment the form of the Acquired Companies Annex;
WHEREAS, the Parties desire to amend the Agreement to include as an additional Acquired Companies Annex, the Acquired Companies Annex for the Acquired Companies (as defined in Attachment 1 hereto) in the form of Attachment 1 hereto;
WHEREAS, on or about the date hereof, the Membership Interest Purchase Agreement, by and among Genesis Solar Holdings, LLC, NextEra Energy Partners, LP, Genesis Solar Funding, LLC, and the Class B Purchaser party thereto (the “Genesis MIPA”) is being executed by each of the parties thereto.
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree that the Agreement shall be amended, as follows:
1.     Amendments to Include an Additional Acquired Companies Annex. The Agreement is hereby amended to include, as an additional Acquired Companies Annex, the Acquired Companies Annex for the 2020 Acquired Companies in the form of Attachment 1 hereto (the “Additional Acquired Companies Annex”), which Additional Acquired Companies Annex shall now constitute, and hereafter constitute, a part of the Agreement and be incorporated in the Agreement for all purposes. All references in the Agreement to “Acquired Companies Annexes” or an “Acquired Companies Annex” shall hereafter include a reference to the Additional Acquired Companies Annex and all references to “Acquired Companies” in the Agreement shall hereafter include a reference to the Acquired Companies described in such Additional Acquired
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Companies Annex. The amount of the Base Purchase Price for the Acquired Companies Acquisition described in the Additional Acquired Companies Annex is Three Hundred Seventy Four million, and Sixty Thousand Dollars ($374,060,000).
2.     Disclaimer. Except as specifically provided in this Amendment, no other amendments, revisions or changes are made to the Agreement. All other terms and conditions of the Agreement remain in full force and effect. Any reference to the Agreement set forth in any document delivered in connection with the Agreement shall be deemed to include a reference to the Agreement as amended by this Amendment, whether or not so stated in such document. Except as specifically set forth in this Amendment, nothing in this Amendment and no action taken by the parties hereto shall be deemed or construed to in any manner enlarge, diminish or otherwise affect in any way the rights, remedies or defenses of the parties to the Agreement, at law, in equity or otherwise or related issues.
3.     Authorization and Enforceability. Each Party hereby represents and warrants that it is authorized to enter into this Amendment and that this Amendment constitutes the legal, valid and binding obligation of each such Party, enforceable in accordance with its terms.
4.     Governing Law. This Amendment, and all Disputes, claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Amendment, the negotiation, execution or performance of this Amendment (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Amendment or as an inducement to enter into this Amendment), whether for breach of contract, tortious conduct or otherwise, and whether predicated on common law, statute or otherwise, shall be governed by and construed in accordance with the internal substantive Laws of the State of Delaware without giving effect to any conflict or choice of law provision. Each Party to this Amendment hereby agrees that this Amendment involves at least $100,000 and that this Amendment has been entered into in express reliance on Section 2608 of title 6 of the Delaware Code.
5.     Assignment; Binding Effect. Neither this Amendment nor any right, interest or obligation hereunder may be assigned by any Party without the prior written consent of the other Party, and any attempt to do so will be void ab initio, except for assignments and transfers by operation of Law. This Amendment is binding upon, inures to the benefit of and is enforceable by the Parties and their respective successors and permitted assigns.
6.     Modification. This Amendment may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each Party.
7.     Section Headings. Headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
8.     Counterparts; Facsimile. This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Any facsimile or portable document format (.pdf) copies hereof or signature hereon shall, for all purposes, be deemed originals.

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[Signature page follows.]

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IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by their respective duly authorized officers as of the date first above written.
ESI
ESI ENERGY, LLC
By: JOHN W. KETCHUM
Name: John W. Ketchum
Title: President

SELLCO
NEP US SELLCO, LLC
By: JOHN W. KETCHUM
Name: John W. Ketchum
Title: President

PURCHASER
NEXTERA ENERGY PARTNERS ACQUISITIONS, LLC
By: JOHN W. KETCHUM
Name: John W. Ketchum
Title: President

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ATTACHMENT 1

ADDITIONAL ACQUIRED COMPANIES ANNEX

[The Additional Acquired Companies Annex follows this cover page]

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Execution Version

ACQUIRED COMPANIES ANNEX

for the

2020 Acquired Companies

to

AMENDED AND RESTATED Purchase and Sale Agreement

by and among

NEP US SELLCO, LLC,
as Seller,
ESI ENERGY, LLC,
for the limited purposes herein provided, jointly with NEP US SellCo, LLC, as Seller and
NEXTERA ENERGY PARTNERS ACQUISITIONS, LLC

as Purchaser

dated as of November 2, 2020

This Acquired Companies Annex is an attachment to and intended to be a part of the Amended and Restated Purchase and Sale Agreement described above. Capitalized terms used in this Acquired Companies Annex and not defined herein shall have the same meanings when used in this Acquired Companies Annex as in the Amended and Restated Purchase and Sale Agreement described above (excluding any other Acquired Companies Annex thereto) or the Amendment, as applicable.

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PART I: PROJECT SPECIFIC DEFINITIONS
Certain Definitions. As used herein:
“Acquired Companies” means (i) the Pine Brooke Acquired Companies and (ii) the Wilmot Project Company, individually or collectively, as the context requires.
“Acquired Companies Annex” or “2020 Acquired Companies Annex” means this Acquired Companies Annex, including all of the Schedules and Exhibits attached hereto and, solely with respect to the Pine Brooke Acquired Companies, Appendix A hereto, and solely with respect to the Wilmot Project Company, Appendix B hereto.
“Actual Working Capital” shall be an amount equal to the actual working capital of the Acquired Companies as of the Closing Date, set forth in cell “C15” in the “Purchase Price Calculation” tab of the Portfolio Project Model after the Project Models have been re-run following the input of changes in the Working Capital Inputs made by the representatives of the Parties pursuant to subparagraph 3(f) of Part III of this Acquired Companies Annex.
“Agreement” has the meaning given to it in the recitals to the Amendment.
“Amendment” has the meaning given to it in the introductory paragraph of the Amendment to Amended and Restated Purchase and Sale Agreement (2020 Projects Annex), dated as of November 2, 2020, to which this Acquired Companies Annex is attached.
“Balance Sheet Date” as used in Section 5.19 of the Agreement in respect of the transactions contemplated by this Acquired Companies Annex, means June 30, 2020.
“Base Purchase Price” means an amount equal to three hundred seventy four million, and sixty thousand dollars ($374,060,000).
“Blue Summit III Project Company” means Blue Summit III Wind, LLC, a Delaware limited liability company.
“Blue Summit III Project Site” means the portions of the Property on which the Blue Summit III Wind Facility is located.
“Blue Summit III Wind Facility” means the wind power electric generating facility, including the foundations, towers, wind turbine generators, electrical collection systems, access roads and other equipment, materials and improvements associated therewith, for an estimated total of approximately 200.2 megawatts nameplate capacity, that are included in the Blue Summit III Wind Project.
“Blue Summit III Wind Project” means the approximately 200.2 megawatt wind power electric generating facility located in Hardeman County, Texas, including any ongoing development and construction with respect thereto.
“Blue Summit Interconnection” means Blue Summit Interconnection, LLC, a Delaware limited liability company.
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“Genesis MIPA” has the meaning given to it in the recitals to the Amendment.
“Class C Units” has the meaning given to it in the Pine Brooke Holdings A&R LLC Agreement.
“Closing Purchase Price” means the Base Purchase Price, as adjusted pursuant to subparagraph 3(a) of Part III of this Acquired Companies Annex on the Closing Date. The Closing Purchase Price will be set forth in the Portfolio Project Model as of the Closing Date at cell “20” in the worksheet labeled “Purchase Price Calculation”.
“Commercial Operation” means (i) with respect to each Project (other than the Sanford Airport Solar Project), “Commercial Operation,” as such term is defined in the applicable power purchase agreement as set forth opposite the name of such Project on Schedule CO to this Acquired Companies Annex, and (ii) solely with respect to the Sanford Airport Solar Project, the “Commercial Operation Date,” as such term is defined in the applicable power purchase agreement of the Sanford Airport Solar Project as set forth opposite its name on Schedule CO to this Acquired Companies Annex.
“Commercial Operation Delay” has the meaning given to it in paragraph 2 of Part VII of this Acquired Companies Annex.
“Company Consents” means, as applicable, any of (i) with respect to the Pine Brooke Acquired Companies, the Pine Brooke Acquired Companies Consents, and (ii) with respect to the Wilmot Project Company, the Wilmot Company Consents.
“Construction Costs” means (i) the sum of (a) the aggregate amount of any and all costs, expenses and Delay Damages incurred by Seller, the Acquired Companies, the Project Companies, and each of their respective subsidiaries and Affiliates, to site, design, develop, engineer, supply, interconnect, procure equipment, materials or Permits for, or construct, startup, upgrade, commission or test each of the Projects or any parts or components thereof or material used therein, in each case, in order for each such Project to achieve Commercial Operation and “Final Completion” as such term is defined in the applicable engineering, procurement, and construction Contracts with respect to each such Project and (b) the aggregate of all amounts paid by any of the Acquired Companies for Network Upgrades.
“Delay Agreement” has the meaning given to it in paragraph 2 of Part VII of this Acquired Companies Annex.
“Delayed Wilmot Transfer” has the meaning given to it in Section I of Appendix B of this Acquired Companies Annex.
“Deductible Amount” means one percent (1%) of the Purchase Price.
“Delay Damages” means any amounts payable by any of the Acquired Companies and designated as compensation or liquidated damages for any Commercial Operation Delay or any delay in achieving “Final Completion” pursuant to any Material Contract.

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“Delay Notice” has the meaning given to it in paragraph 2 of Part VII of this Acquired Companies Annex.
“Effective Date” means the date of the Amendment.
“Environmental Reimbursement” has the meaning given to it in paragraph 3 of Part VII of this Acquired Companies Annex.
“Estimated Working Capital” shall be an amount equal to the estimated working capital of the Acquired Companies, set forth in cell “C9” in the “Purchase Price Calculation” tab of the Portfolio Project Model as of the Closing Date.
“Excluded Items” means, as applicable, any of (i) with respect to the Pine Brooke Acquired Companies, the Pine Brooke Excluded Items, (ii) with respect to the Pine Brooke Acquired Companies, the Excluded Liabilities, and (iii) with respect to the Wilmot Project Company, the Wilmot Excluded Items.
“Excluded Liabilities” has the meaning set forth on Schedule RS of the 2020 Acquired Companies Annex.
“Existing Phase I Report” means, as applicable, any of (i) with respect to the Pine Brooke Acquired Companies, the Phase I environmental site assessments set forth on Pine Brooke Schedule Phase I to this Acquired Companies Annex as of the Effective Date, and (ii) with respect to the Wilmot Project Company, the Phase I environmental site assessments set forth on Wilmot Schedule Phase I to this Acquired Companies Annex as of the Effective Date. For the avoidance of doubt, any Phase I environmental site assessment added to Pine Brooke Schedule Phase I or Wilmot Schedule Phase I after the Effective Date and prior to Closing will not be treated as an Existing Phase I Report for any purposes of this Agreement, including paragraph 3 of Part VII.
“Facility” means, as applicable, any of (i) with respect to the Pine Brooke Acquired Companies, the Pine Brooke Facilities, and (ii) with respect to the Wilmot Project Company, the Wilmot Solar Facility and, collectively, all of the foregoing are referred to herein as the “Facilities.”
“Genesis” means Genesis Solar Holdings, LLC, a Delaware limited liability company.
“Genesis Closing” means the “Initial Closing,” as such term is defined in the Genesis MIPA.
“Governmental Authorization” means any such Consents of any Governmental Authority as are set forth on Exhibit A hereto.

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“Harmony Solar Facility” means the solar photovoltaic electric generating facility, including the photovoltaic modules, inverters, trackers, the ground-mount racking systems, the electrical collection systems, access roads and other equipment, materials and improvements associated therewith, for an estimated total of 74.5 megawatts AC net capacity, that are included in the Harmony Solar Project.
“Harmony Solar Project” means the approximately 74.5 megawatt solar photovoltaic electric generating facility located in Osceola County, Florida, including any ongoing development and construction with respect thereto.
“Harmony Solar Project Company” means Harmony Florida Solar, LLC, a Delaware limited liability company.
“Harmony Solar Project Site” means the portions of the Property on which the Harmony Solar Facility is located.
“Identified Environmental Losses” means any losses, damages or liabilities incurred by the Acquired Companies as a result of (i) environmental conditions identified in a Phase I Report that are not identified in the corresponding Existing Phase I Report, or (ii) environmental conditions identified in a Phase I Report that are identified in the corresponding Existing Phase I Report, which environmental conditions have changed such that additional losses, damages or liabilities are to be incurred by the Acquired Companies.
“Inside Date” means December 1, 2020.
“Interests” has the meaning given to it in paragraph 1 of Part II of this Acquired Companies Annex.
“Knowledge” means, when used in a particular representation in the Agreement with respect to Seller and relating to the transactions contemplated by this Acquired Companies Annex and (i) with respect to the Pine Brooke Acquired Companies, the actual knowledge of the individuals as listed on Pine Brooke Schedule K to this Acquired Companies Annex, and (ii) with respect to the Wilmot Project Company, the actual knowledge of the individuals as listed on Wilmot Schedule K to this Acquired Companies Annex.
“Maximum Indemnification Amount” means fifteen percent (15%) of the Purchase Price.
“NEER” means NextEra Energy Resources, LLC, a Delaware limited liability company.
“Network Upgrades” has the meaning, with respect to each Acquired Company, set forth in the applicable interconnection agreement to which such Acquired Company is a party.
“Neutral Auditor” means Duff & Phelps or, if Duff & Phelps is unable to serve, an impartial nationally recognized firm of independent certified public accountants other than Seller’s accountants or Purchaser’s accountants, mutually agreed to by Purchaser and Seller.
“Outside Date” has the meaning given to it in paragraph 3 of Part VIII of this Acquired Companies Annex.
“Phase I Reports” has the meaning set forth in subparagraph 3(a) of Part V of this Acquired Companies Annex.
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“Pine Brooke A&R LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement of Pine Brooke Company, by and among Pine Brooke Holdings and each of the Pine Brooke Class B Members party thereto, dated as of September 24, 2020, as may be amended, restated, or supplemented from time to time.
“Pine Brooke Acquired Companies” means (i) Pine Brooke Holdings, (ii) the Pine Brooke Company, (iii) the Blue Summit III Project Company, (iv) the Harmony Solar Project Company, (v) the Ponderosa Project Company, (vi) the Saint Solar Project Company, (vii) the Sanford Airport Solar Project Company, (viii) the Soldier Creek Project Company, (ix) the Taylor Creek Solar Project Company, and (x) Blue Summit Interconnection, individually or collectively, as the context requires.
“Pine Brooke Acquired Companies Consents” means the Consents set forth in Pine Brooke Schedule 5.3 to this Acquired Companies Annex.
“Pine Brooke Build-Out Agreement” means the Build-Out Agreement to be entered into by and between Pine Brooke Holdings and NEER, substantially in the form attached to this Acquired Companies Annex as Exhibit B.
“Pine Brooke Class A Membership Interests” means the Class A Member Membership Interests (as defined in the Pine Brooke A&R LLC Agreement) of the Pine Brooke Company.
“Pine Brooke Class B Member” means a Class B Member (as defined in the Pine Brooke A&R LLC Agreement) of the Pine Brooke Company.
“Pine Brooke Company” means Pine Brooke, LLC, a Delaware limited liability company.
“Pine Brooke Excluded Items” means the items of Property or personal property described on Pine Brooke Schedule 7.12 to this Acquired Companies Annex.
“Pine Brooke Facilities” means, as applicable, any of (i) with respect to the Blue Summit III Project Company, the Blue Summit III Wind Facility; (ii) with respect to the Harmony Solar Project Company, the Harmony Solar Facility; (iii) with respect to the Ponderosa Project Company, the Ponderosa Wind Facility; (iv) with respect to the Saint Solar Project Company, the Saint Solar Facility; (v) with respect to the Sanford Airport Solar Project Company, the Sanford Airport Solar Facility; (vi) with respect to the Soldier Creek Project Company, the Soldier Creek Wind Facility; (vii) with respect to the Taylor Creek Solar Project Company, the Taylor Creek Solar Facility and, collectively, all of the foregoing are referred to herein as the “Pine Brooke Facilities.”
“Pine Brooke Holdings” means Pine Brooke Class A Holdings, LLC, a Delaware limited liability company.
“Pine Brooke Holdings A&R LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement of Pine Brooke Holdings, to be entered into by and among Pine Brooke Funding, LLC, a Delaware limited liability company, KKR Pine Brooke Issuer, LLC, Purchaser, and Genesis, as members, substantially in the form attached to this Acquired Companies Annex as Exhibit C.

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“Pine Brooke Project” means, as applicable, any of the Blue Summit III Wind Project, the Harmony Solar Project, the Ponderosa Wind Project, the Saint Solar Project, the Sanford Airport Solar Project, the Soldier Creek Wind Project, and the Taylor Creek Solar Project and, collectively, all of the foregoing are referred to herein as the “Pine Brooke Projects.”
“Pine Brooke Project Companies” means the Project Companies (other than the Wilmot Project Company).
“Pine Brooke Tax Equity Financing Adjustment Payment” has the meaning given to it in Section A of Appendix A of this Acquired Companies Annex.
“Ponderosa Project Company” means Ponderosa Wind, LLC, a Delaware limited liability company.
“Ponderosa Project Site” means the portions of the Property on which the Ponderosa Wind Facility is located.
“Ponderosa Wind Facility” means the wind power electric generating facility, including the foundations, towers, wind turbine generators, electrical collection systems, access roads and other equipment, materials and improvements associated therewith, for an estimated total of approximately 200 megawatts nameplate capacity, that are included in the Ponderosa Wind Project.
“Ponderosa Wind Project” means the approximately 200 megawatt wind power electric generating facility located in Beaver County, Oklahoma, including any ongoing development and construction with respect thereto.
“Portfolio Project Model” means the financial model for the Acquired Companies that consolidates the Project Models into one set of outputs for purposes of the calculation of certain adjustments to the Base Purchase Price and the Closing Purchase Price as provided in Part III of this Acquired Companies Annex.
“Post-Closing PSA-Related Adjustment” has the meaning given to it in Section E of Appendix A of this Acquired Companies Annex.
“Post-Closing Wilmot Adjustment Payment” has the meaning given to it in Section A of Appendix B of this Acquired Companies Annex.
“Post-Closing Working Capital Adjustment Payment” shall be an amount equal to (i) the Actual Working Capital minus (ii) the Estimated Working Capital.
“Pre-Closing PSA-Related Adjustment” has the meaning given to it in Section E of Appendix A of this Acquired Companies Annex.
“Project” means, as applicable, any of (i) with respect to the Pine Brooke Acquired Companies, the Pine Brooke Projects, and (ii) with respect to the Wilmot Project Company, the Wilmot Solar Project and, collectively, all of the foregoing are referred to herein as the “Projects.”

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“Project Company” means, as applicable, any of the Blue Summit III Project Company, the Harmony Solar Project Company, the Ponderosa Project Company, the Saint Solar Project Company, the Sanford Airport Solar Project Company, the Soldier Creek Project Company, the Taylor Creek Solar Project Company, and the Wilmot Project Company.
“Project Company Interests” means, with respect to any Project Company, the issued and outstanding Equity Interests of such Project Company and, with respect to all Project Companies, collectively, the issued and outstanding Equity Interests of all Project Companies.
“Project Financing Documents” means the Phase I MIPA, the Phase II MIPA, and any Subsequent MIPAs, entered into in connection with the Tax Equity Financing.
“Project Models” means, collectively, the financial models for the Blue Summit III Project Company, the Harmony Solar Project Company, the Ponderosa Project Company, the Saint Solar Project Company, the Sanford Airport Solar Project Company, the Soldier Creek Project Company, the Taylor Creek Solar Project Company, and the Wilmot Project Company, and that have been agreed to by the Parties as of the Effective Date as the models to be used for purposes of the calculation of certain adjustments to the Base Purchase Price and the Closing Purchase Price as provided in Part III of this Acquired Companies Annex.
“PSA-Related Adjustment Payment” has the meaning given to it in Section E of Appendix A of this Acquired Companies Annex.
“PSA-Related Price Adjustment Amount” has the meaning given to it in Section E of Appendix A of this Acquired Companies Annex.
“Purchase Price” has the meaning given to it in paragraph 1 of Part III of this Acquired Companies Annex.
“Purchaser Consents” means (i) with respect to the Pine Brooke Acquired Companies, the Consents set forth under the heading “Purchaser Consents” on Pine Brooke Schedule 7.1 to this Acquired Companies Annex, and (ii) with respect to the Wilmot Project Company, the Consents set forth under the heading “Purchaser Consents” on Wilmot Schedule 7.1 to this Acquired Companies Annex.
“Saint Solar Facility” means the solar photovoltaic electric generating facility, including the photovoltaic modules, inverters, trackers, the ground-mount racking systems, the electrical collection systems, access roads and other equipment, materials and improvements associated therewith, for an estimated total of 100 megawatts AC net capacity, that are included in the Saint Solar Project.
“Saint Solar Project” means the approximately 100 megawatts solar photovoltaic electric generating facility located in Pinal County, Arizona, including any ongoing development and construction with respect thereto.
“Saint Solar Project Company” means Saint Solar, LLC, a Delaware limited liability company.

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“Saint Solar Project Site” means the portions of the Property on which the Saint Solar Facility is located.
“Sanford Airport Solar Facility” means the solar photovoltaic electric generating facility, including the photovoltaic modules, inverters, trackers, the ground-mount racking systems, the electrical collection systems, access roads and other equipment, materials and improvements associated therewith, for an estimated total of 49.4 megawatts AC net capacity, that are included in the Sanford Airport Solar Project.
“Sanford Airport Solar Project” means the approximately 49.4 megawatts solar photovoltaic electric generating facility located in York County, Maine, including any ongoing development and construction with respect thereto.
“Sanford Airport Solar Project Company” means Sanford Airport Solar, LLC, a Delaware limited liability company.
“Sanford Airport Solar Project Site” means the portions of the Property on which the Sanford Airport Solar Facility is located.
“Schedule RS Amount” has the meaning set forth on Schedule RS of the 2020 Acquired Companies Annex.
“Seller Consents” means (i) with respect to the Pine Brooke Acquired Companies, the Consents set forth under the heading “Seller Consents” on Pine Brooke Schedule 7.1 to this Acquired Companies Annex, and (ii) with respect to the Wilmot Project Company, the Consents set forth under the heading “Seller Consents” on Wilmot Schedule 7.1 to this Acquired Companies Annex.
“SIP PSA Adjustment” has the meaning given to it in Section E of Appendix A of this Acquired Companies Annex.
“Soldier Creek Project Company” means Soldier Creek Wind, LLC, a Delaware limited liability company.
“Soldier Creek Project Site” means the portions of the Property on which the Soldier Creek Wind Facility is located.
“Soldier Creek Wind Facility” means the wind power electric generating facility, including the foundations, towers, wind turbine generators, electrical collection systems, access roads and other equipment, materials and improvements associated therewith, for an estimated total of approximately 300 megawatts nameplate capacity, that are included in the Soldier Creek Wind Project.
“Soldier Creek Wind Project” means the approximately 300 megawatt wind power electric generating facility located in Nemaha County, Kansas, including any ongoing development and construction with respect thereto.

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“Subcontractor Delay Liquidated Damages” means any payments received by any of the Acquired Companies designated as compensation for any delay liquidated damages relating to the construction, development, or testing of any Project (including any payment received under any turbine or module supply agreement, or module or turbine construction contract).
“Tax Equity Financing” means (i) with respect to the Blue Summit III Project Company, the Harmony Solar Project Company, and the Taylor Creek Solar Project Company, the transactions contemplated under that certain Membership Interest Purchase Agreement, dated as of May 20, 2020 (as may be amended, supplemented and/or amended and restated from time to time, the “Phase I MIPA”), entered into among BAL Investment & Advisory, Inc., Pine Brooke Holdings, and the Pine Brooke Company, (ii) with respect to the Sanford Airport Solar Project Company, the transactions contemplated under that certain Amended and Restated Membership Interest Purchase Agreement, dated as of September 24, 2020 (as may be amended from time to time, the “Phase II MIPA”), entered into by and among BAL Investment & Advisory, Inc., the Company, and the Pine Brooke Company, and (iii) with respect to each of the other Pine Brooke Project Companies, the transactions contemplated under one or more amendments to (or amendments and restatements of) the Phase I MIPA, and/or any other membership interest purchase agreements or other definitive agreements to be entered into following the Effective Date with respect to the acquisition of Tax Equity Interests in such Pine Brooke Project Companies, by and among BAL Investment & Advisory, Inc., Pine Brooke Holdings, and the Pine Brooke Company (collectively, as may be amended from time to time, the “Subsequent MIPAs”).
“Tax Equity Financing Shortfall” has the meaning given to it in paragraph 2 of Part VII of this Acquired Companies Annex.
“Tax Equity Interests” means, as of any date, with respect to the Acquired Companies Acquisition, such Equity Interests, if any, of any applicable Acquired Company (or subsidiary thereof) held by Tax Equity Investors as of such date.
“Tax Equity Investors” means, as of any date, with respect to the Acquired Companies Acquisition, the holders, as of such date, of issued and outstanding Equity Interests issued pursuant to any applicable Project Financing Documents.
“Taylor Creek Solar Facility” means the solar photovoltaic electric generating facility, including the photovoltaic modules, inverters, trackers, the ground-mount racking systems, the electrical collection systems, access roads and other equipment, materials and improvements associated therewith, for an estimated total of 74.5 megawatts AC net capacity, that are included in the Taylor Creek Solar Project.
“Taylor Creek Solar Project” means the approximately 74.5 megawatt solar photovoltaic electric generating facility located in Orange County, Florida, including any ongoing development and construction with respect thereto.
“Taylor Creek Solar Project Company” means Taylor Creek Solar, LLC, a Delaware limited liability company.

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“Taylor Creek Solar Project Site” means the portions of the Property on which the Taylor Creek Solar Facility is located.
“Title Company” means, with respect to each Title Policy, the title insurance company set forth (or to be set forth) with respect to such Title Policy on Pine Brooke Schedule Title Policies to this Acquired Companies Annex or Wilmot Schedule Title Policies to this Acquired Companies Annex, as applicable.
“Title Policy” means, as applicable, any of (i) with respect to the Pine Brooke Project Companies, each owner’s policy of title insurance set forth (or to be set forth) on Pine Brooke Schedule Title Policies to this Acquired Companies Annex, and (ii) with respect to the Wilmot Project Company, each owner’s policy of title insurance set forth (or to be set forth) on set forth on Wilmot Schedule Title Policies to this Acquired Companies Annex. Notwithstanding any other provision of the Agreement or this Acquired Companies Annex, Seller shall be permitted to update each of Pine Brooke Schedule Title Policies and Wilmot Schedule Title Policies after the Effective Date and prior to Closing.
“Wilmot Amount” has the meaning set forth on Schedule WA of the 2020 Acquired Companies Annex.
“Wilmot Build-Out Agreement” means the Build-Out Agreement to be entered into by and between Purchaser and NEER, substantially in the form attached to this Acquired Companies Annex as Exhibit D.
“Wilmot Company Consents” means the Consents set forth on Wilmot Schedule 5.3 to this Acquired Companies Annex.
“Wilmot Delayed Payment” has the meaning given to it in Section I of Appendix B of this Acquired Companies Annex.
“Wilmot Excluded Items” means the items of Property or personal property described on Wilmot Schedule 7.12 to this Acquired Companies Annex.
“Wilmot Holdback Event” has the meaning given to it in Section A of Appendix B of this Acquired Companies Annex.
“Wilmot Membership Interests” means all of the issued and outstanding Equity Interests of Wilmot.
“Wilmot Project Company” means Wilmot Energy Center, LLC, a Delaware limited liability company.
“Wilmot Project Site” means the portions of the Property on which the Wilmot Solar Facility is located.
“Wilmot Return” has the meaning given to it in Section A of Appendix B of this Acquired Companies Annex.

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“Wilmot Return Payment” has the meaning given to it in Section A of Appendix B of this Acquired Companies Annex.
“Wilmot Solar Facility” means the solar photovoltaic electric generating facility, including the photovoltaic modules, inverters, trackers, the ground-mount racking systems, the electrical collection systems, access roads and other equipment, materials and improvements associated therewith, for an estimated total of 130 megawatts AC net capacity, that are included in the Wilmot Solar Project.
“Wilmot Solar Project” means, the approximately 100 megawatt solar photovoltaic electric generating facility and the approximately 30 megawatt energy storage system located in Pima County, Arizona, to which it will be connected, including any ongoing development and construction with respect thereto.
“Wilmot Tax Equity Financing Adjustment Payment” has the meaning given to it in Section A of Appendix B of this Acquired Companies Annex.
“Working Capital Inputs” means the inputs in cells “A1” through “L55” in the worksheet labeled “Working Capital Inputs” in the Portfolio Project Model.
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PART II: ACQUIRED INTERESTS AND OWNERSHIP STRUCTURE
1.The “Interests” to be acquired are (a) one hundred percent (100%) of the Class C Units of Pine Brooke Holdings and (b) one hundred percent (100%) of the Wilmot Membership Interests.
2.As of the Closing, Seller will be a member and the sole owner of one hundred percent (100%) of the Class C Units of Pine Brooke Holdings.

3.Pine Brooke Holdings is the sole member and owner of one hundred percent (100%) of the outstanding Pine Brooke Class A Membership Interests.

4.The Pine Brooke Company is the sole member and owner of one hundred percent (100%) of the Equity Interests of each of (a) the Blue Summit III Project Company, (b) the Harmony Solar Project Company, and (c) the Taylor Creek Solar Project Company.

5.As of the Closing, the Pine Brooke Company will also be the sole member and owner of one hundred percent (100%) of the Equity Interests of each of (a) the Ponderosa Project Company, (b) the Saint Solar Project Company, (c) the Sanford Airport Solar Project Company, and (d) the Soldier Creek Project Company.

6.The Blue Summit III Project Company is a member and owner of twenty-five percent (25%) of the Equity Interests of Blue Summit Interconnection. The other owners of the Equity Interests of Blue Summit Interconnection are listed on Pine Brooke Schedule 5.2.

7.Seller is the sole member and owner of one hundred percent (100%) of the Wilmot Membership Interests.

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PART III: TRANSACTION TERMS AND CONDITIONS
1.Transaction; Purchase Price. At Closing, Purchaser shall purchase, acquire and accept from Seller, and Seller shall sell, transfer, assign, convey and deliver to Purchaser, on the Closing Date, all of Seller’s right, title and interest in, to and under the Interests. The aggregate consideration to be paid for the purchase of the Interests to which this Acquired Companies Annex applies shall consist of the payment of (such amount, collectively, the “Purchase Price”):
(a)an amount equal to the Closing Purchase Price shall be paid by Purchaser to Seller on the Closing Date as provided in subparagraph 3(a) of this Part III; plus or minus (as applicable)
(b)the Post-Closing Working Capital Adjustment Payment, if and to the extent payable by the appropriate Party, as provided in subparagraph 3(f) of this Part III (whether positive or negative); plus or minus (as applicable)
(c)any PSA-Related Adjustment Payment, if and to the extent payable by the appropriate Party pursuant to Section E of Appendix A of this Acquired Companies Annex (whether positive or negative); minus
(d) the Wilmot Amount, if and to the extent there is a Wilmot Delay pursuant to subsection 1 of Section I of Appendix B of this Acquired Companies Annex; plus
(e)the Wilmot Delayed Payment, if and to the extent payable by Purchaser to Seller, pursuant to subsection 2 of Section I of Appendix B of this Acquired Companies Annex; minus
(f)the Post-Closing Wilmot Adjustment Payment, if and to the extent payable by Seller pursuant to subsection 1 of Section F of Appendix B of this Acquired Companies Annex; minus
(g)the Wilmot Return Payment, if and to the extent payable by Seller pursuant to Section G of Appendix B of this Acquired Companies Annex; plus or minus (as applicable)
(h)the Pine Brooke Tax Equity Financing Adjustment Payment, if and to the extent payable by the appropriate Party pursuant to Section D of Appendix A of this Acquired Companies Annex (whether positive or negative); plus or minus (as applicable)
(i)the Wilmot Tax Equity Financing Adjustment Payment, if and to the extent payable by the appropriate Party pursuant to Section H of Appendix B of this Acquired Companies Annex (whether positive or negative).
2.Manner and Forms of Payment of Purchase Price. The Closing Purchase Price shall be paid in cash on the Closing Date by wire transfer of immediately available U.S. funds to such account or accounts as Seller may specify in a written notice given to Purchaser on or prior to the Closing Date. All payments made following the Closing Date of any
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amounts due to Seller as an adjustment to the Purchase Price shall be made by wire transfer of immediately available U.S. funds to one of the accounts previously specified by Seller and selected by Purchaser unless one of such accounts or another account is specified by Seller in a written notice given to Purchaser (not less than two (2) Business Days prior to the date on which any such payment is due to be made). All payments made following the Closing Date of any amounts due to Purchaser as an adjustment to the Purchase Price shall be made by wire transfer of immediately available U.S. funds to such account or accounts as Purchaser may specify in a written notice given to Seller (not less than two (2) Business Days prior to the date on which any such payment is due to be made).
3.Purchase Price Calculation and Adjustments. The Base Purchase Price, the Closing Purchase Price and the Purchase Price with respect to the Acquired Companies Acquisition to which this Acquired Companies Annex applies shall be determined as follows:
(a)The Portfolio Project Model sets forth the Base Purchase Price that has been agreed upon by Seller and Purchaser as of the Effective Date. The Base Purchase Price shall be adjusted prior to the Closing (i) by the Estimated Working Capital (positive or negative), (ii) in the event of a SIP PSA Adjustment prior to the Closing, by the amount of the Pre-Closing PSA-Related Adjustment (whether positive or negative), pursuant to Section E of Appendix A of this Acquired Companies Annex, (iii), in the event of a Wilmot Holdback Event, by the Wilmot Amount, pursuant to Section E of Appendix B of this Acquired Companies Annex, or (iv) in the event of a Wilmot Delay, by the Wilmot Amount, pursuant to Section I of Appendix B of this Acquired Companies Annex. Such Base Purchase Price, as so adjusted, shall be the Closing Purchase Price
(b)Within sixty (60) days after the Closing Date, Seller will prepare (at Seller’s expense) and deliver to Purchaser a list of the Working Capital Inputs as of the Closing Date as determined in good faith by Seller to calculate the Actual Working Capital, together with a reasonably detailed explanation of, and documentation of such Working Capital Inputs. If, within thirty (30) days following delivery of such Working Capital Inputs information, Purchaser objects in writing to Seller (describing in reasonable detail the specific line items and values that are in dispute and the reasons for such dispute, and proposing alternative values with respect to such specific line items), such disputed items shall be subject to the dispute resolution provisions set forth in subparagraph 3(e) below. If any of such Working Capital Inputs are not timely objected to by Purchaser, then such Working Capital Inputs and the resulting Actual Working Capital shall be deemed final and no longer subject to dispute by either of the Parties. If within thirty (30) days following delivery of such Working Capital Inputs information, Purchaser does not object in writing to Seller, then the representatives of the Parties shall meet within five (5) Business Days following the end of such thirty (30)-day period to revise the Portfolio Project Model as set forth in subparagraph 3(f) below using Seller’s list of Working Capital Inputs as of the Closing Date; provided, that, if within such five (5) Business Day period the representatives of the Parties have not met to revise the Portfolio Project Model, then the representative of Seller shall revise and re-run the Portfolio Project Model in accordance with subparagraph 3(f) below using Seller’s list of Working Capital Inputs as of the Closing Date.
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(c)If the list of the Working Capital Inputs as of the Closing Date is not prepared and delivered by Seller within the sixty (60) day period set forth in subparagraph 3(b) above, Purchaser shall be entitled (but not obligated) during the fifteen (15) day period commencing on the sixty-first (61st) day after the Closing Date to prepare (at Purchaser’s expense) and deliver to Seller a list of the Working Capital Inputs as of the Closing Date as determined in good faith by Purchaser to calculate the Actual Working Capital, together with a reasonably detailed explanation and documentation of such Working Capital Inputs. If, within thirty (30) days following delivery of such Working Capital Inputs information, Seller objects in writing to Purchaser (describing in reasonable detail the specific line items and values that are in dispute and the reasons for such dispute, and proposing alternative values with respect to such specific line items), such disputed items shall be subject to the objection and resolution provisions set forth in subparagraph 3(e) below. If any of such Working Capital Inputs are not timely objected to by Seller, then such Working Capital Inputs and the resulting Actual Working Capital shall be deemed final and no longer subject to dispute by either of the Parties. If within thirty (30) days following delivery of such Working Capital Inputs information, Seller does not object in writing to Purchaser, then the representatives of the Parties shall meet within five (5) Business Days following the end of such thirty (30)-day period to revise the Portfolio Project Model as set forth in subparagraph 3(f) below using Purchaser’s list of Working Capital Inputs as of the Closing Date; provided, that, if within such five (5) Business Day period the representatives of the Parties have not met to revise the Portfolio Project Model, then the representative of Purchaser shall revise and re-run the Portfolio Project Model in accordance with subparagraph 3(f) below using Purchaser’s list of Working Capital Inputs as of the Closing Date.
(d)If neither Purchaser nor Seller prepare and timely deliver a list of the Working Capital Inputs as of the Closing Date in accordance with subparagraph 3(b) or subparagraph 3(c), above, no adjustments to the Portfolio Project Model will be made pursuant to subparagraph 3(f) below and the Closing Purchase Price shall be the Purchase Price, subject to the provisions of Appendix B of this Acquired Companies Annex in the event of a Post-Closing Wilmot Adjustment Payment or Wilmot Return.
(e)If Purchaser timely objects to Seller’s list of the Working Capital Inputs as of the Closing Date pursuant to subparagraph 3(b) or if Seller timely objects to Purchaser’s list of the Working Capital Inputs as of the Closing Date pursuant to subparagraph 3(c), then Seller and Purchaser shall negotiate in good faith and attempt to resolve the particular items and values that are identified in the applicable written notice of objection over a ten (10) day period commencing on delivery of written notice of objection pursuant to subparagraph 3(b) or subparagraph 3(c), as the case may be. Should such negotiations not result in an agreement as to the Working Capital Inputs as of the Closing Date within such ten (10) day period (or such longer period as Seller and Purchaser may mutually agree in writing), then either Party may submit such disputed items and values to the Neutral Auditor. Each Party agrees to promptly execute a reasonable engagement letter, if requested to do so by the Neutral Auditor. Seller and Purchaser, and their respective representatives, shall cooperate fully with
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the Neutral Auditor. The Neutral Auditor, acting as an expert and not an arbitrator, shall resolve such disputed items and determine the values to be ascribed thereto, and determine the Working Capital Inputs as of the Closing Date. The Parties hereby agree that the Neutral Auditor shall only decide the values ascribed to the specific disputed items, and the Neutral Auditor’s decision with respect to such disputed items must be within the range of values assigned to each such item in the applicable proposed list of the Working Capital Inputs as of the Closing Date delivered by Seller or Purchaser, as the case may be, and the notice of objection, respectively. The Neutral Auditor shall be directed to determine such values (in accordance with the immediately preceding sentence) within thirty (30) days after being retained as provided in this subparagraph 3(e). All fees and expenses relating to the work, if any, to be performed by the Neutral Auditor will be borne equally by Seller and Purchaser. The Neutral Auditor shall be directed to resolve the disputed items and deliver to Seller and Purchaser a written determination of the amounts for such disputed items (such determination to be made consistent with this subparagraph 3(e), to include all material calculations used in arriving at such determination and to be based solely on information provided to the Neutral Auditor by Purchaser and Seller) within thirty (30) days after being retained and such determination will be final, binding and conclusive on the Parties and their respective Affiliates, representatives, successors and assigns. Notwithstanding anything in the Agreement to the contrary, the dispute resolution mechanism contained in this subparagraph 3(e) shall be the exclusive mechanism for resolving disputes, if any, regarding the Working Capital Inputs as of the Closing Date for purposes of revising the Portfolio Project Model as set forth in subparagraph 3(f) below, if any, and neither Seller nor Purchaser shall be entitled to indemnification pursuant to Article X of the Agreement for Losses relating to matters used in determining or calculating the Working Capital Inputs as of the Closing Date (other than the failure to pay amounts, if any, that become due and payable pursuant to subparagraph 3(f) below) or in respect of any of the assets or liabilities that are transferred to or assumed by Purchaser and that were included in the calculation of the Post-Closing Working Capital Adjustment Payment. Within five (5) Business Days following the delivery by the Neutral Auditor to Seller and Purchaser of the Neutral Auditor’s written determination of the amounts of the disputed items of Working Capital Inputs as of the Closing Date, the representatives of the Parties shall meet to revise the Portfolio Project Model as set forth in subparagraph 3(f) below using Seller’s or Purchaser’s list of Working Capital Inputs as of the Closing Date delivered pursuant to subparagraph 3(b) or subparagraph 3(c) above, as the case may be, as modified by the Neutral Auditor’s determination of the amounts of the specific disputed items; provided, that, if within such five (5) Business Day period the representatives of the Parties have not met to revise the Portfolio Project Model, then the representative of Seller shall revise and re-run the Portfolio Project Model in accordance with subparagraph 3(f) below using the applicable list of Working Capital Inputs as of the Closing Date as modified by the Neutral Auditor.
(f)Within the applicable period set forth in subparagraphs 3(b), 3(c), 3(d), or 3(e) above, as applicable, representatives of the Parties shall meet to revise the Portfolio Project Model as follows:
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(i)the representatives of the Parties shall revise the Working Capital Inputs to the Portfolio Project Model to reflect all changes to the Working Capital Inputs;
(ii)in the event of a Wilmot Holdback Event pursuant to Appendix B of this Acquired Companies Annex, the representatives of the Parties shall revise the Portfolio Project Model to reflect the removal of the Wilmot Solar Project from the transaction and the corresponding reduction of the Purchase Price by the amount of the Wilmot Amount; and
(iii)following the completion of the revisions described in clauses (i) and (ii) and the re-run of the Portfolio Project Model, the Purchase Price shall be set forth in cell “C20” in the worksheet labeled “Purchase Price Calculation” in the Portfolio Project Model.
Immediately upon completion of the revision of the Portfolio Project Model as set forth in this subparagraph 3(f), Seller shall calculate the Post-Closing Working Capital Adjustment Payment (which calculation shall, in the absence of manifest error, be binding on Seller and Purchaser) and not later than one (1) Business Day after such calculation is completed notify Purchaser of the amount of the Post-Closing Working Capital Adjustment Payment (which may be a positive or negative amount). If the Post-Closing Working Capital Adjustment Payment is a positive amount, then Purchaser shall pay in cash to Seller such positive amount. If the Post-Closing Working Capital Adjustment Payment is a negative amount, then Seller shall pay in cash to Purchaser an amount equal to the absolute value of the Post-Closing Working Capital Adjustment Payment. Any such payment in respect of the Post-Closing Working Capital Adjustment Payment will be due and payable within three (3) Business Days after Seller gives notice to Purchaser of the Post-Closing Working Capital Adjustment Payment as provided in this subparagraph 3(f). If a Party is required to make a Post-Closing Working Capital Payment, and, at the time such payment is due and payable, either Party is, or is expected to be, required to make or entitled to receive one or more payments of a Post-Closing Wilmot Adjustment Payment, Wilmot Return Payment, Pine Brooke Tax Equity Financing Adjustment Payment, Wilmot Tax Equity Financing Adjustment Payment, Post-Closing SIP PSA Adjustment Payment, or the Wilmot Delayed Payment, then the Parties shall (i) offset and net such payments and (ii) postpone the timing of such payment(s) until the amount of such net payment shall be finally determined in accordance with the terms hereof and Appendix A or Appendix B, as applicable.

The Closing Purchase Price, as adjusted by (t) the Post-Closing Working Capital Adjustment Payment in accordance with the terms of this Part III, (u) the amount of any Post-Closing Wilmot Adjustment Payment, if and to the extent paid or payable by Seller pursuant to Section F of Appendix B of this Acquired Companies Annex, (v) the Wilmot Return Payment, if and to the extent paid or payable by Seller pursuant to Section G of Appendix B of this Acquired Companies Annex (w) the amount of any Pine Brooke Tax Equity Financing Adjustment Payment, if and to the extent paid or payable pursuant to Section D of Appendix A of this Acquired Companies Annex, (x)
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the amount of any Wilmot Tax Equity Financing Adjustment Payment, if and to the extent paid or payable pursuant to Section H of Appendix B of this Acquired Companies Annex, (y) the amount of any Post-Closing SIP PSA Adjustment Payment, if and to the extent paid or payable pursuant to Section E of Appendix A of this Acquired Companies Annex, and/or (z) the amount of any Wilmot Delayed Payment, if and to the extent paid or payable pursuant to Section I of Appendix B of this Acquired Companies Annex, shall be the Purchase Price and shall be final and binding on the Parties. Any payments made pursuant to this subparagraph 3(f), Section D or E of Appendix A of this Acquired Companies Annex, and/or Section D, E, F, G, H, or I of Appendix B of this Acquired Companies Annex shall be treated by the Parties as an adjustment to the Purchase Price for all purposes of the Agreement, including Tax purposes unless otherwise required by applicable Law.
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PART IV: ADDITIONAL CLOSING DELIVERABLES
1.Additional Seller Closing Deliverables. In addition to the certificates, agreements and other documents expressly required by Section 3.2 of the Agreement to be delivered by Seller at or prior to the applicable Closing in connection with the Acquired Companies Acquisition to which this Acquired Companies Annex applies, at the Closing, Seller shall deliver to Purchaser the following certificates, agreements and other documents (if “none” is written below, then there are no additional Seller Closing deliverables):
(a)the Pine Brooke Build-Out Agreement, duly executed by NEER and Pine Brooke Holdings;
(b)a counterpart, duly executed by NEER, of the Wilmot Build-Out Agreement; and
(c)a counterpart, duly executed by each of Pine Brooke Funding, LLC and KKR Pine Brooke Issuer, LLC, of the Pine Brooke Holdings A&R LLC Agreement.
2.Additional Purchaser Closing Deliverables. In addition to the certificates, agreements and other documents expressly required by Section 3.3 of the Agreement to be delivered by Purchaser at or prior to the applicable Closing in connection with the Acquired Companies Acquisition to which this Acquired Companies Annex applies, at the Closing, Purchaser shall deliver to Seller the following certificates, agreements and other documents (if “none” is written below, then there are no additional Purchaser Closing deliverables):
(a)a counterpart, duly executed by each of Purchaser and Genesis, of the Pine Brooke Holdings A&R LLC Agreement; and
(b)a counterpart, duly executed by Purchaser, of the Wilmot Build-Out Agreement; and

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PART V: ADDITIONAL CLOSING CONDITIONS
1.Both Parties’ Obligation to Close. In addition to the conditions to each Party’s respective obligations to consummate the Acquired Companies Acquisition to which this Acquired Companies Annex applies set forth in Section 3.4 of the Agreement, the respective obligations of each Party to consummate the Acquired Companies Acquisition to which this Acquired Companies Annex applies are subject to the satisfaction or written waiver, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived in writing by agreement of Seller and Purchaser in whole or in part to the extent permitted by applicable Law) (if “none” is written below, then there are no additional conditions under Section 3.4 of the Agreement):

(a)all Governmental Authorization required to consummate the Closing is received;
(b)the Tax Equity Financing shall have been consummated with respect to each of the Pine Brooke Projects, and Seller shall have contributed, or caused to have been contributed, all of the outstanding Equity Interests of each of the Pine Brooke Project Companies to the Pine Brooke Company;
(c)each of the Pine Brooke Projects shall have achieved Commercial Operation;
(d)the Pine Brooke A&R LLC Agreement shall be in full force and effect;
(e)in the event of a Commercial Operation Delay or a Tax Equity Shortfall, a Delay Agreement shall have been mutually agreed upon by the Parties; and
(f)each of the additional conditions, if any, set forth in Section D of Appendix B of this Acquired Companies Annex.
2.Seller’s Obligation to Close. In addition to the conditions to Seller’s obligation to consummate the Acquired Companies Acquisition to which this Acquired Companies Annex applies set forth in Section 3.5 of the Agreement, the obligation of Seller to consummate the Acquired Companies Acquisition to which this Acquired Companies Annex applies are subject to the satisfaction or written waiver, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived in writing by Seller in whole or in part to the extent permitted by applicable Law) (if “none” is written below, then there are no additional conditions under Section 3.5 of the Agreement):
(a)none.
3.Purchaser’s Obligation to Close. In addition to the conditions to Purchaser’s obligation to consummate the Acquired Companies Acquisition to which this Acquired Companies Annex applies set forth in Section 3.6 of the Agreement, the obligation of Purchaser to consummate the Acquired Companies Acquisition to which this Acquired Companies Annex applies are subject to the satisfaction or written waiver, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived in writing by Purchaser in whole or in part to the extent permitted by applicable Law) (if “none” is written below, then there are no additional conditions under Section 3.6 of the Agreement):
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(a)Seller shall have delivered a Phase I environmental site assessment for (i) (a) the Ponderosa Project Site, (b) the Sanford Airport Solar Project Site, and (c) the Soldier Creek Project Site , dated not earlier than one hundred eighty (180) days prior to the Closing Date (but dated after the date of Commercial Operation) to the Purchaser and (ii) (v) the Wilmot Project Site, (w) the Saint Solar Project Site, (x) the Blue Summit III Project Site, (y) the Harmony Solar Project Site, and (z) the Taylor Creek Solar Project Site, dated not earlier than one year prior to the Closing Date, together with, in each case of (w) through (z), a bring-down of such Phase I environmental site assessment dated not earlier than one hundred eighty (180) days prior to the Closing Date (but dated after the date of Commercial Operation), to the Purchaser (clauses (i) and (ii), collectively, the “Phase I Reports”); and
(b)Pine Brooke Holdings and NEER shall have executed and delivered, on or prior to the Closing Date, the Pine Brooke Build-Out Agreement, which shall remain in full force and effect;
(c)the Genesis MIPA shall be in full force and effect; and

(d)each of the conditions to the Genesis Closing set forth in the Genesis MIPA, including the conditions set forth in Sections 2.04(b)(i)-(iii) and Sections 2.05 (a)-(b) of the Genesis MIPA, shall be capable of satisfaction at the Genesis Closing within three (3) Business Days following the Closing Date.

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PART VI: ADDITIONAL REPRESENTATIONS AND WARRANTIES:
1.Additional Seller Representations and Warranties: In addition to the representations and warranties of Seller set forth in Article IV, Seller hereby represents and warrants to Purchaser (if “none” is written below, then there are no additional representations and warranties under Article IV of the Agreement):
(a)    none.

2.Additional Seller Representations and Warranties in respect of the Acquired Companies: In addition to the representations and warranties of Seller set forth in Article V, Seller hereby represents and warrants to Purchaser (if “none” is written below, then there are no additional representations and warranties under Article V of the Agreement):
(a)none.
3.Additional Purchaser Representations and Warranties: In addition to the representations and warranties of Purchaser set forth in Article VI, Purchaser hereby represents and warrants to Seller (if “none” is written below, then there are no additional representations and warranties under Article VI of the Agreement):
(a)none.
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PART VII: ADDITIONAL COVENANTS AND AGREEMENTS
1.Allocation of Purchase Price.
(a)For Tax purposes, the Purchase Price (together with any applicable adjustments thereto) shall be allocated among the assets of the Acquired Companies in a manner consistent with the allocations set forth on Schedule APP hereto.
(b)Seller shall cooperate with Purchaser to cause valid elections under Section 754 of the Code (and any corresponding provisions of state and local Tax law) to be in effect for the Acquired Companies for the taxable period in which Purchaser acquires the Interests.
2.Modified Transaction Terms; Good Faith Negotiations. In the event that, at any time prior to the Outside Date, Seller determines that (a) any of the Pine Brooke Projects will not achieve Commercial Operation by Outside Date (“Commercial Operation Delay”), or (b) the Tax Equity Financing shall not be consummated with respect to any Pine Brooke Project by the Outside Date (a “Tax Equity Financing Shortfall”), then, in the case of clause (a) and/or (b), Seller shall promptly deliver to Purchaser written notice thereof (a “Delay Notice”). For a period of sixty (60) days following the date of such Delay Notice, each of Seller and Purchaser shall negotiate in good faith and use their respective Commercially Reasonable Efforts to agree upon appropriate adjustments to the cash flow assumptions in the Portfolio Project Model and any modifications to the terms of the Agreement, this Acquired Companies Annex, or any other Transaction Documents (in each case, solely with respect to the Acquired Companies Acquisition) to take into account the effects of such Commercial Operation Delay or Tax Equity Financing Shortfall, including the potential removal of the affected Project (and the applicable Project Company) from the Acquired Companies Acquisition contemplated hereby, as may be mutually agreed upon by the Parties (a “Delay Agreement”), and the resulting effects thereof on the transaction terms.
3.Phase I Environmental Site Assessment. Notwithstanding anything in the Agreement (including provisions of Article X of the Agreement), Seller shall indemnify Purchaser for any Identified Environmental Losses (the “Environmental Reimbursement”). The Environmental Reimbursement shall not be subject to, or count towards the calculation of the Deductible Amount or the Maximum Indemnification Amount.
4.Pine Brooke Acquired Companies Additional Covenants. The additional covenants set forth in Section C of Appendix A of this Acquired Companies Annex, if any, are incorporated in Part VII of this this Acquired Companies Annex by reference and made a part of this Annex solely with respect to the Pine Brooke Acquired Companies.
5.Wilmot Project Company Additional Covenants. The additional covenants set forth in Section C of Appendix B of this Acquired Companies Annex, if any, are incorporated in Part VII of this this Acquired Companies Annex by reference and made a part of this Annex solely with respect to the Wilmot Project Company.
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6.Title Policies. Seller shall use its reasonable best efforts to obtain and deliver to Purchaser prior to the Closing an owner’s policy of title insurance in a form reasonably satisfactory to Purchaser with respect to each Project Site other than those for which such policies of insurance are set forth on the Pine Brooke Schedule Title Policies or Wilmot Schedule Title Policies as of the Effective Date.
7.Developer Fee. Seller shall cause that certain General Development and Construction Management Agreement, dated as of May 20, 2020, by and between the Harmony Solar Project Company and NextEra Energy Constructors, LLC, to be amended to reduce the Developer Fee from six and one-half percent (6.5%) to zero percent (0.0%).

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PART VIII: TERMINATION
1.Termination. The Acquired Companies Acquisition contemplated by this Acquired Companies Annex, and, except as otherwise provided in Section 8.2 of the Agreement, the applicability of the provisions of the Agreement to such Acquired Companies Acquisition, may be terminated, and the transactions contemplated hereby or thereby may be abandoned, as follows:

(a)the Agreement may be terminated with respect to the Acquired Companies Acquisition contemplated by this Acquired Companies Annex by the mutual written consent of Seller and Purchaser at any time prior to the Closing with respect to such Acquired Companies Acquisition having occurred, such termination to be effective as of the date both Seller and Purchaser have signed such written consent;
(b)the Agreement may be terminated with respect to the Acquired Companies Acquisition contemplated by this Acquired Companies Annex, by either Purchaser or Seller, by written notice to the other, if the Closing with respect to such Acquired Companies Acquisition, shall not have been consummated on or prior to the Outside Date, such termination to be effective as of the date such written notice is deemed duly given, provided or furnished in accordance with Section 12.1 of the Agreement; provided, however, that the right to terminate the Agreement with respect to such Acquired Companies Acquisitions under this subparagraph 1(b) shall not be available to Purchaser or Seller, as applicable, if Purchaser or Seller, as applicable, has breached any of its respective representations and warranties contained in the Agreement with respect to the Acquired Companies Acquisition contemplated by this Acquired Companies Annex or has failed to perform or comply with any of its respective obligations, covenants, agreements or conditions with respect to such Acquired Companies Acquisition required to be performed or complied with by such Party under the Agreement and such breach or failure has been the cause of, or resulted in, the failure of the applicable Closing to occur on or before such date;
(c)the Agreement may be terminated with respect to the Acquired Companies Acquisition contemplated by this Acquired Companies Annex, by either Purchaser or Seller, by written notice to the other, if there shall be any Law that makes consummation of the Acquired Companies Acquisition contemplated by this Acquired Companies Annex illegal or otherwise prohibited, or there shall be in effect a final non-appealable order of a Governmental Authority of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the Acquired Companies Acquisition contemplated by this Acquired Companies Annex, it being agreed that the Parties hereto shall comply with their obligations under Section 7.1 of the Agreement with respect to any adverse determination which is appealable, such termination to be effective as of the date such written notice is deemed duly given, provided or furnished in accordance with Section 12.1 of the Agreement;
(d)the Agreement may be terminated with respect to the Acquired Companies Acquisition contemplated by this Acquired Companies Annex by Seller, by written notice to Purchaser, if Purchaser has breached or failed to perform any representation, warranty,
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covenant or agreement contained in the Agreement or in this Acquired Companies Annex or if any representation or warranty of Purchaser contained in the Agreement or in this Acquired Companies Annex shall be untrue and, as a result thereof, any Closing Condition applicable to the Acquired Companies Acquisition contemplated by this Acquired Companies Annex would not then be satisfied at the time of such breach or failure, such termination to be effective as of the date such written notice is deemed duly given, provided or furnished in accordance with Section 12.1 of the Agreement; provided, however, that if such breach or failure is curable by Purchaser prior to the Outside Date through the exercise of its Commercially Reasonable Efforts, then for so long as Purchaser continues to exercise such Commercially Reasonable Efforts, Seller may not terminate the Agreement as to the Acquired Companies Acquisition contemplated by this Acquired Companies Annex under this subparagraph 1(d); provided, further, that Seller is not then in material breach of the terms of the Agreement applicable to such Acquired Companies Acquisition, and provided, further, that no cure period shall be required for a breach or failure which by its nature cannot be cured;
(e)the Agreement may be terminated with respect to the Acquired Companies Acquisition contemplated by this Acquired Companies Annex by Purchaser, by written notice to Seller, if Seller has breached or failed to perform any representation, warranty, covenant or agreement contained in the Agreement or in this Acquired Companies Annex or if any representation or warranty of Seller contained in the Agreement or in this Acquired Companies Annex shall be untrue and, as a result thereof, any Closing Condition applicable to the Acquired Companies Acquisition contemplated by this Acquired Companies Annex would not then be satisfied at the time of such breach or failure, such termination to be effective as of the date such written notice is deemed duly given, provided or furnished in accordance with Section 12.1 of the Agreement; provided, however, that if such breach or failure is curable by Seller prior to the Outside Date through the exercise of its Commercially Reasonable Efforts, then for so long as Seller continues to exercise such Commercially Reasonable Efforts, Purchaser may not terminate the Agreement as to the Acquired Companies Acquisition contemplated by this Acquired Companies Annex under this subparagraph 1(e); provided, further, that Purchaser is not then in material breach of the terms of the Agreement applicable to such Acquired Companies Acquisition, and provided, further, that no cure period shall be required for a breach or failure which by its nature cannot be cured;
(f)the Agreement may be terminated with respect to the Acquired Companies Acquisition contemplated by this Acquired Companies Annex by Seller, by written notice to Purchaser, if all the Closing Conditions applicable to the Acquired Companies Acquisition contemplated by this Acquired Companies Annex have been satisfied (other than applicable Closing Conditions that by their nature are to be satisfied at the applicable Closing) or waived in writing by the applicable Party and Purchaser fails to consummate the Acquired Companies Acquisition contemplated by this Acquired Companies Annex at the applicable Closing, such termination to be effective as of the
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date such written notice is deemed duly given, provided or furnished in accordance with Section 12.1 of the Agreement; or
(g)the Agreement may be terminated with respect to the Acquired Companies Acquisition contemplated by this Acquired Companies Annex by Purchaser, by written notice to Seller, if all the Closing Conditions applicable to the Acquired Companies Acquisition contemplated by this Acquired Companies Annex have been satisfied (other than applicable Closing Conditions that by their nature are to be satisfied at the applicable Closing) or waived in writing by the applicable Party and Seller fails to consummate the Acquired Companies Acquisition contemplated by this Acquired Companies Annex at the applicable Closing, such termination to be effective as of the date such written notice is deemed duly given, provided or furnished in accordance with Section 12.1 of the Agreement.
2.Effect of Termination. In addition to the applicable effects of termination of an Acquired Companies Acquisition set forth in Section 8.2 of the Agreement, if the Agreement is validly terminated with respect to the Acquired Companies Acquisition contemplated by this Acquired Companies Annex pursuant to paragraph 1 of this Part VIII, there will be no liability or obligation on the part of Seller or Purchaser (or any of their respective Representatives or Affiliates) with respect to the Acquired Companies Acquisitions contemplated by this Acquired Companies Annex, the Agreement shall thereupon terminate with respect to the Acquired Companies Acquisition contemplated by this Acquired Companies Annex and become void and of no further force and effect and the consummation of the Acquired Companies Acquisition contemplated by this Acquired Companies Annex shall be abandoned without further action of the Parties, except as provided in Section 8.2 of the Agreement.
3.Outside Date. As used in this Agreement, the “Outside Date” shall mean January 31, 2021; provided, however, that the Outside Date shall be extended automatically until March 31, 2021 for all purposes of the Acquired Companies Acquisition upon the occurrence of any of the following:
(a)if the condition set forth in Section 3.4(c) of the Agreement is not satisfied as of January 31, 2021 but all other Closing Conditions have been satisfied (other than those Closing Conditions that by their terms are to be satisfied by actions taken at the Closing, each of which shall be capable of being satisfied at the Closing); or
(b)if Seller shall have delivered a Delay Notice, automatically upon delivery of such Delay Notice to Purchaser pursuant to this paragraph 3.
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PART IX: MODIFICATIONS TO AGREEMENT
The following provisions of the Agreement are amended as follows with respect to the Acquired Companies Acquisition to which this Acquired Companies Annex applies (if “none” is written below, then there are no modifications made to provisions of the Agreement under this Part IX):
(a)Section 2.1 of the Agreement is hereby amended and restated in its entirety to read as follows:
“Section 2.1    Purchase and Sale. On the terms and subject to the conditions set forth in this Agreement, including any applicable Acquired Companies Annex, Purchaser shall purchase, acquire and accept from Seller, and Seller shall sell, transfer, assign, convey and deliver to Purchaser, on the Closing Date, all of Seller’s right, title and interest in the Interests.”
(b)The first sentence of Section 3.1 of the Agreement is hereby amended and restated in its entirety to read as follows:
“With respect to each Acquired Companies Acquisition, subject to the satisfaction of the Closing Conditions applicable to such Acquired Companies Acquisition, or the waiver thereof by the Party entitled to waive the applicable Closing Condition, the closing of the sale of the Interests and the consummation of such Acquired Companies Acquisition (each, a “Closing”) shall take place at the offices of Seller (or at such other place as the Parties may designate in writing) on the third (3rd) Business Day following the date on which all of the applicable Closing Conditions have been satisfied (other than Closing Conditions that by their nature are to be satisfied at the Closing but subject to the satisfaction or waiver of such Closing Conditions) or waived by the Party entitled to waive the applicable Closing Condition, or on such other Business Day thereafter on or prior to the Outside Date upon written notice of Closing delivered by Seller to Purchaser not less than five (5) Business Days in advance of such Closing Date; provided, that, in no event shall such Closing occur prior to the Inside Date set forth in the Acquired Companies Annex.”
(c)Subparagraph (b) of Section 3.2 of the Agreement is hereby amended and restated in its entirety to read as follows:
“(b)    [Reserved];”
(d)Subparagraph (a) of Section 5.2 of the Agreement is hereby amended and restated in its entirety to read as follows:
“(a)    Schedule 5.2 to the applicable Acquired Companies Annex accurately sets forth the ownership structure and capitalization of each Acquired Company as of the Closing Date.”
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(e)The first sentence of Section 5.12(g) of the Agreement is hereby amended and restated in its entirety to read as follows:
“Other than as described in Schedule 5.12(g) to the applicable Acquired Companies Annex, there is no pending litigation known to any Acquired Company or Seller affecting the Property, nor any eminent domain proceedings affecting or threatened against the Property, nor, to Seller’s Knowledge, has there been any occurrence that is reasonably foreseeable to result in any such litigation.”
(f)Section 5.14(e) and Section 5.14(f) of the Agreement are hereby deleted in their entirety and replaced with a new Section 5.14(e), a new Section 5.14(f) and a new Section 5.14(g) as follows:
“(e)    Except as set forth in Schedule 5.14(e) to the applicable Acquired Companies Annex, to Seller’s Knowledge, there has been no Release of any Hazardous Material as a result of acts or omissions of the Acquired Companies at or from any Property in connection with the Business that would reasonably be expected to result in a Material Adverse Effect.
(g)    Except as set forth in Schedule 5.14(f) or as provided in the Phase I Reports, Hazardous Materials are not present at, on, under, in, or about the Property or any real property which is the subject of any leases entered by any Acquired Company in connection with the Business (i) in violation of Environmental Law; (ii) which could reasonably be expected to give rise to liability under any applicable Environmental Law, materially interfere with the continued operations of the Business through and after the applicable Closing, or impair the value of the Property or any such leased property; or (iii) reasonably be expected to require remedial action.
(g)    This Section 5.14 contains the sole and exclusive representations and warranties of Seller with respect to Hazardous Materials, Environmental Laws, and other environmental matters, as identified herein.”
(g)    Section 5.21 of the Agreement is hereby amended and restated in its entirety to read as follows:
“Section 5.21. Insurance. Seller or its Affiliates maintain insurance policies or other arrangements with respect to the Business consistent with commercially reasonable terms and conditions.”
(g)The first sentence of Section 9.2(b) of the Agreement is hereby amended and restated in its entirety to read as follows:
“Seller shall be responsible for and indemnify Purchaser against any Tax with respect to any applicable Acquired Company that is attributable to a Pre-Closing Taxable Period or to that portion of a Straddle Taxable Period that ends on the applicable Closing Date (including, as applicable, any adjustment in the amount
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of any item of income, gain, loss, deduction, or credit of any Acquired Company, or any distributive share thereof, to the extent such adjustment results in an “imputed underpayment” as described in Code section 6225(b) or any analogous provision of state or local law); provided, however, that Seller shall not be liable for, and shall not indemnify Purchaser for, any liability for Taxes (i) that were included as a liability in calculating the applicable Post-Closing Working Capital Adjustment Payment; (ii) that were otherwise paid by Seller, (iii) that were recoverable from a Person other than the Purchaser or the applicable Acquired Companies or (iv) resulting from transactions or actions taken by Purchaser or the applicable Acquired Companies after the applicable Closing.”
(h)Solely with respect to the Pine Brooke Acquired Companies, the Agreement and this Acquired Companies Annex may be amended as provided in Section B of Appendix A of this Acquired Companies Annex.
(i)Solely with respect to the Wilmot Project Company, the Agreement and this Acquired Companies Annex may be amended as provided in Section B of Appendix B of this Acquired Companies Annex.
(j)Section 7.7 of the Agreement is hereby amended and restated in its entirety to read as follows:
“Section 7.7    Updating.
(a)    At any time prior to Closing, by written notice to Purchaser, Seller may supplement or amend any of the Schedules to include thereon any matters that have arisen after the Effective Date as a result of any actions or inactions of Seller and/or Affiliates in respect of any of the Company, any Project or any Facility that are not prohibited by Section 7.3, including any specific activities expected to be undertaken by Seller and its Affiliates during the Interim Period as set forth on Schedule 7.3. Any such Schedules that are supplemented or amended in accordance with this Section 7.7(a) shall be deemed so supplemented or amended for all purposes of this Agreement as if such matters were listed on such Schedules as of the Effective Date.
(b)    In addition to the supplement or amendments to the Schedules made by Seller pursuant to Section 7.7(a), Seller may from time to time notify Purchaser of any changes or additions to any of the Schedules to the Acquired Companies Annex that may be necessary to correct any matter that would otherwise constitute a breach of any representation or warranty of Seller in Articles IV or V or in the Acquired Companies Annex. No such updates made pursuant to this Section 7.7 shall be deemed to cure any inaccuracy of any representation or warranty made in this Agreement or in the Acquired Companies Annex as of the Effective Date or for purposes of Section 3.6(a), unless Purchaser specifically agrees thereto in writing; provided, however, that, if (i) the matter or matters giving rise to any such change or addition to the Schedules to the Acquired Companies Annex would, individually or collectively, cause the failure of one or more conditions to Closing
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set forth in Section 3.4, or Section 3.6(a) or (b) of the Agreement or Part V of the Acquired Companies Annex and (ii) the Closing shall occur as a result of the Purchaser’s waiving such conditions, then, notwithstanding anything to the contrary in this Agreement (including Article X), no such matter disclosed by Seller prior to the Closing that might constitute a breach of one or more representations or warranties of Seller in Articles IV or V of the Agreement, or in the Acquired Companies Annex, as of the Effective Date or as of the Closing Date shall be the basis for any Claim by Purchaser or any Purchaser Indemnified Party against Seller or any of its Affiliates, including any Indemnification Claim pursuant to Article X, other than to the extent of any Losses incurred by any Purchaser Indemnified Party arising out of a Third Party Claim.”
(k)Section 10.2(a)(ii) of the Agreement is hereby amended by adding the following to the end of such Section:
“provided, however, that Seller’s obligation to indemnify Purchaser Indemnified Parties against any Losses incurred by any Purchaser Indemnified Parties arising out of or relating to the Excluded Liabilities shall terminate on the third (3rd) anniversary of the Closing Date;”
(l)Section 10.2(a)(iii) of the Agreement is hereby amended by adding the following to the end of such Section:
“provided, further, that this Section 10.2(a)(iii) shall not apply to any Losses incurred by any Purchaser Indemnified Parties arising out of or relating to the Excluded Liabilities;”
(m)Section 10.2(a)(iv) of the Agreement is hereby amended by adding the following to the end of such Section:
“provided, further, this Section 10.2(a)(iv) shall not apply to any Losses incurred by any Purchaser Indemnified Parties arising out of or relating to the Excluded Liabilities; and”
(n)Section 10.2(a)(v) of the Agreement is hereby amended by adding the following to the end of such Section (but prior to the period (“.”)):
“, and provided, further, that in no event shall Seller’s aggregate liability for Losses incurred by any Purchaser Indemnified Parties arising out of or relating to the Excluded Liabilities exceed the Schedule RS Amount”

(o)Section 12.10 of the Agreement is hereby amended and restated in its entirety to read as follows:
“Section 12.10        Assignment; Binding Effect.
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(a)    At any time after the applicable Effective Date, Purchaser may assign (in whole or in part) to any of its Affiliates or subsidiaries (including Genesis) any and all of Purchaser’s right, title, and interest and any or all of its obligations under this Agreement and the Acquired Companies Annex (including, Appendix A and Appendix B of the Acquired Companies Annex), without the consent of Seller (but with notice given prior to or concurrently with such assignment) if such subsidiary or Affiliate assumes in writing all of such rights, interests and obligations of Purchaser upon which, Purchaser shall be released from such rights, interests and obligations under this Agreement and the Acquired Companies Annex so assigned and assumed (as applicable). In addition, Purchaser or its assignee may assign its rights to indemnification under this Agreement to Purchaser’s or such assignee’s lenders for collateral security purposes, but such assignment shall not release Purchaser or such assignee from its obligations hereunder.
(b)    Except as provided in Section 12.10(a), neither this Agreement nor any right, interest or obligation hereunder may be assigned by any Party without the prior written consent of the other Party, and any attempt to do so will be void, except for assignments and transfers by operation of Law.
(c)    This Agreement is binding upon, inures to the benefit of and is enforceable by the Parties and their respective successors and permitted assigns.”
(p)Section 12.14(a) of the Agreement is hereby amended and restated in its entirety to read as follows:
“(a)    This Agreement and each other Transaction Document (unless expressly provided otherwise therein), and all Disputes, claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or such Transaction Documents, the negotiation, execution or performance of this Agreement or such Transaction Documents (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or such Transaction Documents or as an inducement to enter into this Agreement or such Transaction Documents), whether for breach of contract, tortious conduct or otherwise, and whether predicated on common law, statute or otherwise shall be governed by and construed in accordance with the internal substantive Laws of the State of Delaware without giving effect to any conflict or choice of law provision.”
(q)Section 12.15(c)(iii) of the Agreement is hereby amended and restated in its entirety to read as follows:
“(iii)    The award rendered by the arbitration panel shall be: (1) in writing, signed by the arbitrators, stating the reasons upon which the award is based; (2) rendered as soon as practicable after conclusion of the arbitration; and (3) final and binding upon the Parties without the right of appeal to the courts, including the question of cost of the arbitration and all matters related thereto. Each of the Parties
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agrees that any judgment rendered by the arbitrators against it may be entered in either (1) the Court of Chancery of the State of Delaware to the extent that such court has or can exercise jurisdiction or (2) any federal or state court of competent jurisdiction located within the State of Delaware, to the extent that the Court of Chancery of the State of Delaware does not have or cannot exercise jurisdiction, and any such judgment entered in either such court may be executed against such Party’s assets in any jurisdiction. EACH OF THE PARTIES HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF (1) THE COURT OF CHANCERY OF THE STATE OF DELAWARE TO THE EXTENT THAT SUCH COURT HAS OR CAN EXERCISE JURISDICTION AND (2) ANY FEDERAL OR STATE COURT OF COMPETENT JURISDICTION LOCATED WITHIN THE STATE OF DELAWARE, TO THE EXTENT THAT THE COURT OF CHANCERY OF THE STATE OF DELAWARE DOES NOT HAVE OR CANNOT EXERCISE JURISDICTION, AND EACH PARTY HEREBY CONSENTS TO THE JURISDICTION OF SUCH COURTS (AND OF THE APPROPRIATE APPELLATE COURTS THEREFROM) IN ANY SUCH SUIT, ACTION OR PROCEEDING AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT ANY SUCH SUIT, ACTION OR PROCEEDING THAT IS BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HEREBY WAIVES, AND SHALL NOT ASSERT AS A DEFENSE IN ANY LEGAL DISPUTE, THAT (1) SUCH PARTY IS NOT SUBJECT THERETO, (2) SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT, OR IS NOT MAINTAINABLE, IN SUCH COURT, (3) SUCH PARTY’S PROPERTY IS EXEMPT OR IMMUNE FROM EXECUTION, (4) SUCH ACTION, SUIT OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR (5) THE VENUE OF SUCH ACTION, SUIT OR PROCEEDING IS IMPROPER. A FINAL JUDGMENT IN ANY ACTION, SUIT OR PROCEEDING DESCRIBED IN THIS SECTION FOLLOWING THE EXPIRATION OF ANY PERIOD PERMITTED FOR APPEAL AND SUBJECT TO ANY STAY DURING APPEAL SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE LAWS. THE ARBITRATORS SHALL, IN ANY AWARD, ALLOCATE ALL OF THE COSTS OF THE BINDING ARBITRATION (OTHER THAN EACH PARTY’S INDIVIDUAL ATTORNEYS’ FEES AND COSTS RELATED TO THE PARTY’S PARTICIPATION IN THE ARBITRATION, WHICH FEES AND COSTS SHALL BE BORNE BY SUCH PARTY), INCLUDING THE FEES OF THE ARBITRATORS, AGAINST THE PARTY WHO DID NOT PREVAIL. UNTIL SUCH AWARD IS MADE, HOWEVER, THE PARTIES SHALL SHARE EQUALLY IN PAYING THE COSTS OF THE ARBITRATION.”

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EXHIBIT A
GOVERNMENTAL AUTHORIZATION
[The list of Governmental Authorizations follows this cover page]

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1.None.

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EXHIBIT B
FORM OF PINE BROOKE BUILD-OUT AGREEMENT
[The form of Pine Brooke Build-Out Agreement follows this cover page]

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FINAL FORM

BUILD-OUT AGREEMENT

This BUILD-OUT AGREEMENT (this “Agreement”), dated as of December ___, 2020, is entered into by and between NEXTERA ENERGY RESOURCES, LLC, a Delaware limited liability company (“NextEra”), and PINE BROOKE CLASS A HOLDINGS, LLC, a Delaware limited liability company (“Pine Brooke Holdings”). NextEra and Pine Brooke Holdings shall be referred to hereunder collectively as the “Parties” and, individually as a “Party”.
PRELIMINARY STATEMENTS:
1.(i) Blue Summit III Wind, LLC (“Blue Summit III Wind”) has developed and owns an approximately 200.2 megawatt wind power electric generating facility located in Hardeman County, Texas (the “Blue Summit III Project”); (ii) Harmony Florida Solar, LLC (“Harmony Solar”) has developed and owns an approximately 74.5 megawatt solar photovoltaic electric generating facility located in Osceola County, Florida (the “Harmony Solar Project”); (iii) Taylor Creek Solar, LLC (“Taylor Creek Solar”) has developed and owns an approximately 74.5 megawatt solar photovoltaic electric generating facility located in Orange County, Florida (the “Taylor Creek Solar Project”); (iv) Ponderosa Wind, LLC (“Ponderosa Wind”) has developed and owns an approximately 200 megawatt wind power electric generating facility located in Beaver County, Oklahoma (the “Ponderosa Wind Project”); (v) Saint Solar, LLC (“Saint Solar”) has developed and owns an approximately 100 megawatt solar photovoltaic electric generating facility located in Pinal County, Arizona (the “Saint Solar Project”); (vi) Sanford Airport Solar, LLC (“Sanford Airport Solar”) has developed and owns an approximately 49.4 megawatt solar photovoltaic electric generating facility located in York County, Maine (the “Sanford Airport Solar Project”); and (vii) Soldier Creek Wind, LLC (“Soldier Creek Wind”) has developed and owns an approximately 300 megawatt wind power electric generating facility located in Nemaha County, Kansas (the “Soldier Creek Wind Project”); and Blue Summit III Wind, Harmony Solar, Taylor Creek Solar, Ponderosa Wind, Saint Solar, Sanford Airport Solar and Soldier Creek Wind, hereinafter collectively the “Project Owners”, and each, a “Project Owner”); each of the Blue Summit III Project, the Ponderosa Wind Project and the Soldier Creek Wind Project hereinafter collectively the "Wind Projects", and each a "Wind Project"; each of the Harmony Solar Project, Taylor Creek Solar Project, Saint Solar Project and Sanford Airport Solar Project hereinafter collectively the "Solar Projects", and each a "Solar Project"; and each of the Wind Projects and each of the Solar Projects hereinafter collectively the “Projects”, and each, a “Project”).
2.Pine Brooke, LLC a Delaware limited liability company (“Pine Brooke”), owns one hundred percent (100%) of the membership interests in each of the Project Owners.
3.Pine Brooke Holdings owns one hundred percent (100%) of the Class A membership interests in Pine Brooke.
4.Each of the Projects is located on the land described in the easements, rights of way, leases, deeds and other instruments in real property to which the applicable Project Owner is a party on the date hereof (“Project Easements”).

5.NextEra or its Affiliates own, or may in the future own options to, and/or may obtain, easements, leases or other land rights in neighboring or adjacent lands to one or more of the Projects (to the extent within (x) five (5) kilometers of any Wind Turbines on a Wind Project, and (y) to the extent any such rights are reasonably expected to result in any Shading and Soiling Effect on a Solar Project, the “Subsequent Phase Land Rights”, and together with the applicable Project Easements for any such Project, “Wind and Solar Project Land Rights”).
6.The Parties contemplate that the Subsequent Phase Land Rights would be used in connection with the construction of additional electric generating facilities and energy storage facilities.
7.The Parties wish to set forth the rights, obligations and restrictions binding on and in favor of the Parties and their Affiliates with respect to (a) the economic effects, if any, on each Project Owner as a result of the Wind Interference Effect (in the case of Wind Projects), Shading and Soiling Effect (in the case of Solar Projects), Transmission Access Effect and O&M Interference Effect caused by the Implementation of Subsequent Phases, (b) ensuring that the participants in each Subsequent Phase possess sufficient real estate rights in respect to transmission lines on and across the lands covered by the applicable Project Easements to develop that Subsequent Phase in an orderly and financeable manner, and (c) the protection of each of the Project Owner’s (as applicable) rights under the applicable Interconnection Agreement, in each such case, subject to the terms and conditions of this Agreement.
NOW, THEREFORE, in consideration of the mutual agreements, covenants, representations and warranties set forth herein, and other good and valuable consideration, the receipt and sufficiency of which the Parties acknowledge, and intending to be legally bound hereby, the Parties hereby agree to the following:
ARTICLE ONE
DEFINITIONS AND PRINCIPLES OF INTERPRETATION

1.1    Definitions. The following capitalized terms will have the respective meanings set forth below.
“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” or “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership, by contract, or otherwise. Any Person will be deemed to be an Affiliate of any specified Person if such Person owns more than fifty percent (50%) of the voting securities of the specified Person, if the specified Person owns more than fifty percent (50%) of the voting securities of such Person, or if more than fifty percent (50%) of the voting securities of the specified Person and such Person are under common control. For purposes of this Agreement, Affiliates of NextEra include (a) any investment funds or publicly-traded vehicles for the ownership of operating power generation or transmission assets (such as a “yield co”) controlled by the Class A Member, NextEra Energy, Inc. or an Affiliate of NextEra Energy, Inc., which, notwithstanding anything to the contrary contained herein, shall expressly include NextEra Energy Partners, LP (“NEP”), or an entity with

2

respect to which NEP or an Affiliate of NEP is the “managing member” (or otherwise exercises control) and has the rights to significant economic interests therein, in either case so long as NextEra or any Affiliate of NextEra controls (x) the general partner of NEP, (y) the “Manager” of NextEra Energy Operating Partners LP (“OpCo”) who is the counterparty to that certain Second Amended and Restated Management Services Agreement between OpCo and such “Manager” dated as of August 4, 2017 and (z) the Managing Member (as defined in the Pine Brooke Amended and Restated Limited Liability Company Agreement), and (b) the Class A Member so long as an entity that is an Affiliate of NextEra is the “Manager” or “managing member” of, or otherwise exercises control over, the Class A Member; provided that, for the avoidance of doubt, any equity investors in such Class A Member that are (i) not such “Manager” or “managing member” of, or otherwise do not control, such Class A Member that is an Affiliate of NextEra, and (ii) not otherwise covered in (a), shall not be an Affiliate of NextEra.
“Agreement” means this Build-Out Agreement, as amended from time to time.
“Build-Out Payment” means as to the Pine Brooke Acquired Companies, the amount set forth in cell D55 in the Pine Brooke DCF tab of the Project Model for the Pine Brooke Acquired Companies after the Project Model has been updated with any changes needed to take into account the Subsequent Phase Effect caused by a Subsequent Phase on the Pine Brooke Acquired Companies, as determined by NextEra in consultation with each of the applicable Independent Engineer, Independent Wind Consultant, and the applicable Independent Transmission Consultant.
“Class A Member” has the meaning ascribed to such term in the Pine Brooke Holdings Amended and Restated LLC Agreement.
“Class A Membership Interests” has the meaning ascribed to such term in the Pine Brooke Holdings Amended and Restated LLC Agreement.
“Class A Units” has the meaning ascribed to such term in the Pine Brooke Holdings Amended and Restated LLC Agreement.
[“Class B Cash Adjustment” means, on any date of determination, with respect to any Subsequent Phase, as to the Projects, (i) the excess, if any, of the Build-Out Payment shall be based on the Class B’s Pro Rata Share for all Subsequent Phases over Two Hundred Fifty Thousand Dollars ($250,000) for the Pine Brooke Acquired Companies.] 1
“Class B Member” has the meaning ascribed to such term in the Pine Brooke Holdings Amended and Restated LLC Agreement.
“Class B Membership Interests” has the meaning ascribed to such term in the Pine Brooke Holdings Amended and Restated LLC Agreement.
“Class B Units” has the meaning ascribed to such term in the Pine Brooke Holdings Amended and Restated LLC Agreement.

1 Note to Draft: Subject to revision.

3

[“Class C Cash Adjustment” means, on any date of determination, with respect to any Subsequent Phase, as to the Projects, (i) the excess, if any, of the Build-Out Payment shall be based on the Class C’s Pro Rata Share for all Subsequent Phases over Two Hundred Fifty Thousand Dollars ($250,000) for the Pine Brooke Acquired Companies.]
“Class C Member” has the meaning ascribed to such term in the Pine Brooke Holdings Amended and Restated LLC Agreement.
“Class C Membership Interests” has the meaning ascribed to such term in the Pine Brooke Holdings Amended and Restated LLC Agreement.
“Class C Units” has the meaning ascribed to such term in the Pine Brooke Holdings Amended and Restated LLC Agreement
“Deemed Non-Impacting Phase” means any Subsequent Phase the boundaries, or any physical infrastructure, of which are located more than one (1) kilometer from the boundaries, or any physical infrastructure, of a Solar Project.
“Governmental Authority” means the United States of America, any state, commonwealth, territory or possession thereof, any county or municipal government, any governmental authority and any political subdivision, or agency of any of the foregoing, including courts, departments, commissions, boards, bureaus, regulatory bodies, agencies or other instrumentalities, including any regional transmission organizations or independent system operators.
“Implementation” or “Implement” means as to each of the Projects, the material on-site development, construction or operation of any Subsequent Phase which could reasonably be expected to affect the applicable Project.
“Independent Engineer” has the meaning, with respect to a Project, the entity or entities, as the context may require, set forth as the “Independent Engineer” for such Project on Schedule 1 hereto.
“Independent Transmission Consultant” has the meaning, with respect to a Project, the entity or entities, as the context may require, set forth as the “Independent Transmission Consultant” for such Project on Schedule 1 hereto.
“Independent Wind Consultant” has the meaning, with respect to a Wind Project, the entity or entities, as the context may require, set forth as the “Independent Wind Consultant” for such Project on Schedule 1 hereto.
“Interconnection Agreement” means as to each of the Projects, (i) that certain Generator Interconnection Agreement2, dated April 9, 2019, by and among Blue Summit III Wind, Blue Summit Interconnection, LLC, and Electric Transmission Texas, LLC, (ii) that certain Large Generator Interconnection Agreement, dated August 1, 2019, by and among Harmony Solar and Orlando Utilities Commission, (iii) that certain Large Generator Interconnection Agreement,
2 To be revised to reflect Second Amended and Restated version.

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dated August 1, 2019, by and among Taylor Creek Solar and Orlando Utilities Commission, (iv) that certain Generator Interconnection Agreement, dated January 31, 2019, by and among Ponderosa Wind, Oklahoma Gas and Electric Company, and Southwest Power Pool, Inc., (v) that certain Large Generator Interconnection Agreement, dated February 26, 2020, by and among Saint Solar and Salt River Project Agricultural Improvement and Power District, (vi) that certain Large Generator Interconnection Agreement, dated March 13, 2018, by and among Sanford Airport Solar, ISO New England, Inc., and Central Maine Power Company, (vii) that certain Generator Interconnection Agreement, dated April 13, 2020, by and among Soldier Creek Wind, Evergy Kansas Central, Inc., and Southwest Power Pool, Inc.
“Law” means any applicable statute, law, ordinance, regulation, rate, ruling, order, restriction, requirement, writ, injunction, decree or other official act of or by any Governmental Authority.
“NextEra” has the meaning given in the preamble to this Agreement.
“O&M Interference Effect” means as to each of the Projects, the specifically identifiable increased costs or cash savings achieved by the applicable Project due to the Implementation of a Subsequent Phase as a result of sharing the Subsequent Phase Rights, facilities and infrastructure, all of the above as then reasonably determined by the Independent Engineer.
“Other Facility” means an electric generating facility, including without limitation an energy storage facility that does not include a Wind Turbine and does not contain photovoltaic modules.
“Parties” or “Party” has the meaning given in the preamble to this Agreement and shall include the respective successors and permitted assigns of each Party.
“Person” means a natural person, partnership, limited partnership, limited liability partnership, limited liability company, trust, business trust, estate, association, joint venture, cooperative, corporation, custodian, nominee or any other individual or entity in its own or any represented capacity.
“Phase Design” has the meaning given in Section 2.1(a).
“Pine Brooke Acquired Companies” has the meaning ascribed to the term “Acquired Companies” in the Purchase and Sale Agreement.
"Pine Brooke Holdings Amended and Restated LLC Agreement" means that certain Second Amended and Restated Limited Liability Company Agreement of Pine Brooke Holdings, dated as of ___________, as amended or amended and restated from time to time.
“Point of Interconnection” has the meaning given in each Interconnection Agreements.
“Project” or “Projects” has the meaning given in paragraph 1 of the Preliminary Statements to this Agreement, and shall include all related interconnection facilities, and all other rights necessary for the ownership and operation of the Projects and the sale of power from the Projects.

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“Project Easements” has the meaning given in paragraph 4 of the Preliminary Statements to this Agreement.
“Project Model” has the meaning set forth in the Purchase and Sale Agreement with respect to Blue Summit III Wind, Harmony Solar, Taylor Creek Solar, Ponderosa Wind, Saint Solar, Sanford Airport Solar, and Soldier Creek Wind, as modified from time to time pursuant to Section 2.1(i) of this Agreement for each Implementation of a Subsequent Phase for which a Class B Cash Adjustment and Class C Cash Adjustment has been paid.
“Purchase and Sale Agreement” means the Amended and Restated Purchase and Sale Agreement, dated as of February 22, 2016, as amended, supplemented and modified by the Amendment to Amended and Restated Purchase and Sale Agreement, dated as of [*], 2020, and the 2020 Acquired Companies Annex for the Pine Brooke Acquired Companies attached as Attachment 1 thereto.
“Repowering” or “Repowered” means the change of the height or rotor diameter or replacement of the equipment constituting a Wind Turbine with newer technology which increases the transmission impact of such Wind Turbine.
“Shading and Soiling Effect” means the identified detrimental effect on any Solar Project Owner due to the Implementation of a Subsequent Phase, calculated as a percentage reduction in the net capacity factor of the applicable Project set forth in the Project Model as a result of shading and/or soiling created or increased by the presence of the Subsequent Phase in connection with the Implementation of such Subsequent Phase, all of the above as then reasonably determined by the Independent Engineer; provided, that any Deemed Non-Impacting Phase shall be deemed not to result in any Shading and Soiling Effect.
“Subsequent Party” means, with respect to any Subsequent Phase, any Party, NextEra Affiliate, or other valid successor or assignee thereof that owns or plans to develop such Subsequent Phase.
“Subsequent Phase” means any (a) wind farm or expansion of a wind farm or Repowering of a wind farm, or (y) any solar farm or expansion of a solar farm, (b) any Other Facility or expansion thereof, which is to be Implemented using Subsequent Phase Rights; provided that, for the avoidance of doubt, any wind farm that is Implemented after giving effect to and complying with the terms and conditions of this Agreement (a “Compliant Project”), shall not, subject to the immediately following sentence, be a “Subsequent Phase” for purposes of Section 2.1 of this Agreement. Notwithstanding the foregoing, (1) in the event that such Compliant Project is a wind farm and more than two (2) Wind Turbines included in any Compliant Project are to be relocated or Repowered and such Wind Turbines would be within five (5) kilometers of any Project after such relocation or Repowering, (2) in the event that any electric generating equipment with capacity to generate more than 4.0 MW of electricity included in any Compliant Project is reasonably expected to result in any Shading and Soiling Effect (provided such relocation is within 1.0 (one) kilometer of a Project), then in each case the relocation or Repowering of the applicable electric generation equipment will be treated as an Implementation of a Subsequent Phase for purposes of Section 2.1 (other than the first sentence thereof) of this Agreement. For avoidance of doubt, the Projects shall not be, or be deemed for

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any purpose to be, a Subsequent Phase and any expansion of, or re-location of the electrical generation equipment at, the Projects shall not be subject to this Agreement.
“Subsequent Phase Effect” means (i) with respect to a Subsequent Phase that is a wind farm, the net effect on any Project of the aggregate of the Wind Interference Effect (to the extent the applicable Project is a Wind Project), Shading or Soiling Effect (to the extent the applicable Project is a Solar Project), the Transmission Access Effect and the O&M Interference Effect, and (ii) with respect to a Subsequent Phase that is a solar farm or an Other Facility, the net effect on any Project of the aggregate of the Shading or Soiling Effect (to the extent such Project is a Solar Project), Transmission Access Effect and the O&M Interference Effect.
“Subsequent Phase Land Rights” has the meaning given in paragraph 5 of the Preliminary Statements to this Agreement.
“Subsequent Phase Owner” mean any Party or NextEra Affiliate or any Subsequent Party which has or subsequently acquires Subsequent Phase Rights after the date of this Agreement.
“Subsequent Phase Rights” means (a) with respect to a Subsequent Phase that is an electric generation facility, the right to use (i) the Wind and Solar Project Land Rights, (ii) any facilities or infrastructure of a Project Owner, or (iii) a Project’s substation or the portion of the transmission line or facilities used by the applicable Project Owner which are located between such Project’s substation and the Point of Interconnection (regardless of whether such transmission line or transmission facility is owned directly or indirectly by the applicable Project Owner), and (b) with respect to a Subsequent Phase that is an energy storage facility, the rights to use (i) any facilities or infrastructure of the applicable Project Owner, or (ii) a Project’s substation or the portion of the transmission line or facilities used by the applicable Project Owner which are located between such Project’s substation and Point of Interconnection (regardless of whether such transmission line or transmission facility is owned directly or indirectly by the applicable Project Owner), in each case of clause (a) and (b), to the extent such right relates to the Implementation after the date hereof of a Subsequent Phase, the expansion after the date hereof of a Subsequent Phase (other than a Project), or the relocation or Repowering (as applicable) after the date hereof of more than two (2) Wind Turbines at a wind farm, more than 4.0 MW at a solar project or electric generating equipment with a capacity to generate more than 4.0 MW of electricity at any Other Facility (other than the applicable Project).
“Transmission Access Effect” means, with respect to the Implementation of a Subsequent Phase, as to each of the Projects, the identified detrimental effect on the applicable Project as a result of Subsequent Phase being granted access to and use of such Project’s substation or any transmission line or transmission facility used by any Project Owner located on the applicable Project’s side of each Point of Interconnection, including any increase in line losses and any added costs, expenses or losses (including lost revenues, on a grossed up basis, and lost federal and state production tax credits) of such Project associated with the curtailment, down time or line loss of such Project resulting from the upgrading, tying into, starting up, testing, commissioning or use of such Project’s substation, transmission line or transmission facility by the Subsequent Phase, as then reasonably determined by the Independent Transmission Consultant.

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“Wind and Solar Project Land Rights” has the meaning given in paragraph 5 of the Preliminary Statements to this Agreement.
“Wind Interference Effect” means, with respect to the Implementation of a Subsequent Phase, as to each of the Projects, the identified detrimental effect on any Project Owner, calculated as a percentage reduction in the net capacity factor of the applicable Project set forth in the Project Model as a result of wake effects created by the presence of Wind Turbines of the Subsequent Phase in connection with the Implementation of the Subsequent Phase, as then reasonably determined by the applicable Independent Engineer.
“Wind Turbine” means a wind turbine generator, each including the following components: a tower, a nacelle, turbine blades, controller/low voltage distribution panel console (including interconnecting cabling from the nacelle to the ground controller), control panels, wind vanes, FAA lighting, grounding, and anemometers.
1.2    Rules of Interpretation.
(a)    Titles, captions and headings in this Agreement are inserted for convenience only and will not be used for the purposes of construing or interpreting this Agreement.
(b)    In this Agreement, unless a clear, contrary intention appears: (i) the singular includes the plural and vice versa; (ii) reference to any Person includes such Person’s successors and assigns but, in the case of a Party, only if such assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (iii) reference to any gender includes each other gender; (iv) reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of this Agreement; (v) reference to any law means such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, including, if applicable, rules and regulations promulgated thereunder; (vi) reference to any Article or Section means such Article or Section of this Agreement, and references in any Article, Section or definition to any clause means such clause of such Article, Section or definition; (vii) “hereunder”, “hereof”, “hereto” and words of similar import will be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision of this Agreement; (viii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; and (ix) relative to the determination of any period of time, “from” means “from and including”, “to” means “to but excluding” and “through” means “through and including”.
(c)    Words and abbreviations not defined in this Agreement that have well-known technical or power industry meanings in the United States are used in this Agreement in accordance with those recognized meanings.
(d)    This Agreement was negotiated and prepared by the Parties with advice of counsel to the extent deemed necessary by each Party. The Parties have agreed to the wording of this Agreement, and none of the provisions of this Agreement will be construed against one Party on the ground that such Party is the author of this Agreement or any part of this Agreement.

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ARTICLE TWO
OBLIGATIONS AND RIGHTS OF THE PARTIES

2.1    Rights to Develop Subsequent Phases. In accordance with the terms of this Agreement, Pine Brooke Holdings acknowledges and agrees to the right of any Subsequent Phase Owner to Implement any Subsequent Phase. Each Party and each Subsequent Phase Owner which is a party hereto agrees that it will not Implement any Subsequent Phase, except in compliance with the procedures set forth in this Section 2.1. Without limiting the foregoing, NextEra agrees that it will not permit any of its Affiliates to Implement any Subsequent Phase unless such Affiliate complies with the procedures set forth in this Section 2.1 or enters into a build-out agreement with respect to such Subsequent Phase (an “Affiliate Build-Out Agreement”) in substantially the form of, or becomes a party to, this Agreement. In addition, NextEra further agrees that prior to it or any of its Affiliates selling or otherwise transferring any direct or indirect interest in an Affiliate of NextEra that has Subsequent Phase Rights to any non-Affiliate, it shall cause such Affiliate holding such Subsequent Phase Rights to become a party to this Agreement or to enter into a build-out agreement with respect to such Subsequent Phase Rights in substantially the form of this Agreement (a “Transferred Affiliate Build-Out Agreement”) unless the Affiliate holding such Subsequent Phase Rights continues to be controlled directly or indirectly by NextEra. Without limiting NextEra’s obligations under this Section 2.1, any Affiliate Build-Out Agreement or Transferred Affiliate Build-Out Agreement shall apply only to the Subsequent Phase Rights acquired by such Affiliate while it is an Affiliate of NextEra.
(a)    Prior to the later of (i) the beginning of the Implementation of any Subsequent Phase or (ii) ten (10) days following the execution of this Agreement, the Subsequent Phase Owner will, at its own expense, prepare and present to each Project Owner, the Independent Wind Consultant (to the extent the Subsequent Phase is wind farm), each Independent Engineer and each Independent Transmission Consultant a detailed development procedure (including the proposed design and construction timetable for the Subsequent Phase) (the “Phase Design”) sufficient to allow (i) the applicable Independent Engineer to analyze and determine on a preliminary basis the applicable Wind Interference Effect, applicable Shading and Soiling Effect and the applicable O&M Interference Effect and (ii) the applicable Independent Transmission Consultant to analyze and determine on a preliminary basis the applicable Transmission Access Effect. NextEra, or its Affiliates, and the Subsequent Phase Owner will cause (i) the applicable Independent Engineer to calculate the applicable Wind Interference Effect, applicable Shading and Soiling Effect, and the applicable O&M Interference Effect and (ii) the applicable Independent Transmission Consultant to calculate the applicable Transmission Access Effect; provided, however, that NextEra, its Affiliates and the Subsequent Phase Owner shall have no obligation to cause any Independent Engineer to perform such calculation with respect to (x) a Wind Interference Effect if no Wind Turbines of the Subsequent Phase will be within five (5) kilometers of any Wind Turbines of any Project, or (y) a Shading and Soiling Effect if no Solar Facilities or the Subsequent Phase will be within 1.0 (one) kilometer of any Solar Project.
(b)    Based on the Subsequent Phase Effect, if any, as reasonably determined by the applicable Independent Engineer (taking into account the Transmission Access Effect, if any, reasonably determined by the applicable Independent Transmission Consultant) under Section 2.1(a), NextEra will run the applicable Project Model for such Project or Projects, in each case,

9

changing the inputs or assumptions, as applicable, solely to give effect to the applicable Subsequent Phase Effect as calculated on a preliminary basis.
(c)    If the applicable Project Model is modified for the Subsequent Phase Effect, as reasonably determined by the applicable Independent Engineer (taking into account the Transmission Access Effect, if any, reasonably determined by the applicable Independent Transmission Consultant) on a preliminary basis, results in a Build-Out Payment greater than zero, then NextEra will determine the relevant Class B Cash Adjustment and Class C Cash Adjustment , assuming that the Subsequent Phase is built in accordance with the Phase Design. If a Class B Cash Adjustment and Class C Cash Adjustment is equal to zero, no further action is required under this Section 2.1(c).
(d)     [Reserved.]
(e)    As a condition to commencing construction of the Subsequent Phase or relocation of the applicable Wind Turbine included in such Subsequent Phase, the Subsequent Phase Owner will provide one or more guarantees by NextEra for any Class B Cash Adjustment and Class C Cash Adjustment, as applicable, or in lieu thereof, a letter of credit or other security in form and substance, and issued by a party, reasonably satisfactory to Pine Brooke Holdings.
(f)    Prior to commencement of operation of a Subsequent Phase (or any portion thereof which could reasonably be expected to affect any Project) on a commercial basis, the Subsequent Phase Owner and NextEra will cause the applicable Independent Engineer (taking into account the Transmission Access Effect, if any, reasonably determined by applicable the Independent Transmission Consultant) to calculate the Subsequent Phase Effect on a final basis to reflect the final design and construction timetable (including changes in the projected construction schedule and operations date).
(g)    Based on the Subsequent Phase Effect, if any, as reasonably determined by the applicable Independent Engineer (taking into account the Transmission Access Effect, if any, reasonably determined by the applicable Independent Transmission Consultant) under Section 2.1(f), NextEra will rerun the applicable Project Model for such Project or Projects, changing the inputs or assumptions, as applicable, solely to give effect to the final Subsequent Phase Effect.
(h)    If the final determination of the Subsequent Phase Effect, as reasonably determined by the applicable Independent Engineer (taking into account the Transmission Access Effect, if any, reasonably determined by the applicable Independent Transmission Consultant), in connection with the Implementation of the Subsequent Phase is negative as to Pine Brooke Holdings, NextEra will determine (i) the Class B Cash Adjustment and Class C Cash Adjustment , if applicable, and the Subsequent Phase Owner will, within thirty (30) days of such determination, pay any such Class B Cash Adjustment and Class C Cash Adjustment, as applicable, due to Pine Brooke Holdings. If the applicable Project Model, as modified on a final basis for the final Subsequent Phase Effect results in a Class B Cash Adjustment and Class C Cash Adjustment equal to zero, then, no further action is required under this Section 2.1(h) with respect to the Class B Units and Class C Units, as the case may be.

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(i)    Upon payment of a Class B Cash Adjustment and Class C Cash Adjustment, the applicable Project Model, will be revised to reflect, with respect to any Project or Projects, (i) the final Subsequent Phase Effect and (ii) the final Class B Cash Adjustment and Class C Cash Adjustment and, as so revised, will be the Project Model used for purposes of this Section 2.1 in respect of the next Subsequent Phase, if any.
(j)    If Pine Brooke Holdings disputes the calculation of a Class B Cash Adjustment and Class C Cash Adjustment, the Subsequent Phase Owner and the Parties shall meet and work together in good faith to resolve such dispute. If the Subsequent Phase Owner and the Parties cannot resolve such disagreement within twenty (20) days, the Subsequent Phase Owner shall pay the portion of any Class B Cash Adjustment and Class C Cash Adjustment, as the case may be, that is not in dispute and each shall appoint an independent expert to resolve such dispute. Thereafter, if such independent experts cannot agree within twenty (20) days of receiving all appropriate information, they shall jointly appoint a third independent expert whose decision shall be binding on the parties and failing agreement on such third independent expert within ten (10) days such third independent expert shall be appointed by the International Chamber of Commerce upon the request of any party. To the extent it is determined that any Class B Cash Adjustment and Class C Cash Adjustment was not calculated correctly, the Subsequent Phase Owner shall make a supplemental Class B Cash Adjustment and Class C Cash Adjustment, (with interest at the prevailing rate) as necessary. The cost of the independent experts shall be the responsibility of the Subsequent Phase Owner unless Pine Brooke Holdings or its Affiliates shall have acted in bad faith in which case they shall be obligated to pay such costs.
(k)    NextEra will not and will not permit any NextEra Affiliate to, and each Party agrees it will not, sell or transfer any Subsequent Phase Rights to another Subsequent Party, unless it simultaneously assigns and delegates to such Subsequent Party, and such Subsequent Party shall assume, the rights and obligations of the Subsequent Phase Owner under this Agreement to the extent relating to such Subsequent Phase or enters into a build-out agreement in respect of such Subsequent Phase in substantially the form of this Agreement; provided, that in connection with any assignment of any Subsequent Phase Rights relating to a Subsequent Phase which is being Implemented and for which a guaranty by NextEra, letter of credit or other security is outstanding, such guaranty, letter of credit or other security shall either remain in full force and effect or be replaced with another guaranty, letter of credit or other security in form and substance, and issued by a party which is, reasonably satisfactory to Pine Brooke Holdings.
ARTICLE THREE
GENERAL PROVISIONS

3.1    Notices. Any notice to be given under this Agreement will be in writing and will be delivered by hand or express courier against written receipt, or sent by prepaid first class mail, e-mail or facsimile copy to the Persons and addresses specified below (or such other Person or address as a Party may previously have notified all other Parties in writing for that purpose). A notice will be deemed to have been served when delivered by hand or express courier at that address or received by, e-mail (provided, in the case of e-mail only, that a copy is sent by one of the other delivery methods described in this Section 3.1) or facsimile copy, or, if sent by registered mail as aforesaid, on the date delivered. The names and addresses for the service of notices referred to in this Section 3.1 are:

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If to Pine Brooke Holdings, to:
Pine Brooke Class A Holdings, LLC
700 Universe Boulevard
Juno Beach, Florida 33408
Attention:    [Corporate Secretary – no such title]
Telephone:    (561) 304-5578
Facsimile:    (561) 691-7309
If to NextEra, to:
NextEra Energy Resources, LLC
700 Universe Boulevard
Juno Beach, Florida 33408
Attention:    Director, Business Management
Telephone:    (561) 304-5578
Facsimile:    (561) 691-7309

3.2    No Third Party Beneficiaries. This Agreement is solely for the benefit of the Parties, the Class B Members, the Class C Members and their respective successors and permitted assigns, and this Agreement will not otherwise be deemed to confer upon or give to any other third party any right, claim, cause of action, or other interest in this Agreement. It is hereby agreed that the Class B Members and the Class C Members as third party beneficiaries shall have the right to enforce the Agreement as if they were signatory parties thereto.
3.3    Amendment and Waiver. Neither this Agreement nor any term of this Agreement may be changed, amended or terminated orally, but only by written act of all of the Parties. No amendment to this Agreement may be made without Class B Member and Class C Member Approval (as defined in the Pine Brooke Holdings Amended and Restated LLC Agreement). No failure or delay on the part of a Party in the exercise of any right under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any such right preclude any other of further exercise thereof or of any other right.
3.4    Binding Nature; Assignment; Consent to Assignment. Except as required by Section 2.1(k), no Party will assign its rights and obligations under this Agreement without the prior written consent of the other Parties, and any such assignment contrary to the terms of this Agreement will be null and void and of no force and effect; provided, however, that (i) each of the Parties will be entitled, without in any way being released from its obligations under this Agreement, to assign its rights and obligations under this Agreement to an Affiliate thereof, and (ii) Pine Brooke Holdings or the Subsequent Phase Owner may assign its rights under this Agreement to any lender as collateral for its obligations in connection with any financing documents providing financing for the Project or a Subsequent Phase. Upon request of Pine Brooke Holdings or the Subsequent Phase Owner, any Party will execute a consent to said assignment to any such lender on reasonably acceptable terms and conditions.

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3.5    Governing Law. This Agreement will be deemed made and prepared and will be construed and interpreted in accordance with the internal laws of the State of Delaware, without regard to principles of conflicts of law thereof that may require the application of the law of another jurisdiction.
3.6    Counterparts. This Agreement may be executed in counterparts, each of which will be an original, but all of which, when taken together, will constitute one and the same instrument. Facsimile or electronic mail signatures (in .pdf format) will be accepted as original signatures for purposes of this Agreement.
3.7    Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning and interpretation of this Agreement.
3.8    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement (provided the substance of the agreement between the Parties is not thereby materially altered), and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable Laws, the Parties waive any provision of law that renders any provision of this Agreement prohibited or unenforceable in any respect.
3.9    Entire Agreement. This Agreement constitutes the entire understanding of the Parties with respect to the subject matter of this Agreement, and supersedes all prior statements or agreements, whether oral or written, among the Parties with respect to such subject matter.
3.10    No Agents. No Party nor any Affiliate thereof has retained any broker, agent or finder or incurred any liability or obligation for any brokerage fees, commissions or finder fees with respect to this Agreement or the transactions contemplated hereby.
3.11    Expenses. No Party will be responsible for paying any fees, costs or expenses incurred by any other Party in connection with the preparation, negotiation, execution or performance of this Agreement, except as otherwise provided in this Agreement.
3.12    Specific Performance; Consequential Damages. Each Party hereto may enforce its rights and the obligations of the other Parties by the remedy of specific performance. Except as expressly provided herein, in no event shall any party be liable hereunder to any other party for any indirect, consequential damages of any nature whatsoever, whether based on contract or tort, or for any punitive or exemplary damages.
3.13    Further Assurances. Each Party hereto agrees to provide such information and to take such other actions as may be necessary or reasonably requested by another Party hereto, which are not inconsistent with the provisions of this Agreement and which do not involve assumptions of obligations other than those provided for in this Agreement, in order to give full effect to this Agreement and to carry out the intent of this Agreement, including, without limitation, to amend this Agreement as reasonably requested by any lender or equity investor providing construction or term financing in connection with a Subsequent Phase; provided that

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any such amendment does not have a material adverse effect on any Project Owner or Pine Brooke Holdings.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the day and year first above written.
NEXTERA ENERGY RESOURCES, LLC
By:
Name:
Title:

[Signature Page to Build-Out Agreement]

PINE BROOKE CLASS A HOLDINGS, LLC
By:
Name:
Title:

EXHIBIT C
FORM OF PINE BROOKE HOLDINGS A&R LLC AGREEMENT
[The form of Pine Brooke Holdings A&R LLC Agreement follows this cover page]

873619.23-WILSR01A - MSW

FINAL FORM

SECOND AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
PINE BROOKE CLASS A HOLDINGS, LLC
A Delaware Limited Liability Company

[●], 20[●]

THE SECURITIES REPRESENTED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR REGISTERED OR QUALIFIED UNDER ANY SECURITIES OR BLUE SKY LAWS OF ANY STATE OR JURISDICTION. THEREFORE, THE SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED UNTIL A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR THE APPLICABLE STATE SECURITIES OR BLUE SKY LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD TO THE PROPOSED TRANSFER OR REGISTRATION OR QUALIFICATION UNDER THE SECURITIES ACT OR BLUE SKY LAWS IS NOT REQUIRED IN CONNECTION WITH THE PROPOSED TRANSFER.

870723.28-WILSR01A - MSW

i
870723.28-WILSR01A - MSW

870723.28-WILSR01A - MSW

EXHIBITS:
A – Members

SCHEDULES:
1 – Excluded Parties
2 – Interconnection Agreements

870723.28-WILSR01A - MSW

3 – Soldier Creek Transmission Proceeds
6.03(i) – Dispositions and Encumbrances
6.03(m) – Joint Ventures, Partnerships, Acquisitions
6.03(o) – Certain Material Contracts
6.03(q) – Certain Affiliate Transactions
6.03(z) – Certain Other Matters

870723.28-WILSR01A - MSW

SECOND AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
PINE BROOKE CLASS A HOLDINGS, LLC
This SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of Pine Brooke Class A Holdings, LLC, a Delaware limited liability company (the “Company”), dated as of [●] (the “Effective Date”), is adopted, executed, and agreed to by Pine Brooke Funding, LLC, a Delaware limited liability company, in its capacity as a Class A Member, effective upon the Effective Date (the “NEER Member”), KKR Pine Brooke Issuer LLC, a Delaware limited liability company, in its capacities as a Class B Member and as the Class B Member Representative hereunder, in each case, effective upon the SIP Closing Date (the “SIP Member”), NextEra Energy Partners Acquisitions, LLC, a Delaware limited liability company, in its capacity as a Class C Member, effective upon the NEP PSA Closing Date (“NEP Acquisitions”), Genesis Solar Holdings, LLC, a Delaware limited liability company, in its capacities as a Class C Member and as the Class C Member Representative hereunder, effective upon the Genesis Closing Date (“Genesis Solar Holdings”), and each other Person that may be admitted as a Member in accordance with the terms of this Agreement. Capitalized terms used throughout this Agreement and not otherwise defined have the meanings set forth in Article 1 of this Agreement.
RECITALS
The Company was previously formed under the Act (as defined below), and, in connection therewith, a Certificate of Formation of the Company (the “Delaware Certificate”) was filed in the Office of the Secretary of State of Delaware by the Initial Member, as the sole initial member of the Company.
Immediately prior to the Effective Date, the business and affairs of the Company are governed by the Amended and Restated Limited Liability Company Agreement of the Company, dated as of September 25, 2020 (the “Company LLC Agreement”).
Pursuant to the SIP PSA and the 2020 Acquired Companies Annex, on the SIP Closing Date: (a) SIP SellCo shall sell to the SIP Member all of SIP SellCo’s right, title, and interest in and to all of the outstanding Class B Units, together with the Pro Rata Share with respect to such Class B Units (the “Purchased Class B Units”), in exchange for payment by the SIP Member of the Class B Purchase Price to SIP SellCo; and (b) immediately upon such acquisition of the Purchased Class B Units at the SIP Closing, the SIP Member shall be admitted as a Class B Member of the Company and SIP SellCo shall cease to be a Class B Member of the Company.
Pursuant to the NEP Purchase Agreement, at the NEP PSA Closing: (i) US SellCo shall sell to NEP Acquisitions, among other things, all right, title, and interest of US SellCo to all of the outstanding Class C Units, together with the Pro Rata Share with respect to such Class C Units (the “Purchased Class C Units”); and (ii) immediately upon such acquisition of the Purchased Class C Units at the NEP PSA Closing, NEP Acquisitions shall be admitted as a Class C Member of the Company and US SellCo shall cease to be a Class C Member of the Company.
870723.28-WILSR01A - MSW

On the Genesis Closing Date, upon the consummation of the Genesis Closing pursuant to the Genesis MIPA, (i) NEP Acquisitions shall assign, through one or more assignments, distributions, or contributions to Affiliates of NEP Acquisitions, all right, title, and interest of NEP Acquisitions in and to all of the Purchased Class C Units to Genesis Solar Holdings, and (ii) immediately upon such acquisition of the Purchased Class C Units at the Genesis Closing, Genesis Solar Holdings shall be admitted as a Class C Member (and shall thereafter be referred to herein as the “NEP JV Member”), and NEP Acquisitions shall cease to be a Class C Member.
In connection with the foregoing, the parties hereto wish to amend and restate the Company LLC Agreement, effective as of the Effective Date, as set forth herein.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereto agrees as follows:
ARTICLE 1
DEFINITIONS

1.01    Definitions. As used in this Agreement, the following terms have the respective meanings set forth below or set forth in the Sections referred to below:
2020 Acquired Companies Annex means the Acquired Companies Annex attached as Attachment I to the 2020 Additional Acquired Companies Amendment, as may be amended, restated, supplemented, or otherwise modified from time to time.
2020 Additional Acquired Companies Amendment means that certain Additional Acquired Companies Amendment to the PSA, dated as of November 2, 2020, by and between the SIP Member and SIP SellCo.
Accrued MSA Amount has the meaning assigned that term in the Master Services Agreement.
Acquisition has the meaning assigned that term in Section 6.03(h).
Act means the Delaware Limited Liability Company Act, as amended from time to time, and any successor statute.
Administrative Services Agreement means each Administrative Services Agreement in effect between a Subsidiary of the Company and an Affiliate of the NEER Member and any other administrative services agreement entered into from time to time between any Subsidiary of the Company and any Affiliate of the NEER Member.
Affiliate means, with respect to any Person, (a) each entity that such Person Controls; (b) each Person that Controls such Person, including, in the case of a Member, such Member’s Parent, if any; and (c) each entity that is under common Control with such Person, including, in the case of a Member, each entity that is Controlled by such Member’s Parent, if any; provided that, with respect to any Member, an Affiliate shall include (y) a limited partnership or a Person Controlled by a limited partnership if the general partner of such limited

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partnership is Controlled by such Member’s Parent, if any, or (z) a limited liability company or a Person Controlled by a limited liability company if the managing member of the limited liability company is Controlled by such Member’s Parent, if any; provided, further, that, for purposes of this Agreement, neither the Company nor any of its Subsidiaries shall be an Affiliate of any Member or any of its Affiliates (other than the Company and its Subsidiaries), nor shall any Member or any of its Affiliates be deemed to be an Affiliate of any other Member or its Affiliates, solely by virtue of their respective ownership interests in or Control of the Company or any of its Subsidiaries. For the avoidance of doubt, Pine Brooke Company and its Subsidiaries are Affiliates of the Company.
Affiliate Transaction means any contract, agreement, or transaction (including any amendment, restatement, renewal, extension, modification, or termination of any existing contract, agreement, or transaction) between the Company or a Subsidiary of the Company, on the one hand, and the NEER Member, an Affiliate of the NEER Member (other than the Company or any Subsidiary of the Company), or their respective employees or officers, on the other hand, including, for the avoidance of doubt, the NEP Purchase Agreement and each O&M Agreement, Administrative Services Agreement, and Energy Management Services Agreement.
Affiliated Fund means, with respect to any specified Person, any Fund that is an Affiliate of such Person or that is advised by the same investment advisor as such Person or by an Affiliate of such investment advisor or such Person.
Affiliated Investment Vehicle means, with respect to any specified Person, any investment vehicle, entity, or managed account that is advised by the same investment advisor as such Person or an Affiliate of such Person.
Agreement has the meaning assigned that term in the preamble.
Alternative Method has the meaning assigned that term in Section 8.03(d).
Anti-Corruption Law means the FCPA or any other applicable Law related to bribery or corruption.
Applicable Portion has the meaning assigned that term in the Master Services Agreement.
Assets means all of the “Pine Brooke Class A Membership Interests” as that term is defined in the 2020 Acquired Companies Annex.
Assignee means any Person that acquires a Membership Interest (including any Class A Units, Class B Units, or Class C Units) or any portion thereof through a Disposition (but only to the extent permitted by Article VII); provided that an Assignee shall have no right to be admitted to the Company as a Member except in accordance with Section 7.01(b). The Assignee of a dissolved Member is the stockholder, partner, member, or other equity owner or owners of the dissolved Member to whom such Member’s Membership Interest is assigned by the Person conducting the liquidation or winding-up of such Member. The Assignee of a Member subject to a proceeding in Bankruptcy is (a) the successor-in-interest as a result of a proceeding in

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Bankruptcy to whom such Member’s Membership Interest is assigned by order of the bankruptcy court or other Governmental Authority having jurisdiction over such Bankruptcy, or (b) in the event of a general assignment for the benefit of creditors, the creditor to which such Membership Interest is assigned.
Available Cash means, with respect to any calendar month ending prior to the dissolution or liquidation of the Company, and without duplication:
(a)    the sum of all cash and all Cash Equivalents generated by the Company and its Subsidiaries and on hand at the end of such month, less
(b)    the amount of any cash reserves that is necessary or appropriate in the reasonable discretion and good faith of the Managing Member (i) to provide for the proper conduct of the business of the Company and its Subsidiaries (including reserves for future maintenance and capital expenditures and for anticipated expenses, liabilities, working capital, and future credit needs of the Company and its Subsidiaries) subsequent to such month, (ii) to provide for the payment of all scheduled payments of interest and principal in respect of outstanding loans made to the Company or any of its Subsidiaries, whether pursuant to Section 4.05 or otherwise, subject to Section 6.03(d), (iii) to comply with applicable Law or any loan agreement, security agreement, mortgage, debt instrument, or other agreement or obligation to which the Company or any of its Subsidiaries is a party or by which it is bound or its assets are subject, (iv) to provide for any payments owed by the Company and its Subsidiaries under any Project Financing Documents or Material Project Agreements (other than payments with respect to PPA Delay Liquidated Damages required to be paid by an Affiliate of the NEER Member), or other agreements to which the Company or any of its Subsidiaries is a party, and (v) to pay any Taxes (including interest and penalties thereon) assessed with respect to the Company or any of its Subsidiaries, including Pine Brooke Company.
Notwithstanding the foregoing, (A) the amount of any PPA Delay Liquidated Damages payable shall not be treated as an expense or liability of the Company or any of its Subsidiaries in determining the amount of Available Cash; (B) “Available Cash” (y) shall not include (1) any cash or Cash Equivalents from Capital Contributions made by Members or equity issuances (including any Tax Equity Interests) by any Subsidiaries of the Company (including, without limitation, pursuant to the Project Financing Documents, but excluding cash or Cash Equivalents from Deferred Contributions made by Tax Equity Investors), (2) any cash or Cash Equivalents held by the Company’s Subsidiaries to the extent that contractual or legal restrictions prohibit the distribution of such cash or Cash Equivalents to the Company, (3) without limitation of Section 6.03(d), any cash or Cash Equivalents from borrowing, refinancings, or refundings of Indebtedness of the Company or any of its Subsidiaries, (4) any Build-Out Payments, (5) Pre-Effective Date Excess Insurance Proceeds, Post-Effective Date Excess Insurance Proceeds, Sale Proceeds, Bankruptcy Recovery, Soldier Creek Transmission Proceeds, or Pine Brooke Company Liquidation Proceeds; or (6) any cash or Cash Equivalents received by the Company or any of the Company’s Subsidiaries or Affiliates in respect of any Subcontractor Delay Liquidated Damages or Network Upgrades (which amounts in this clause (6) shall be payable solely to the NEER Member in accordance with Section 5.09) and (z) with

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respect to the month in which a liquidation or dissolution of the Company occurs and any subsequent month shall be deemed to equal zero; and (C) the Members agree that all distributions of Available Cash to the holders of Class A Units, Class B Units, and Class C Units pursuant to Section 5.01 or otherwise under this Agreement shall be net of the amounts distributed by the Pine Brooke Company pursuant to the Pine Brooke Company LLC Agreement to the Tax Equity Investors in respect of the Tax Equity Interests.
Bankruptcy or Bankrupt means, with respect to any Person, that (a) such Person (i) makes a general assignment for the benefit of creditors; (ii) files a voluntary bankruptcy petition; (iii) becomes the subject of an order for relief or is declared insolvent in any federal or state bankruptcy or insolvency proceedings; (iv) files a petition or answer seeking for such Person a reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any Law; (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in a proceeding of the type described in subclauses (i) through (iv) of this clause (a); or (vi) seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of such Person or of all or any substantial part of such Person’s properties; or (b) against such Person, a proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any Law has been commenced and one hundred twenty (120) days have expired without dismissal thereof or with respect to which, without such Person’s consent or acquiescence, a trustee, receiver, or liquidator of such Person or of all or any substantial part of such Person’s properties has been appointed and ninety (90) days have expired without the appointment’s having been vacated or stayed, or ninety (90) days have expired after the date of expiration of a stay, if the appointment has not previously been vacated.
Bankruptcy Recovery means any proceeds received by the Company or its Subsidiaries in settlement of any claim (including any counterclaim), action, suit, or other proceeding in connection with any Bankruptcy of any other Person; provided that, for the avoidance of doubt, all distributions of Bankruptcy Recoveries to the holders of Class A Units, Class B Units and Class C Units pursuant to Section 5.02 shall be net of the amount of such Bankruptcy Recoveries distributed by the Pine Brooke Company pursuant to the Pine Brooke Company LLC Agreement to the Tax Equity Investors in respect of the Tax Equity Interests.
Benefit Plan has the meaning assigned that term in the SIP PSA.
Blue Summit III Wind Project means the approximately 200.2 megawatt wind power electric generating facility located in Hardeman County, Texas, including any ongoing development and construction with respect thereto.
Blue Summit Interconnection means Blue Summit Interconnection, LLC, a Delaware limited liability company.
Blue Summit Interconnection Agreement means the Second Amended and Restated ERCOT Standard Generation Interconnection Agreement, dated as of April 9, 2019, by and among Electric Transmission Texas, LLC, Blue Summit Interconnection, Blue Summit Wind, LLC, Blue Summit II Wind, LLC, Blue Summit III Wind, LLC, and Blue Summit Storage, LLC.

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Book Value means, with respect to any Company asset, the adjusted tax basis of such asset for United States federal income tax purposes, except as follows:
(a)    The initial Book Value of any asset contributed by a Member to the Company will be the gross fair market value of such asset (it being agreed that the initial Book Value of the NEER Member’s Initial Capital Contribution shall be as set forth in Section 4.03);

(b)    The Book Value of all assets of the Company will be adjusted to equal their respective gross fair market values immediately prior to (i) the contribution of money or other property to the Company by a new or existing Member as consideration for a Membership Interest; (ii) the distribution of money or other property by the Company to a Member as consideration for a Membership Interest; (iii) the liquidation of the Company; and (iv) at any other time at which revaluations of property are permitted to be made under Treasury Regulation Section 1.704-1(b)(2)(iv); provided that adjustments pursuant to clauses (i) through (iv) of this clause (b) shall be made only if the Managing Member determines in good faith that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members;

(c)    The Book Value of any asset distributed to any Member will be the gross fair market value of such asset on the date of distribution (taking Section 7701(g) of the Code into account);

(d)    The Book Value of Company assets will be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Section 734(b) of the Code or Section 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining the Capital Accounts pursuant to Treasury Regulations Section 1.704 1(b)(2)(iv)(m) and clause (c) of the definition of Net Profit and Net Loss; provided, however, that the Book Value will not be adjusted pursuant to this clause (d) to the extent the Managing Member determines that an adjustment pursuant to clause (b) of this definition is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (d); and

(e)    Whenever the fair market value of a Company asset is required to be determined pursuant to this definition, the Managing Member shall determine such fair market value in its reasonable discretion; provided that the fair market value of the Assets upon their contribution or deemed contribution to the Company by the NEER Member as of the Effective Date shall be equal to the NEER Member Initial Capital Contribution which amount shall be subject to adjustment upward or downward following the SIP Closing Date on a dollar-for-dollar basis with any adjustments to the Class B Purchase Price, pursuant to the SIP PSA.

Budget has the meaning assigned that term in Section 6.09.
Build Out Agreement means the Build-Out Agreement, dated as of [●], between NextEra Energy Resources, LLC, a Delaware limited liability company, and the Company, as may be amended, restated, supplemented, or otherwise modified from time to time.

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Build-Out Payment has the meaning assigned that term in each of the Build Out Agreements.
Business Day means any day other than a Saturday, a Sunday, or a holiday on which national banking associations in the State of Delaware are closed.
Capital Account means the account maintained by the Company for each Member in accordance with Section 4.08.
Capital Call has the meaning assigned that term in Section 4.04(a).
Capital Contribution means, with respect to any Member, the amount of money and the Book Value of any property (other than money) (reduced by the amount of any liabilities that are secured by such property) contributed, or deemed to be contributed, to the Company by such Member. Any reference in this Agreement to the Capital Contribution of a Member with respect to any Class A Units, Class B Units, or Class C Units acquired by such Member shall include the Capital Contribution of such Member’s predecessors in interest with respect to such Class A Units, Class B Units, and Class C Units. For the avoidance of doubt, as of (i) the Effective Date, the Initial Capital Contribution of the NEER Member shall be equal to the NEER Member Initial Capital Contribution, subject to adjustment pursuant to Section 4.03, (ii) the SIP Closing on the SIP Closing Date under the SIP PSA, the Initial Capital Contribution of the SIP Member shall be equal to the Class B Purchase Price, subject to adjustment pursuant to Section 4.03, and (iii) the Genesis Closing on the Genesis Closing Date under the Genesis MIPA, the Initial Capital Contribution of the NEP JV Member shall be an amount equal to the excess of the Closing NEP Purchase Price over the Wilmot Amount.
Capital Expenditures means the capital expenditures of the Company and its Subsidiaries; provided that Capital Expenditures shall not include any NEER Controlled Operating Expenditures.
Cash Equivalents means, as of any date, with respect to any Person, all demand deposits or similar accounts with deposits available for withdrawal upon prior notice of less than ten (10) days, all marketable debt securities, short-term instruments, United States treasury bills and other evidence of indebtedness issued or guaranteed by the United States, in each case, with maturity of ten (10) days or less as of such date.
Claim means any and all judgments, claims, actions, causes of action, demands, lawsuits, suits, proceedings, Governmental investigations or audits, arbitrations, inquiries, notices of violation, litigations, citations, summons or subpoenas of any nature, civil, criminal, administrative, regulatory, or otherwise, whether at Law or in equity, and any losses, assessments, fines, penalties, administrative orders, obligations, costs, expenses, liabilities, and damages (whether actual, consequential, or punitive), including interest, penalties, reasonable attorney’s fees, disbursements, and costs of investigations, deficiencies, levies, duties, imposts, remediation and cleanup costs, and natural resources damages.

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Class means any class of Units established pursuant to Section 4.01 which, as of the Effective Date, shall consist of Class A Units, Class B Units, and Class C Units, or any one of them, as the context requires.
Class A Member means a Person admitted to the Company as a Member holding Class A Units from time to time, in its capacity as such and not in its capacity as a holder of any other class or group of Membership Interest. As of the Effective Date, the NEER Member is the sole Class A Member.
Class A Percentage Interest means, as of any date, the percentage determined by dividing the number of Class A Units then held by a holder of Class A Units by the total number of Class A Units then outstanding.
Class A Permitted Financing means any debt financing, including debt securities or loans pursuant to indentures, debt facilities or commercial paper facilities, the issuance of notes, revolving credit loans, term loans, letters of credit, or similar instruments, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced, or refunded in whole or in part from time to time.
Class A Units has the meaning assigned that term in Section 4.01.
Class B Deficit Purchase Price Offset has the meaning assigned that term in Section 5.10.
Class B Distribution Offset has the meaning assigned that term in Section 5.07.
Class B Member means a Person admitted to the Company as a Member holding Class B Units from time to time, in its capacity as such and not in its capacity as a holder of any other class or group of Membership Interest. On the SIP Closing Date, immediately upon the consummation of the SIP Closing under the SIP PSA, the SIP Member shall be admitted as a Class B Member, and SIP SellCo shall cease to be a Class B Member.
Class B Member Approval means (a) for so long as the SIP Member and its Affiliates own all of the outstanding Class B Units, the prior written approval of the SIP Member, as the Class B Member Representative, and (b) if the SIP Member and its Affiliates no longer own all of the outstanding Class B Units, and (i) none of the Class B Units is held by NEER/NEP Class B Parties, the prior written approval of the Class B Member Representative, acting on behalf of Class B Members holding a Majority-in-Interest of the outstanding Class B Units; or (ii) if any Class B Units are held by NEER/NEP Class B Parties, the prior written approval of the Class B Members holding a Majority-in-Interest of the outstanding Class B Units.
Class B Member Representative means, as of the Effective Date, the SIP Member, and thereafter, as of any date of determination, the Class B Member Representative shall be such of the SIP Member’s Permitted Assignees designated as successor Class B Member Representative in accordance with Section 13.08; provided, however, that a Person may be permitted to serve as Class B Member Representative only if, and for so long as, such Person

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owns Class B Units or is the managing member or general partner that Controls a Class B Member.
Class B Percentage Interest means, as of any date, the percentage determined by dividing the number of Class B Units then held by a holder of Class B Units by the total number of Class B Units then outstanding.
Class B Permitted Financing means any credit facility, note or bond offering, or other issuance of debt securities (including the Senior Note Offering), solely to the extent (a) the net proceeds thereof are used on the Effective Date to finance the SIP Member’s acquisition of Class B Units or (b) constituting a Class B Permitted Refinancing.
Class B Permitted Refinancing means a “Permitted Refinancing,” as such term is defined in the Subordination Agreement, dated as of [●], 2020, by and between Management Co., the SIP Member, and the Purchasers named therein.
Class B Purchase Price means the “Closing Purchase Price,” as defined in the SIP PSA, subject to adjustment following the SIP Closing as set forth in the 2020 Acquired Companies Annex.
Class B Units has the meaning assigned that term in Section 4.01.
Class C Member means a Person admitted to the Company as a Member holding Class C Units from time to time, in its capacity as such and not in its capacity as a holder of any other class or group of Membership Interest. On the NEP PSA Closing Date, immediately upon the consummation of the NEP PSA Closing under the NEP Purchase Agreement, NEP Acquisitions shall be admitted as a Class C Member and US SellCo shall cease to be a Class C Member, and, thereafter, on the Genesis Closing Date, upon the consummation of the Genesis Closing pursuant to the Genesis MIPA, Genesis Solar Holdings shall be admitted as a Class C Member (and shall thereafter be referred to herein as the NEP JV Member), and NEP Acquisitions shall cease to be a Class C Member.
Class C Member Approval means (a) for so long as the NEP JV Member owns all of the outstanding Class C Units, the prior written approval of the NEP JV Member, as the Class C Member Representative, and (b) if the NEP JV Member no longer owns all of the outstanding Class C Units, and (i) none of the Class C Units is held by NEER Class C Parties, the prior written approval of the Class C Member Representative, acting on behalf of Class C Members holding a Majority-in-Interest of the outstanding Class C Units; or (ii) if any Class C Units are held by NEER Class C Parties, the prior written approval of the Class C Members holding a Majority-in-Interest of the outstanding Class C Units.
Class C Member Representative means, as of the Effective Date, the NEP JV Member, and thereafter, as of any date of determination, the Class C Member Representative shall be such of the NEP JV Member’s Permitted Assignees designated as successor Class C Member Representative in accordance with Section 13.09; provided, however, that a Person may be permitted to serve as Class C Member Representative only if, and for so long as, such Person

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owns Class C Units or is the managing member or general partner that Controls a Class C Member.
Class C Percentage Interest means, as of any date, the percentage determined by dividing the number of Class C Units then held by a holder of Class C Units by the total number of Class C Units then outstanding.
Class C Permitted Financing means any debt financing, including debt securities or loans pursuant to indentures, debt facilities or commercial paper facilities, the issuance of notes, revolving credit loans, term loans, letters of credit, or similar instruments, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced, or refunded in whole or in part from time to time.
Class C Units has the meaning assigned that term in Section 4.01.
Closing NEP Purchase Price has the meaning assigned that term in the NEP Purchase Agreement.
Code means the Internal Revenue Code of 1986, as amended.
Commission means the United States Securities and Exchange Commission.
Company has the meaning assigned that term in the preamble.
Company Level Taxes has the meaning assigned that term in Section 8.03(e).
Company LLC Agreement has the meaning assigned that term in the recitals.
Confidential Information means information and data (including all copies thereof), whether oral, written, or electronic, that constitutes proprietary or confidential information about the Company, the Members, or their respective Affiliates, including the terms of this Agreement and the Pine Brooke Company LLC Agreement, financial statements, tax reports, valuations, analyses of potential or actual investments, reports or other materials, and other documents and information concerning the affairs of the Company and the Members. Notwithstanding the foregoing, the term “Confidential Information” shall not include any information that:
(a)    is in the public domain at the time of its disclosure or thereafter, other than as a result of a disclosure directly or indirectly by a Member or its Affiliates in contravention of this Agreement;
(b)    is made available to a Member or its Affiliate from a source that, to such Member’s or its Affiliate’s knowledge, is not prohibited from disclosing such information to such Member or its Affiliates by a legal, contractual, or fiduciary obligation;
(c)    as to any Member or its Affiliates, was in the possession of such Member or its Affiliates prior to the execution of this Agreement and not subject to a separate confidentiality restriction or other legal, contractual, or fiduciary obligation; or

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(d)    has been independently acquired or developed by or on behalf of a Member or its Affiliates without violating any of the obligations of such Member or its Affiliates under this Agreement.
Contract has the meaning assigned that term in the SIP PSA.
Contractual Obligations has the meaning assigned that term in Section 6.03.
Control, Controls, or Controlled means the possession, directly or indirectly, through one or more intermediaries, of the following:
(a)    (i) in the case of a corporation, fifty percent (50%) or more of the outstanding voting securities thereof;  in the case of a limited liability company, general partnership or joint venture, the right to fifty percent (50%) or more of the distributions therefrom (including liquidating distributions);  in the case of a trust or estate, including a business trust, fifty percent (50%) or more of the beneficial interest therein;  in the case of a limited partnership  the right to fifty percent (50%) or more of the distributions therefrom (including liquidating distributions), where the general partner of such limited partnership is a corporation, ownership of fifty percent (50%) or more of the outstanding voting securities of such corporate general partner,  where the general partner of such limited partnership is a partnership, limited liability company or other entity (other than a corporation or limited partnership), the right to fifty percent (50%) or more of the distributions (including liquidating distributions) from such general partner entity, and  where the general partner of such limited partnership is a limited partnership, Control of the general partner of such general partner in the manner described under subclause (B) or (C) of this clause (iv), in each case, notwithstanding that such Person with respect to which Control is being determined does not possess, directly or indirectly through one or more Subsidiaries, the right to receive at least fifty percent (50%) of the distributions from such limited partnership, or (v) in the case of any other entity, fifty percent (50%) or more of the economic or beneficial interest therein; or
(b)    in the case of any entity, the power or authority, through ownership of voting securities, by contract or otherwise, to exercise predominant control over the management of such entity.
Covered Audit Adjustment has the meaning assigned that term in Section 8.03(d).
Covered Person has the meaning assigned that term in Section 6.08(a).
Decision Standard has the meaning assigned that term in Section 6.03.
Deferred Contributions has the meaning assigned that term in the Pine Brooke Company LLC Agreement.
Deficit Purchase Price Amount has the meaning assigned that term in the SIP PSA.

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Delaware Certificate has the meaning assigned that term in the recitals.
Delaware Courts has the meaning assigned that term in Section 11.03.
Dispose, Disposing, or Disposition means, with respect to any asset (including a Membership Interest or any portion thereof or any derivative or similar arrangement whereby a portion or all of the economic interests in, or risk of loss or opportunity for gain with respect to, such Membership Interest is transferred or shifted to another Person), a sale, assignment, lease, transfer, conveyance, gift, exchange, or other disposition of such asset, whether such disposition be direct or indirect, voluntary, involuntary, or by operation of Law, including the following: (a) in the case of an asset owned by a natural person, a transfer of such asset upon the death of its owner, whether by will, intestate succession, or otherwise; (b) in the case of an asset owned by an entity, (i) a sale of the equity of such entity, or a merger, division, or consolidation of such entity (other than a merger in which such entity is the survivor thereof) or (ii) a distribution of such asset, including in connection with the dissolution, liquidation, winding-up, or termination of such entity to such entity’s shareholders, members, partners, or other holders of equity interests; and (c) a disposition in connection with, or in lieu of, a foreclosure of an Encumbrance; but such terms shall not include the creation of an Encumbrance itself; provided that (A) with respect to the SIP Member, any Disposition of equity interests in KKR Neon Holdco L.P. or any entity that holds a direct or indirect interest in KKR Neon Holdco L.P. shall not be subject to the restrictions set forth in Article 7; provided, however, that such Disposition shall (1) remain subject to Section 7.01(b)(iv) and Section 7.01(b)(v) and (2) require the prior written consent of the NEER Member if the proposed Assignee is an Excluded Party; (B) with respect to the NEER Member, any Disposition of equity interests in NEER or in any entity the holds a direct or indirect interest in NEER shall not be subject to the restrictions set forth in Article 7; provided, however, that such Disposition shall remain subject to Section 7.01(b)(iv) and Section 7.01(b)(v); and (C) with respect to the NEP JV Member, any Disposition of equity interests in the NEP JV Member or any entity that holds a direct or indirect interest in the NEP JV Member that is permitted under the Genesis LLC Agreement shall not be subject to the restrictions set forth in Article 7; provided, however, that such Disposition shall (1) remain subject to Section 7.01(b)(iv) and Section 7.01(b)(v) and (2) require the prior written consent of the NEER Member if the proposed Assignee is an Excluded Party.
Disposing Member means any Member that proposes to consummate a Disposition, of all or any portion of its Membership Interest (whether or not the proposed Disposition is to another Member).
Disposition Notice has the meaning assigned that term in Section 7.01(a).
Dispute has the meaning assigned that term in Section 11.01.
Disputing Member has the meaning assigned that term in Section 11.01.
Dissolution Event has the meaning assigned that term in Section 12.01.
Economic Risk of Loss has the meaning assigned that term in Treasury Regulation Section 1.752-2(a).

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Effective Date has the meaning assigned that term in the preamble.
Election Out has the meaning assigned that term in Section 8.03(c).
Emergency means (a) a sudden, unexpected event that requires prompt action by the Company to avoid, prevent, or mitigate (i) imminent harm to Persons or property, including injury, illness, or death of any individual or damage to the properties or assets of the Company or its Subsidiaries, any other Person, natural resources (including wildlife), or the environment; (ii) any damage or disrepair to any property or assets of the Company or its Subsidiaries (including repairs or replacements thereof); or (iii) any material violation of applicable Law; or (b) an action required to prevent an imminent material default by the Company or any of its Subsidiaries, or to cure a material default, on any Material Project Agreement or Material Contract (assuming, for purposes of this definition, that the Blue Summit Interconnection Agreement is a Material Contract) to which the Company or any of its Subsidiaries is a party (other than a default under an Affiliate Transaction, but only to the extent relating to obligations other than the payment of money).
Emergency Capital Call has the meaning assigned that term in Section 4.04(a).
Emergency Loan has the meaning assigned that term in Section 4.05(d).
Encumber, Encumbering, or Encumbrance means the creation of a security interest, lien, pledge, mortgage, or other encumbrance, whether such encumbrance be voluntary, involuntary, or by operation of Law.
Energy Management Services Agreement means each Energy Management Services Agreement in effect between a Subsidiary of the Company and an Affiliate of the NEER Member and any other energy and management services agreement entered into from time to time between any Subsidiary of the Company and any Affiliate of the NEER Member.
Exchange Act means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
Excluded Party means (a) the Persons listed on Schedule 1 hereto and (b) any Sanctioned Person.
FCPA means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.
Fiscal Year means any twelve (12) month period commencing on January 1 and ending on December 31.
Fund means a private equity, infrastructure, or other investment fund entity.
GAAP means generally accepted accounting principles in the United States of America, consistently applied; provided that, for any financial statements prepared as of a certain date, GAAP referenced therein shall be GAAP as of the date of such financial statements.

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Genesis Closing means the “Initial Closing,” as such term is defined in the Genesis MIPA.
Genesis Closing Date means the “Initial Closing Date,” as such term is defined in the Genesis MIPA.
Genesis Liquidity Event means a Liquidity Event (as such term is defined in the Genesis LLC Agreement).
Genesis LLC Agreement means the Third Amended and Restated Limited Liability Company Agreement of Genesis Solar Holdings, dated on or about the date hereof, as may be amended, restated, supplemented, or otherwise modified from time to time.
Genesis MIPA means the Membership Interest Purchase Agreement, dated as of November 2, 2020, by and among Genesis Solar Holdings, LLC, a Delaware limited liability company, Genesis Solar Funding, LLC, a Delaware limited liability company, the Class B Purchasers party thereto, including KKR Genesis TL Borrower LLC, a Delaware limited liability company, as a Class B Purchaser and as the Class B Purchaser Representative, and NextEra Energy Partners, LP, a Delaware limited partnership (solely to the extent of the “NEP Obligations” (as defined therein) set forth therein).
Genesis Solar Holdings has the meaning assigned that term in the preamble.
Governmental Authority (or Governmental) means a federal, state, local or foreign governmental or quasi-governmental authority; a state, province, commonwealth, territory or district thereof; a county or parish; a city, town, township, village, or other municipality; a district, ward, or other subdivision of any of the foregoing; any executive, legislative, or other governing body of any of the foregoing; any agency, authority, board, department, system, service, office, commission, committee, council, or other administrative body of any of the foregoing; any court or other judicial body, or any arbitration body or tribunal; and any officer, official, or other representative of any of the foregoing.
Guaranteed Tax Credit Dispute means any audit, administrative, or judicial process relating to tax credits under Section 45 or Section 48 of the Code allocated by a Tax Equity Entity to any Tax Equity Investor for which (a) the Tax Equity Entity’s recourse against the Company following an adverse determination related to such tax credits is supported by a payment guarantee by an Affiliate of the NEER Member or (b) an Affiliate of the NEER Member agrees in writing to provide an indemnity to the Company with respect to any adverse determination of such audit, administrative, or judicial process, in the amount of any excess of (i) the net present value (using a discount rate of 6.50%) of any adjustment to Deferred Contributions or reduction in the pro forma amount of Pine Brooke Available Cash Flow projected to be distributed to the Company under the Pine Brooke Company LLC Agreement in the absence of such adverse determination over (ii) the amount of any settlement payment with respect to such audit, administrative, or judicial process that is approved by Class B Member Approval and Class C Member Approval.

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Harmony Solar Power Purchase Agreement means that certain Renewable Energy Power Purchase Agreement, dated as of May 16, 2018, by and between Orlando Utilities Commission and Holopaw Solar, LLC, as amended on July 11, 2019, and December 5, 2019, and as may be further amended from time to time.
Harmony Solar Project means the approximately 74.5 megawatt solar photovoltaic electric generating facility located in Osceola County, Florida, including any ongoing development and construction with respect thereto.
including means including, without limitation.
Indebtedness means any amount payable by a Person as debtor, borrower, issuer, guarantor, or otherwise pursuant to (a) an agreement or instrument involving or evidencing money borrowed, or the advance of credit, including the face amount of any letter of credit supporting the repayment of indebtedness for borrowed money issued for the account of such Person or its Subsidiaries and obligations under letters of credit and agreements relating to the issuance of letters of credit or acceptance of financing (in each case, only to the extent undrawn or, in the case of any drawing, not cash collateralized or reimbursed within two (2) Business Days of the date drawn), (b) indebtedness of a third party described in clauses (a), (c), or (d) of this definition that is (i) guaranteed by such Person or its Subsidiaries or (ii) secured by any Encumbrance on assets owned or acquired by, such Person or its Subsidiaries, whether or not the indebtedness secured thereby has been assumed such Person or its Subsidiaries; provided that, in the case of any Indebtedness described in this clause (ii), the amount of such Indebtedness shall be deemed to be the lesser of the outstanding principal amount of such Indebtedness or the fair market of the assets of such Person or its Subsidiaries securing such Indebtedness, (c) purchase-money indebtedness and capital lease obligations classified as such in accordance with GAAP (other than as a result of the adoption or implementation of Accounting Standards Codification No. 842 or any successor provision or amendment or other modification thereto), (d) obligations evidenced by bonds, debentures, notes or other instruments of debt securities, or by warrants or other rights to acquire any debt instruments or debt securities.

Independent Manager has the meaning assigned that term in the SIP Member LLC Agreement as in effect as of the Effective Date.
Independent Manager Provisions means those provisions set forth in Section 10 of the SIP Member LLC Agreement as in effect as of the Effective Date.
Initial Capital Contribution has the meaning, with respect to each of the NEER Member, the SIP Member, and the NEP JV Member, assigned that term in Section 4.03 with respect to such Member.
Initial Member means ESI Energy, LLC, a Delaware limited liability company.
Insolvency Proceeding has the meaning assigned that term in the Master Services Agreement.

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Interconnection Agreement means (i) those agreements set forth on Schedule 2 hereto; and (ii) any other interconnection agreement entered into from time to time between any Subsidiary of the Company and any public utility or transmission provider.
Law means any federal, state, local, or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law (including common law), rule, or regulation.
LIBOR has the meaning assigned that term in the Credit Agreement (as that term is defined in the SIP PSA).
Major Decisions has the meaning assigned that term in Section 6.03.
Majority-in-Interest means, as of any date, with respect to each Class of Units, Members holding Units representing at least 50.1% of the aggregate Pro Rata Share represented by all outstanding Units of such Class of Units.
Make-Whole Amount has the meaning assigned that term in the Note Purchase Agreement (or any comparable provision under any Class B Permitted Refinancing).
Management Co. means SIP Management LLC, a Delaware limited liability company.
Management Fee has the meaning assigned that term in the Master Services Agreement.
Management Fee Loan has the meaning assigned that term in the Master Services Agreement.
Managing Member means the NEER Member or any other Person hereafter appointed as a successor Managing Member of the Company as provided in Section 6.01, each in its capacity as such.
Master Services Agreement means the Master Services Agreement, dated as of November 2, 2020, by and between KKR Pine Brooke Issuer LLC and Management Co., as may be amended, restated, supplemented, or otherwise modified from time to time, including by the Additional Services Amendment to the Master Services Agreement, dated as of November 2, 2020, between KKR Pine Brooke Issuer LLC and Management Co., and the 2020 Services Annex attached thereto.
Material Contract has the meaning assigned that term in the SIP PSA.
Material Project Agreements means any Power Purchase Agreements, engineering procurement and construction contracts, development and construction management agreements, equipment supply agreements (including turbine or module supply agreements), operation and maintenance agreements, administrative services agreements, energy management services agreements, shared or common facilities agreements, real property lease agreements,

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interconnection agreements, or build-out agreements to which the Company or any of its Subsidiaries is a party, or any credit support thereunder.

Member means (a) the NEER Member, effective as of the Effective Date, (b) the SIP Member, effective upon the SIP Closing on the SIP Closing Date, (c) NEP Acquisitions, effective upon the NEP PSA Closing on the NEP PSA Closing Date and continuing until the Genesis Closing on the Genesis Closing Date, (d) the NEP JV Member, effective upon the Genesis Closing on the Genesis Closing Date, and (e) each other Person hereafter admitted to the Company as a New Member in accordance with this Agreement; provided, however, that the term “Member” does not include any Person who has ceased to be a member of the Company (including, from and after the Genesis Closing, NEP Acquisitions).

Member Nonrecourse Debt has the meaning assigned to the term “partner nonrecourse debt” in Treasury Regulation Section 1.704-2(b)(4).

Member Nonrecourse Debt Minimum Gain has the meaning assigned to the term “partner nonrecourse debt minimum gain” in Treasury Regulation Section 1.704-2(i)(2).

Member Nonrecourse Deductions has the meaning assigned to the term “partner nonrecourse deductions” in Treasury Regulation Section 1.704-2(i)(1).

Membership Interest means, with respect to any Member, (a) such Member’s status as a Member; (b) that Member’s right, as a holder of Class A Units, Class B Units, or Class C Units, to a portion of the income, gain, loss, deduction, and credits of, and the right to receive distributions from, the Company; (c) all other rights, benefits and privileges enjoyed by that Member (under the Act, this Agreement, or otherwise) in its capacity as a Member, including such Member’s rights to vote, consent, and approve matters, as set forth in this Agreement; and (d) all obligations, duties, and liabilities imposed on such Member (under the Act, this Agreement, or otherwise) in its capacity as a Member.

Minimum Gain has the meaning assigned that term in Treasury Regulation Section 1.704 2(d).
National Securities Exchange means an exchange registered with the Commission under Section 6(a) of the Exchange Act (or any successor to such Section).
NEER means NextEra Energy Resources, LLC, a Delaware limited liability company.
NEER Class C Parties means, as of any date, such of the NEER Member and its Affiliates and Permitted Assignees that hold Class C Units on such date (and each, individually, a “NEER Class C Party”).
NEER Controlled Operating Expenditures means (a) labor costs (including salaries, wages, and benefits); (b) administrative or support services costs; (c) the cost of performing and purchasing materials for the routine, day-to-day operation of the Projects; (d) the costs of performing and purchasing materials for routine maintenance and inspections (such as

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maintenance that is automatically performed each year in connection with day to day operations and excluding outages); and (e) the up-front costs of performing non-routine maintenance or inspections (e.g., maintenance that is not automatically performed each year in connection with day-to-day operations) and planned outages, in each case, paid or incurred by the Company or its Subsidiaries, either directly or indirectly, except to the extent such expenditure is a fixed fee under any Material Project Agreement; provided, however, that in no event shall any of the following constitute NEER Controlled Operating Expenditures: (i) any Taxes, (ii) premiums or other costs of insurance coverage, or (iii) rent or other payments pursuant to leases of real property that are not Affiliate Transactions (unless approved with Class B Member Approval and Class C Member Approval).
NEER Member has the meaning assigned that term in the preamble.
NEER Member Initial Capital Contribution means, with respect to the NEER Member, an amount, as of the Effective Date, equal to $[●], subject to adjustment as set forth in Section 4.03.
NEER/NEP Class B Parties means, as of any date, such of the NEER Member and the NEP JV Member and their respective Affiliates and Permitted Assignees that hold Class B Units on such date (and each, individually, a “NEER/NEP Class B Party”).
NEP Acquisitions has the meaning assigned that term in the preamble.
NEP JV Managing Member means the “Managing Member,” as such term is defined in the Genesis LLC Agreement.
NEP JV Member has the meaning assigned that term in the recitals.
NEP PSA Closing means the “Closing,” as such term is defined in the NEP Purchase Agreement.
NEP PSA Closing Date means the “Closing Date,” as such term is defined in the NEP Purchase Agreement.
NEP Purchase Agreement means that certain Amended and Restated Purchase and Sale Agreement, dated as of February 22, 2016, by and between US SellCo and NEP Acquisitions (as heretofore amended from time to time, and as amended by that certain Amendment to the Amended and Restated Purchase and Sale Agreement (2020 Projects), dated as of November 2, 2020).
Net Profits and Net Loss means, for each Fiscal Year or other period, an amount equal to the Company’s taxable income or loss for such year or period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

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(a)    any income of the Company that is exempt from federal income tax not otherwise taken into account in computing Net Profits or Net Loss shall be added to such taxable income or loss;
(b)    any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Net Profits or Net Loss shall be subtracted from such taxable income or loss;
(c)    income, gain, or loss resulting from any Disposition of, distribution to a Member of, or depreciation, amortization, or other cost recovery deductions with respect to, Company property shall be computed by reference to the Book Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Book Value;
(d)    in the event the Book Value of any Company asset is adjusted pursuant to clause (b) or clause (c) of the definition of Book Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Profits and Net Losses;
(e)    to the extent an adjustment to the adjusted tax basis of any asset pursuant to Section 734(b) of the Code or Section 743(b) of the Code is required pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution (other than in liquidation of a Member’s interest in the Company), the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Profits or Net Losses; and
(f)    notwithstanding any other provision of this definition of “Net Profits” and “Net Loss,” any item that is specially allocated pursuant to Section 5.04(c) shall not be taken into account in computing Net Profits or Net Loss. The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Section 5.04(c) shall be determined by applying rules analogous to those set forth in this definition of “Net Profits” and “Net Loss.”
Network Upgrades has the meaning, with respect to a Subsidiary of the Company, assigned that term in the applicable Interconnection Agreement to which such Subsidiary of the Company is a party.
New Member means a Person, other than the NEER Member, the SIP Member, and the NEP JV Member, admitted as Member after the Effective Date pursuant to the terms and conditions herein.
Nonrecourse Deductions has the meaning assigned that term in Treasury Regulation Section 1.704-2(b).

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Note Purchase Agreement means the Note Purchase Agreement, dated as of November 2, 2020, by and among the SIP Member, as Issuer, KKR Pine Brooke Issuer Parent LLC, as Pledgor, The Bank of New York Mellon Trust Company, N.A., as Collateral Agent for the Secured Parties, and the Purchasers of Senior Notes party thereto (as may be amended, amended and restated, modified, refinanced, or replaced in whole or in part from time to time in accordance with the terms and subject to the conditions set forth therein, including the requirement set forth therein to obtain the prior written consent of Management Co. to certain amendments).
Notes Discharge Date means the date on which all obligations of the SIP Member and its Affiliates arising under the Notes Documents have been paid in full in satisfaction of the Notes Documents.
Notes Documents has the meaning assigned that term in the Note Purchase Agreement.
O&M Agreement means each Operation and Maintenance Agreement in effect between any Subsidiary of the Company and any Affiliate of the NEER Member, including those operation and maintenance agreements described in the SIP PSA and any other operation and maintenance agreement entered into from time to time between any Subsidiary of the Company and any Affiliate of the NEER Member.
Offset Amount has the meaning assigned that term in Section 5.07.
Offset Holder means any Person (other than the SIP Member or any NEER/NEP Class B Party) that holds Class B Units following (a) the Disposition of such Class B Units to such Person by the holder thereof (other than a Disposition by (i) the SIP Member prior to the Notes Discharge Date to any of its Affiliates, Affiliated Funds, or Affiliated Investment Vehicles or (ii) any NEER/NEP Class B Party to any of its Affiliates) or (b) any Disposition of Class B Units to a Successor-in-Interest (other than a Successor-in-Interest that has (y) exercised its right to terminate the Master Services Agreement and pay Outstanding Fees in accordance with the terms of such Master Services Agreement and (z) paid all Outstanding Fees in full); provided, however, that, notwithstanding anything to the contrary in the foregoing, each of the SIP Member and each of its Affiliates, Affiliated Funds, and Affiliated Investment Vehicles that hold Class B Units shall automatically be deemed to be an Offset Holder for all purposes of this Agreement and the Master Services Agreement (A) during any SIP Member Offset Period and (B) from and after the Notes Discharge Date.
Option A has the meaning assigned that term in Section 8.03(e).
Option B has the meaning assigned that term in Section 8.03(e).
Ordinary Course Hedging Activity means any transaction or agreement entered into to hedge or mitigate risks to which the Company or any of its Subsidiaries has or may have exposure in the ordinary course of business and that is contemplated by any ordinary course hedging plan or agreement adopted in accordance with the terms of this Agreement (including transactions entered into for the purpose of hedging the Company’s or any of its Subsidiaries’

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basis exposure between the delivery point and the settlement point under any Power Purchase Agreement, through volumetrically balanced transactions resulting in the purchase and sale of equal volumes at such points).
Other Expenditures means, collectively, all expenditures of the Company and its Subsidiaries provided for in a Budget, other than NEER Controlled Operating Expenditures and Capital Expenditures.
Outstanding Fees has the meaning assigned that term in the Master Services Agreement.
Parent means, with respect to any Member, a Person that Controls such Member.
Partnership Representative has the meaning assigned that term in Section 8.03(a).
Permitted Assignee means any Assignee of all or any portion of a Member’s Class A Units, Class B Units, or Class C Units, the Disposition of which was made in accordance with Section 7.01.
Permitted Encumbrances has the meaning assigned that term in the SIP PSA.
Person has the meaning assigned that term in Section 18101(12) of the Act and also includes a Governmental Authority and any other entity (including any foreign trust or foreign business organization), and the heirs, executors, administrators, legal representatives, successors, and assigns of such Person where the context so provides.
Pine Brooke Available Cash Flow means “Available Cash Flow” (as defined in the Pine Brooke Company LLC Agreement).
Pine Brooke Company means Pine Brooke, LLC, a Delaware limited liability company.
Pine Brooke Company Liquidation Proceeds means any distribution received by the Company on or in respect of the Company’s interest in Pine Brooke Company attributable to any dissolution, liquidation, or winding up of Pine Brooke Company or any of its Subsidiaries.
Pine Brooke Company LLC Agreement means the Second Amended and Restated Limited Liability Company Agreement, dated as of September 24, 2020, of Pine Brooke Company, as may be amended, amended and restated, supplemented, or modified from time to time in accordance with the terms thereof.
Ponderosa Wind Project means the approximately 200 megawatt wind power electric generating facility located in Beaver County, Oklahoma, including any ongoing development and construction with respect thereto.
Portfolio Project Model has the meaning assigned that term in the SIP PSA.

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Post-Effective Date Excess Insurance Proceeds means the excess of any proceeds from insurance arising out of or relating to events, casualties, or other circumstances that constitute insured losses occurring on or after the Effective Date that are received by the Company or any of its Subsidiaries over the costs and expenses incurred by the Company and its Subsidiaries to remedy, repair, or mitigate the damage or other insured loss that gave rise to the receipt of such insurance proceeds; provided that, for the avoidance of doubt, all distributions of Post-Effective Date Excess Insurance Proceeds to the holders of Class A Units, Class B Units, and Class C Units pursuant to Section 5.02 shall be net of the amount of such Post-Effective Date Excess Insurance Proceeds distributed by the Pine Brooke Company pursuant to the Pine Brooke Company LLC Agreement to the Tax Equity Investors in respect of the Tax Equity Interests.
Power Purchase Agreement means any (a) purchase and sale agreement (including, but not limited to, option and heat rate options, and revenue puts), (b) agreement (including each confirmation entered into pursuant to any master agreement) providing for any swap, cap, collar, put, call, floor, future, option, spot, forward, and (c) netting agreement or similar agreement, tolling agreement or capacity purchase agreement, in each case, whether settled financially or physically, in each case of clauses (a) through (c), relating to the purchase, sale and offtake of electricity, capacity and ancillary services, to which the Company or any of its Subsidiaries is a party, including each “Power Purchase Agreement” as defined in the 2020 Acquired Companies Annex, but, in each case, excluding any Ordinary Course Hedging Activity.
Power Purchaser Buyout Event means, with respect to either the Harmony Solar Project or the Taylor Creek Solar Project, the exercise by any applicable purchaser (or any successor thereof under the corresponding Power Purchase Agreement) of its option to purchase the Harmony Solar Project or the Taylor Creek Solar Project under Section 9.1 of the applicable Power Purchase Agreement.
PPA Delay Liquidated Damages means any amounts payable by the Company or its Subsidiaries and designated as compensation for delay liquidated damages pursuant to any Power Purchase Agreement.
Pre-Effective Date Excess Insurance Proceeds means the excess of any proceeds from insurance arising out of or relating to events, casualties, or other circumstances that constitute insured losses occurring before the Effective Date that are received by the Company or any of its Subsidiaries over the costs and expenses incurred by the Company and its Subsidiaries to remedy, repair, or mitigate the damage or other insured loss that gave rise to the receipt of such insurance proceeds.
Pro Rata Share means, as of any date, with respect to the Class A Units, Class B Units or Class C Units held by any Member, the percentage ownership of the Company attributable to such Units as of such date, as such percentage is reflected on Exhibit A as of the Effective Date, as may be adjusted from time to time pursuant to the terms of this Agreement. The aggregate Pro Rata Share of all Members together shall at all times equal one hundred percent (100%). As of each of the Effective Date, the SIP Closing Date, the NEP PSA Closing Date, and the Genesis Closing Date, the aggregate Pro Rata Share represented by (i) all Class A

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Units shall equal ten percent (10%), (ii) all Class B Units shall equal fifty percent (50%), and (iii) all Class C Units shall equal forty (40%) percent. For the avoidance of doubt, a Member’s Pro Rata Share attributable to (A) the Class A Units held by such Member shall equal (x) such Member’s Class A Percentage Interest, multiplied by (y) the aggregate Pro Rata Share of all Class A Units, (B) the Class B Units held by such Member shall equal (x) such Member’s Class B Percentage Interest, multiplied by (y) the aggregate Pro Rata Share of all Class B Units and (C) the Class C Units held by such Member shall equal (x) such Member’s Class C Percentage Interest, multiplied by (y) the aggregate Pro Rata Share of all Class C Units.
Project means, as applicable, any of the (a) Blue Summit III Wind Project, (b) Harmony Solar Project, (c) Ponderosa Wind Project, (d) Saint Solar Project, (e) Sanford Airport Solar Project, (f) Soldier Creek Wind Project, and (g) Taylor Creek Solar Project. Collectively, all of the foregoing are referred to herein as the “Projects.”
Project Financing Documents means (a) the Pine Brooke Company LLC Agreement; (b) the Membership Interest Purchase Agreement, dated as of May 20, 2020 (as may be amended from time to time, the “Phase I MIPA”), entered into by and among BAL Investment & Advisory, Inc., the Company, and Pine Brooke Company; (c) the Amended and Restated Membership Interest Purchase Agreement, dated as of September 24, 2020 (as may be amended from time to time, the “Phase II MIPA”), entered into by and among BAL Investment & Advisory, Inc., the Company, and Pine Brooke Company; (d) any amendments to (or amendments and restatements of) the Phase I MIPA or the Phase II MIPA, or any other Membership Interest Purchase Agreements or other definitive agreements to be entered into following the Effective Date with respect to the acquisition of Tax Equity Interests in Pine Brooke Company (as may be amended from time to time); and (e) the Sponsor Documents (as that term is defined in the Phase II MIPA).
Projected Available Cash has the meaning assigned that term in Section 6.03(o).
Purchased Class B Units has the meaning assigned that term in the recitals.
Purchased Class C Units has the meaning assigned that term in the recitals.
Quarter means, unless the context requires otherwise, a fiscal quarter of the Company.
Regulatory Allocations has the meaning assigned that term in Section 5.04(c)(vii).
Related Party means any Person (a) who is considered for federal income tax purposes to be purchasing electricity generated by a Subsidiary of the Company and who is related to the Company or a Member within the meaning of Section 45(e)(4) of the Code or any successor provision, but excluding any Person that so purchases electricity generated by such Subsidiary to the extent such Person resells the electricity to another Person who is not related to the Company or a Member within the meaning of Section 45(e)(4) of the Code and (b) who is related for purposes of the application of the loss disallowance rules of Section 267(a) or Section 707(b)(1) of the Code to sales of electricity generated by a Subsidiary of the Company; provided,

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however, that, for the avoidance of doubt, (i) a Related Party shall not include any Person (or Person related to such Person) whose sole purchases of electricity generated by any Subsidiary of the Company are retail purchases from a Person other than the Company or a Member or a Person related to the Company or a Member and (ii) if a Person who otherwise would be considered a Related Party sells electricity generated by a Subsidiary of the Company to a different Related Party, the seller Person shall not be considered a Related Party to the extent that the purchaser Related Party resells such electricity to another party not related to the Company or a Member. This definition is intended to comply with Section 4 of Notice 2008-60, I.R.B. 2008-30 (June 25, 2008) and shall be interpreted consistently with that notice.
Representative means, with respect to any Person, and excluding the use of the term in the definition of “Class B Member Representative,” “Class C Member Representative,” and “Partnership Representative,” such Person’s advisors, consultants, accountants, attorneys, financing sources, potential financing sources, or other representatives.
Revenue Account means the account, with account number [●], together with any replacement thereof or substitutions therefor, established by The Bank of New York Mellon Trust Company, N.A. in the name of the SIP Member pursuant to the Collateral Agency, Security and Account Agreement, dated as of [●], 2020, by and among KKR Pine Brooke Issuer LLC, the Purchasers named therein, The Bank of New York Mellon Trust Company, N.A., as Collateral Agent and as Intermediary, and each other Secured Party from time to time party thereto.
Saint Solar Project means the approximately 100 megawatts solar photovoltaic electric generating facility located in Pinal County, Arizona, including any ongoing development and construction with respect thereto.
Sale Proceeds means the net proceeds received by the Company or its Subsidiaries, after payment of all of the related costs and expenses of the Company and its Subsidiaries, as the result of (a) a sale of the Company pursuant to which any Person (or group of Persons) acquires, directly or indirectly, (i) all or substantially all of the assets of the Company and its Subsidiaries (determined on a consolidated basis) or (ii) all of the outstanding equity securities of the Company, whether by merger, consolidation, recapitalization, reorganization, purchase of securities, or otherwise, or (b) a Disposition of any material assets of the Company or its Subsidiaries, including pursuant to any Power Purchaser Buyout Event and the Disposition of all of the Company’s Class A Units in the Pine Brooke Company; provided that, for the avoidance of doubt, all distributions of Sale Proceeds to the holders of Class A Units, Class B Units, and Class C Units pursuant to Section 5.02 shall be net of the amount of such Sale Proceeds distributed by the Pine Brooke Company pursuant to the Pine Brooke Company LLC Agreement to the Tax Equity Investors in respect of the Tax Equity Interests.
Sanctioned Country means a country or territory that is the subject of comprehensive Sanctions (which, as of the Effective Date, means Cuba, Iran, North Korea, Syria, and the Crimea region).
Sanctioned Person means, at any time, any Person: (a) listed on any Sanctions-related list of designated or blocked Persons; (b) ordinarily resident in or organized under the

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Laws of a Sanctioned Country; or (c) fifty percent (50%) or more (in the aggregate) of which is owned, directly or indirectly, by any of the foregoing.
Sanctions means, collectively, the sanctions administered or enforced by the United States government, including the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, or the European Union.
Sanford Airport Solar Project means the approximately 49.4 megawatts solar photovoltaic electric generating facility located in York County, Maine, including any ongoing development and construction with respect thereto.
Securities Act means the Securities Act of 1933, as amended.
Senior Notes means the SIP Member’s senior secured notes due 2050, in an aggregate principal amount of up to $169,446,787.19, issued in the Senior Notes Offering pursuant to the Note Purchase Agreement.
Senior Notes Offering means the offering of the Senior Notes in a private offering to institutional accredited investors, the proceeds of which were used to fund the SIP Member’s acquisition of the Class B Units in connection with the SIP Closing.
SIP Closing means the “Closing” as such term is defined in the SIP PSA.
SIP Closing Date means the “Closing Date” as such term is defined in the 2020 Acquired Companies Annex.
SIP Member has the meaning assigned that term in the preamble.
SIP Member LLC Agreement means the Amended and Restated Limited Liability Company Agreement of the SIP Member, dated as of November 2, 2020, as may be amended, restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof.
SIP Member Offset Period means, upon the occurrence of any SIP Party Offset Event, such period commencing automatically upon the date on which such SIP Party Offset Event shall occur and terminating upon the date a SIP Party Offset Cure shall have occurred with respect to such SIP Party Offset Event.
SIP Party Offset Cure has the meaning assigned that term in the Master Services Agreement.
SIP Party Offset Event has the meaning assigned that term in the Master Services Agreement.
SIP PSA means the Purchase and Sale Agreement, dated as of November 2, 2020, by and between the SIP Member and SIP SellCo, as may be amended, restated, supplemented, or otherwise modified from time to time, including by the 2020 Additional Acquired Companies Amendment and the 2020 Acquired Companies Annex.

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SIP SellCo means SIP SellCo, LLC, a Delaware limited liability company.
Soldier Creek Transmission Proceeds has the meaning assigned that term in Schedule 3 hereto.
Soldier Creek Wind Project means the approximately 300 megawatt wind power electric generating facility located in Nemaha County, Kansas, including any ongoing development and construction with respect thereto.
Sole Discretion Standard has the meaning assigned that term in Section 6.03.
Subcontractor Delay Liquidated Damages means any payments received by the Company or any of its Subsidiaries designated as compensation for any delay liquidated damages relating to the construction, development, or testing of any Project (including any payment received under any turbine or module supply agreement, or module or turbine construction contract).
Subsidiary means, as to any Person, (a) any corporation, limited liability company or other entity (i) in which such Person owns, directly or indirectly, an equity interest and (ii) which is Controlled by such Person or (b) any corporation, limited liability company, or other entity in which such Person owns, directly or indirectly, equity interests entitled to receive more than fifty percent (50%) of the distributions of profits therefrom. For the avoidance of doubt, Blue Summit Interconnection shall not be deemed to be a Subsidiary of the Company for any purpose of this Agreement.
Successor-in-Interest has the meaning assigned that term in the Master Services Agreement.
Tax has the meaning for such term assigned that term in the SIP PSA.
Tax Equity Agreement has the meaning assigned that term in the SIP PSA.
Tax Equity Entities means Pine Brooke Company, for so long as it has outstanding Tax Equity Interests, and, following the Effective Date, subject to the provisions of Section 6.03, any other Subsidiary of the Company that has outstanding Tax Equity Interests.
Tax Equity Interests has the meaning assigned that term in the SIP PSA.
Tax Equity Investor has the meaning assigned that term in the SIP PSA.
Tax Equity Repurchase Loan has the meaning assigned that term in Section 4.05(b).
Tax Payment Loan has the meaning assigned that term in Section 4.05(c).
Taylor Creek Solar Power Purchase Agreement means that certain Renewable Energy Power Purchase Agreement, dated as of May 16, 2018, by and between Orlando Utilities

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Commission and Taylor Creek Solar, LLC, as amended on July 11, 2019, and as may be further amended from time to time.
Taylor Creek Solar Project means the approximately 74.5 megawatt solar photovoltaic electric generating facility located in Orange County, Florida, including any ongoing development and construction with respect thereto.
Term has the meaning assigned that term in Section 2.06.
Treasury Regulations means the regulations (including temporary regulations) promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code. All references herein to sections of the Treasury Regulations shall include any corresponding provision or provisions of succeeding, similar or substitute, temporary, or final Treasury Regulations.
Triggering Event means the Managing Member has materially breached its obligations under this Agreement and has failed to cure such breach within thirty (30) days following the Managing Member’s receipt of written notice of such breach from the Class B Member Representative or the Class C Member Representative.
Unit has the meaning assigned that term in Section 4.01.
US SellCo means NEP US SellCo, LLC, a Delaware limited liability company.
Wilmot Amount has the meaning assigned that term in the NEP Purchase Agreement.
Withdraw, Withdrawing, or Withdrawal means the withdrawal, resignation, or retirement of a Member from the Company as a Member. Such terms shall not include any Dispositions of Membership Interests (which are governed by Article 7), even though the Member making a Disposition may cease to be a Member as a result of such Disposition.
Withdrawn Member means a Member that is deemed to have Withdrawn pursuant to Section 10.03.
Working Capital Loan has the meaning assigned that term in Section 4.05(a).
1.02    Interpretation. Unless the context requires otherwise: (a) the gender of each word used in this Agreement includes the masculine, feminine, and neuter; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) references to Exhibits refer to the Exhibits attached to this Agreement, each of which is made a part hereof for all purposes; (d) references to Laws refer to such Laws as they may be amended from time to time, and references to particular provisions of a Law include any corresponding provisions of any succeeding Law; (e) references to money refer to legal currency of the United States of America; (f) the definitions given for terms in this Article 1 and elsewhere in this Agreement shall apply to both the singular and plural forms of the terms defined; (g) the conjunction “or” shall be understood in its inclusive sense (and/or); and (h) the words “hereby,” “herein,” “hereunder,”

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“hereof,” and words of similar import refer to this Agreement as a whole (including any Exhibits and Schedules hereto) and not merely to the specific section, paragraph, or clause in which such word appears.
ARTICLE 2
ORGANIZATION

2.01    Formation. The Company was formed by the Initial Member as a Delaware limited liability company effective as of July 9, 2019, under the name “Blue Summit Wind III Holdings, LLC.” On March 5, 2020, a certificate of amendment to the Company’s Certificate of Formation was filed with the Secretary of State of the State of Delaware changing the name of the Company to “Pine Brooke Class A Holdings, LLC.”
2.02    Name. The name of the Company as of the Effective Date is Pine Brooke Class A Holdings, LLC, and all Company business shall be conducted in that name or such other names that comply with Law as the Managing Member may select.
2.03    Registered Office; Registered Agent; Principal Office in the United States; Other Offices. The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the registered agent named in the Delaware Certificate or such other office (which need not be a place of business of the Company) as the Managing Member may designate in the manner provided by Law. The registered agent of the Company in the State of Delaware shall be the registered agent named in the Delaware Certificate or such other Person or Persons as the Managing Member may designate in the manner provided by Law. The principal office of the Company in the United States shall be at such place as the Managing Member may designate, which need not be in the State of Delaware, and the Company shall maintain records there or at such other place as the Managing Member shall designate and shall keep the street address of such principal office at the registered office of the Company in the State of Delaware. The Company may have such other offices as the Managing Member may designate.
2.04    Purposes. The purposes of the Company are to acquire, accept, own, hold, sell, lease, transfer, finance, refinance, exchange, manage, and operate, directly or indirectly through Subsidiaries, the Assets and any other assets acquired by the Company or its Subsidiaries after the Effective Date in accordance with the terms of this Agreement, together with the liabilities and obligations related thereto, and to engage in any lawful act or activity and to exercise any powers permitted to limited liability companies formed under the laws of the State of Delaware that are ancillary, related, or incidental to, or necessary or appropriate for the accomplishment of, the foregoing purposes.
2.05    No State Law Partnership. The Members intend that the Company shall be a limited liability company and, except as provided herein with respect to U.S. federal (and applicable state and local) income tax treatment, the Company shall not be a partnership (including a limited partnership) or joint venture, and no Member shall be a partner or joint venturer of any other Member, for any purposes, and this Agreement may not be construed to suggest otherwise.

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2.06    Term. The period of existence of the Company (the “Term”) commenced on July 9, 2019, and shall end at such time as the Company is dissolved and wound up in accordance with this Agreement and the Act and a certificate of cancellation is filed with the Secretary of State of the State of Delaware in accordance with Section 12.04.
2.07    Title to Property. All assets, property, and rights of the Company shall be owned or leased by the Company as an entity and, except with respect to assets, property, or rights of the Company leased or licensed to the Company by a Member (subject to the terms hereof), no Member shall have any ownership interest in such assets, property, or rights in its individual name or right, and each Member’s Membership Interest shall be personal property for all purposes. The Company shall hold all assets, property, and rights of the Company in the name of the Company and not in the name of any Member.
2.08    Foreign Qualification. Prior to the Company’s conducting business in any jurisdiction other than Delaware, the Company shall comply with all requirements necessary to qualify the Company as a foreign limited liability company in any jurisdiction in which the Company owns property or transacts business to the extent such qualification or registration is necessary or advisable for the protection of the limited liability of the Members or to permit the Company lawfully to own property or transact business. The Company shall execute and deliver any or all certificates or other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue, or terminate the Company as a foreign limited liability company in all jurisdictions in which the Company conducts business.
ARTICLE 3
MEMBERS

3.01    Schedule of Members. The name and address of each Member, the number and Class of Units held by such Member, and the applicable Pro Rata Share with respect to the Units held by such Member are set forth on the Schedule of Members attached hereto as Exhibit A. Upon consummation of the Genesis Closing, the number and respective Pro Rata Share represented by the Class A Units, Class B Units, or Class C Units, as applicable, held by each of the Members shall be as set forth in Exhibit A hereto. The Managing Member shall cause the Schedule of Members set forth on Exhibit A to be amended, and the books and records of the Company to be updated, to reflect (a) the admission of any new Member, (b) the withdrawal or substitution of any Member, (c) the Company’s issuance of additional Membership Interests, (d) the Disposition of Membership Interests, and (e) the receipt by the Company of notice of any change of address of a Member, each in accordance with, and after compliance with, the terms of this Agreement. No such amendment or revision to the schedule of Members shall be deemed an amendment to this Agreement or require the consent of any Member. Any reference in this Agreement to the schedule of Members shall be deemed to be a reference to the schedule of Members as amended and in effect from time to time.
3.02    Representations and Warranties of the Members. Each Member hereby represents and warrants to the Company and each other Member that the following statements are true and correct as of the Effective Date and shall be true and correct at all times:

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(a)    such Member is duly incorporated, organized, or formed (as applicable), validly existing, and in good standing under the Law of the jurisdiction of its incorporation, organization, or formation; if required by applicable Law, such Member is duly qualified and in good standing in the jurisdiction of its principal place of business, if different from its jurisdiction of incorporation, organization, or formation; and such Member has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and all necessary actions by the board of directors, stockholders, managers, members, partners, trustees, beneficiaries, or other applicable Persons necessary for the due authorization, execution, delivery, and performance of this Agreement by such Member have been duly taken;
(b)    such Member has duly executed and delivered this Agreement and the other documents that this Agreement contemplates that such Member will execute, and they each constitute the valid and binding obligation of such Member, enforceable against such Member in accordance with their respective terms (except as may be limited by bankruptcy, insolvency, or similar Laws of general application and by the effect of general principles of equity, regardless of whether considered at law or in equity); and
(c)    such Member’s authorization, execution, delivery, and performance of this Agreement does not and will not (i) conflict with, or result in a breach, default, or violation of, or result in a default or the creation of an Encumbrance, or give rise to any right of termination, cancellation, or acceleration of any of the terms, conditions or provisions of (A) the organizational and governing documents of such Member, (B) any Material Contract to which such Member is a party or by which it or its assets are bound, or (C) any Law, order, judgment, decree, writ, injunction, or arbitral award to which such Member is subject; or (ii) require any consent, approval, or authorization from, filing or registration with, or notice to, any Governmental Authority or other Person, unless such requirement has already been satisfied.
3.03    Voting Rights of Members. Other than with respect to the Managing Member, in its capacity as such, and except as provided in Section 3.06, Section 4.04, Section 4.05, Section 6.01, Section 6.03, Section 6.04, Section 6.09, Section 7.01(a), Section 8.03, Section 12.01(a), and Section 13.04, no vote, consent, or approval by the Members will be required for any matter or matters relating to the Company or its Subsidiaries or their respective businesses or affairs or otherwise arising under this Agreement or the Act. If at any time there is more than one Class A Member, then any action requiring the Class A Members to act as a class will require the approval of a Majority-in-Interest of the outstanding Class A Units. If at any time there is more than one Class B Member, then any action requiring the Class B Members to act as a class will require Class B Member Approval. If at any time there is more than one Class C Member, then any action requiring the Class C Members to act as a class will require Class C Member Approval.
3.04    No Management Rights. Except as otherwise expressly provided in this Agreement, no Member, in its capacity as such, other than the Managing Member will have any right, power, or authority to take part in the management or control of the business of, or transact any business for, the Company, to sign for or on behalf of the Company, or to bind the Company in any manner whatsoever. No Member other than the Managing Member will hold out or

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represent to any third party that any such Member has any such power or right or that any such Member is anything other than a member in the Company.
3.05    Limitation on Liability of Members.
(a)    To the fullest extent permitted under the Act and any other applicable Law, no Covered Person will have any personal liability whatsoever solely by reason of being a Covered Person, whether to the Company, its creditors, or any other Person, for the debts, obligations, expenses, or liabilities of the Company, whether arising in contract, tort, or otherwise, which will be solely the debts, obligations, expenses, or liabilities of the Company. All Persons dealing with the Company shall have recourse solely to the assets of the Company for the payment of debts, obligations, expenses, or liabilities of the Company. No Member shall take, or cause to be taken, any action that would result in any other Member’s having any personal liability for the obligations of the Company. In no event will any Member, including any Class A Member in its capacity as the Managing Member or any of its, the Company’s, or any of their respective Subsidiaries’ officers, directors, members, managers, stockholders, partners, principals, Affiliates, agents, or employees be liable under this Agreement to the Company or any other Member for any (i) punitive damages or (ii) consequential damages, including any loss of future revenue or income, loss of business reputation or business opportunity, damages based on any type of multiple, or any damages that are not reasonably foreseeable, except if in any such case such damages relate to, arise out of, or in any way relate to any breach of this Agreement and are in the form of diminution in value or are payable to a third party in connection with any third-party Claims.
(b)    Except as otherwise expressly provided herein, including in Section 4.04(c), no Member will be required to make any additional Capital Contribution other than (i) with respect to the NEER Member, its NEER Member Initial Capital Contribution made (or deemed to be made) as of the Effective Date; (ii) with respect to the SIP Member, its Initial Capital Contribution made (or deemed to be made) on the SIP Closing Date, as set forth in Section 4.03; and (iii) with respect to the NEP JV Member, its Initial Capital Contribution made (or deemed to be made) on the Genesis Closing Date, as set forth in Section 4.03. To the fullest extent permitted by Law, the failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under this Agreement or the Act will not be grounds for imposing personal liability on the Members for liabilities of the Company.
3.06    Withdrawal of Members. Except as otherwise provided in this Agreement, no Member will be entitled to (a) voluntarily resign or otherwise Withdraw from the Company; (b) withdraw any part of such Member’s Capital Contributions from the Company; (c) demand the return of such Member’s Capital Contributions; or (d) receive property other than cash in return for such Member’s Capital Contribution, in each case, without the prior written consent of all remaining Members, in their sole and absolute discretion.
3.07    Access to Information. Except as otherwise set forth herein, each Member shall be entitled to obtain from the Company, to the extent permitted by Law, any information that such Member may reasonably request concerning the Company and its Subsidiaries, subject to Section 18-305(c) of the Act and any limitations on such information rights under applicable

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Law; provided, however, that this Section 3.07 shall not obligate the Company or the Managing Member to create any information or reports that do not already exist at the time of such request (other than to convert existing information from one medium to another, such as providing a printout of information that is stored in a computer database), except to the extent otherwise provided in Article 9. With respect to Persons, other than Subsidiaries, in which the Company holds an equity interest, each Member shall be entitled to obtain from the Company such information concerning such Person (and any of its Subsidiaries) that the Company shall have received, or be entitled to obtain, from such other Person, subject, in each case, to any limitations on such information rights under applicable Law and such Person’s organizational documents. Each Member shall also have the right, upon reasonable advance notice, and at all reasonable times during usual business hours, and in such a manner as not to interfere unreasonably with the operation of the business of the Company or any of its Subsidiaries, to inspect the properties of the Company and its Subsidiaries and the books of account and other records and reports of the Company and its Subsidiaries, subject to Section 18-305(c) of the Act and any limitations on such information rights under applicable Law. Such right may be exercised through any agent or employee of such Member designated in writing by it or by an independent public accountant, engineer, attorney, or other consultant so designated, if such Person is subject to a customary confidentiality obligation with such Member obligating such Person to keep such Confidential Information confidential on terms no less favorable in any material respect to the Company than as set forth in Section 3.08 (it being understood that such Member shall be responsible to the Company for any breach of such confidentiality obligations). The Member making the request shall bear the reasonable and documented out-of-pocket costs and expenses incurred in any inspection made on such Member’s behalf. The Members agree to reasonably cooperate, and to cause their respective independent public accountants, engineers, attorneys, and consultants to reasonably cooperate, in connection with any such request. Confidential Information obtained pursuant to this Section 3.07 shall be subject to the provisions of Section 3.08.
3.08    Confidential Information.
(a)    Except as permitted by Section 3.08(b), (i) each Member shall keep confidential all Confidential Information and shall not disclose any Confidential Information to any Person, including any of its Affiliates; and (ii) each Member shall use the Confidential Information only in connection with Company matters (including the Company’s conduct of its business in accordance with Section 2.04) or the internal affairs of such Member.
(b)    Notwithstanding Section 3.08(a), but subject to the other provisions of this Section 3.08, and subject to any limitation imposed by applicable Law, a Member may make the following disclosures and uses of Confidential Information:
i. disclosures to another Member in connection with the conduct of the business and affairs of the Company and its Subsidiaries;
ii. disclosures and uses that are approved by the Managing Member;
iii. disclosures to Governmental Authorities as required by applicable Law;

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iv. disclosures (A) required under the organizational documents of any Subsidiary of the Company or other agreements in respect of the Tax Equity Entities or (B) in connection with any financing for the Company or any of its Subsidiaries, as approved pursuant to Section 6.03;
v. disclosures to an Affiliate of such Member, including the directors, officers, managers, members, partners, employees, agents, and advisors of such Affiliate, to the extent permitted by applicable Law, if such Affiliate or other Person is subject to a confidentiality obligation with the disclosing Member obligating such Affiliate or other Person to keep such Confidential Information confidential or if such Affiliate or other Person has agreed in writing to abide by the terms of this Section 3.08;
vi. disclosures to a Person that is not a Member or an Affiliate of a Member, if such Person has been retained by the Company to provide services to or for the Company or any of its Subsidiaries, and if such Person is subject to a customary confidentiality obligation with the Company obligating such Person to keep such Confidential Information confidential on terms no less favorable in any material respect to the Company than this Section 3.08;
vii. disclosures to (A) a bona fide potential direct or indirect purchaser of such Member’s Membership Interest (to the extent a Disposition of such Membership Interest is permitted by the terms of this Agreement), (B) any financing source or potential financing source to such Member or the Affiliates of such Member in connection with a Class A Permitted Financing, a Class B Permitted Financing, or a Class C Permitted Financing, as applicable, or (C) any Representatives of any bona fide potential direct or indirect purchaser of such Member’s Membership Interest (to the extent a Disposition of such Membership Interest is permitted by the terms of this Agreement) or any Representatives of the foregoing, in each case of clause (A) through clause (C), if such Representative has agreed in a writing addressed to the Company (which shall be enforceable by the Company against such Person) obligating the potential purchaser or Representative of such purchaser to keep such Confidential Information confidential on terms no less favorable in any material respect to the Company than this Section 3.08; provided that no Class B Member or Class C Member (not including the NEER Member and its Affiliates) shall make any disclosure of any Power Purchase Agreement to any such potential purchaser (or its financing sources or potential financing sources) (y) to the extent restricted by applicable law and (z) unless and until such potential purchaser has been advanced (in the sole discretion of the Class B Member or the Class C Member, as applicable) beyond the initial stage of any sale process in connection with the potential Disposition of such Class B Member’s or Class C Members’, as applicable, Membership Interest; provided, further, that no Class B Member or Class C Members shall make any such disclosure to an Excluded Party without the prior written consent of the Managing Member;
viii. disclosures required, with respect to a Member or an Affiliate of a Member, pursuant to (A) the Securities Act and the rules and regulations promulgated thereunder, (B) the Exchange Act and the rules and regulations promulgated thereunder, (C) any state securities Laws, (D) the rules and regulations of any National Securities Exchange, or (E) pursuant to an audit or examination by a Governmental Authority, or any regulator or self-regulatory organization;

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ix. disclosures to any Fund that owns, directly or indirectly, or otherwise Controls the disclosing Member, or to any Affiliated Fund, or to any existing investor in such Fund or Affiliated Fund, solely if and to the extent such disclosure is made for the purpose of reasonable financial reporting to such Fund or Affiliated Fund or such existing; provided that (A) such Fund or Affiliated Fund, as applicable, is subject to a confidentiality obligation with the Company obligating such Fund or Affiliated Fund to keep such Confidential Information confidential on terms no less favorable to the Company than those terms set forth in this Section 3.08 and (B) such existing investor in such Fund or Affiliated Fund is subject to a customary confidentiality obligation with the disclosing Member (or such Fund or Affiliated Fund) obligating such existing investor to keep such Confidential Information confidential; provided, further, that disclosures to existing investors in any such Fund or Affiliated Fund shall be limited to the Company’s consolidated financial statements (or summaries thereof) and summary descriptions of the existing operations and performance of the business of the Company and its Subsidiaries; and
x. disclosures that a Member is legally compelled to make by deposition, interrogatory, request for documents, subpoena, civil investigative demand, order of a court of competent jurisdiction, or similar process, or otherwise by Law; provided that, prior to any such disclosure, such Member shall, to the extent legally permissible:
(A)    provide the Company and the Managing Member with prompt written notice (email being sufficient) of such requirements so that the Company or one or more of the Members may seek, at its sole cost and expense, a protective order or other appropriate remedy or waive compliance with the terms of this Section 3.08(b)(x);
(B)    consult with the Company and the Managing Member on the advisability of taking steps to resist or narrow such disclosure; and
(C)    cooperate with the Company, the Managing Member, and the other Members in any attempt one or more of them may make, at its or their sole cost and expense, to obtain a protective order or other appropriate remedy or assurance that confidential treatment will be afforded the Confidential Information; and in the event such protective order or other remedy is not obtained, or the other Members waive compliance with the provisions hereof, such Member agrees  to furnish only that portion of the Confidential Information that, on the advice of such Member’s internal or external counsel, such Member is legally required to disclose, and  to exercise reasonable efforts to obtain assurance that confidential treatment will be accorded such Confidential Information.

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(c)    Notwithstanding any other provision of this Agreement, including this Section 3.08, no Member shall be entitled to disclose any Confidential Information that is designated by, or on behalf of, the Company as “Sensitive” to (i) any current or potential debt or equity financing source of such Member or its Affiliates or any of their respective Representatives; or (ii) any potential direct or indirect purchaser of such Member’s Membership Interest, or any of its Representatives, that, in each case, is controlled by, or over whom control may be exercised by, any foreign Person or Governmental Authority or that is ordinarily resident in, or organized under, the laws of any Sanctioned Country.
(d)    Each Member shall take such precautionary measures as may be reasonably required to ensure (and such Member shall be responsible for) compliance with this Section 3.08 by any of its Affiliates, and its and their directors, officers, managers, members, partners, employees, advisors, and agents, and any other Persons to which it may disclose Confidential Information in accordance with this Section 3.08.
(e)    Promptly after a Member no longer holds any of its Membership Interest, such Person shall, at such Person’s option, either destroy (and provide a written confirmation (email being sufficient) of destruction to the Company with respect to) or return to the Company all Confidential Information in its possession. Notwithstanding the immediately preceding sentence, but subject to the other provisions of this Section 3.08, such Person may retain for a stated period, but not disclose to any other Person, Confidential Information for the limited purposes of (i) preparing such Member’s Tax returns and defending audits, investigations, and proceedings relating thereto or (ii) complying with applicable Law or bona fide internal document retention policies; provided that such Person must keep such retained Confidential Information confidential in accordance with this Section 3.08 for so long as such information is retained or until the second (2nd) anniversary of the end of the Term, whichever is earlier. The Members understand and agree that a Withdrawn Member’s computer systems may automatically back up Confidential Information, and, to the extent that such computer back-up procedures create copies of the Confidential Information, the Withdrawn Member may retain such copies in its archival or back-up computer storage for the period it normally archives backed-up computer records; provided that such copies are kept confidential for so long as such information is retained. All Confidential Information retained pursuant to this Section 3.08 shall not be accessed by the Withdrawn Member during such period of retention other than as permitted under this Section 3.08.
(f)    The Members agree that no adequate remedy at law exists for a breach or threatened breach of any of the provisions of this Section 3.08, the continuation of which unremedied will cause the Company and the other Members to suffer irreparable harm. Accordingly, the Members agree that the Company and the other Members shall be entitled, in addition to other remedies that may be available to them, to immediate injunctive relief from any breach of any of the provisions of this Section 3.08 and to specific performance of their rights hereunder, as well as to any other remedies available at law or in equity, pursuant to Section 11.03 and Section 11.04.

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(g)    The obligations of the Members under this Section 3.08 (including the obligations of any Withdrawn Member) shall terminate on the second (2nd) anniversary of the end of the Term.
3.09    Representations, Warranties, and Covenants of the SIP Member.
(a)    The SIP Member represents and warrants to the Company and each other Member that the following statements are true and correct as of the Effective Date and shall be true and correct for so long as any obligations of the SIP Member are outstanding under any Class B Permitted Financing:
i. The SIP Member has at least one individual serving as Independent Manager in accordance with the terms and conditions set forth in the SIP Member LLC Agreement.
ii. The Independent Manager Provisions contained in the SIP Member LLC Agreement are in full force and effect and are valid and enforceable agreements of the SIP Member.
(b)    The SIP Member covenants and agrees that, from and after the Effective Date and for so long as the SIP Member owns Class B Units, the Independent Manager Provisions in the SIP Member LLC Agreement shall not be amended, modified, restated, supplemented, terminated, or rescinded without the prior written consent of Management Co.
ARTICLE 4
MEMBERSHIP INTERESTS; CAPITAL CONTRIBUTIONS; LOANS

4.01     Classes of Membership Interests. As of the Effective Date and pursuant to this Agreement, the Membership Interests in the Company consist of Class A Units (the “Class A Units”), Class B Units (the “Class B Units”), and Class C Units (the “Class C Units,” and collectively with the Class A Units and the Class B Units, the “Units”). As of the Genesis Closing Date, after giving effect to the Genesis Closing and the other transactions set forth in Section 4.03, all of the Class A Units, Class B Units, and Class C Units shall be held by the NEER Member, the SIP Member, and Genesis Solar Holdings, as the NEP JV Member, respectively, in each case, representing the Pro Rata Share set forth opposite the name of each such Member in Exhibit A hereto. On and after the Effective Date, the Membership Interests represented by Class A Units, Class B Units, and Class C Units, together with their respective Pro Rata Shares, will have the respective allocations, distributions, rights, powers, and preferences set forth in this Agreement with respect to such Class of Units.
4.02    Additional Membership Interests. Subject to Section 6.03, additional Membership Interests of any class or series may be created and issued to existing Members or to other Persons, and such other Persons may be admitted to the Company as New Members, on such terms and conditions as the Managing Member may determine at the time of admission. The terms of admission or issuance must specify the amount of the initial Capital Contribution made to the Company and may provide for the creation of different classes or groups of Members having different rights, powers, and duties, subject to Section 6.03.

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Any such admission is effective only after the New Member has executed and delivered to the Managing Member an instrument containing the notice address of the New Member, the New Member’s ratification of this Agreement and agreement to be bound by it, and its confirmation that the representations and warranties in Section 3.02 are true and correct with respect to it. If the Company issues additional Membership Interests, the Managing Member shall update the Schedule of Members attached as Exhibit A hereto upon such issuance to reflect such Member’s name, address, and Class of Units of any New Member, and the Pro Rata Share with respect to such Units, and any resulting change to the Pro Rata Share of the other Members. The provisions of this Section 4.02 shall not be construed to replace the restrictions set forth in Section 7.01.
4.03    Capital Contributions.
(a)    Prior to the Effective Date, the NEER Member shall have contributed, or shall be deemed to have contributed, all of the Assets to the Company. As of the Effective Date, the Capital Account of the NEER Member shall be equal to the NEER Member Initial Capital Contribution (which amount, with respect to the NEER Member, shall constitute its Initial Capital Contribution), which amount shall be subject to adjustment following the SIP Closing Date, on a dollar-for-dollar basis, in connection with any adjustment to the Class B Purchase Price pursuant to the SIP PSA.
(b)    On the SIP Closing Date, pursuant to the SIP PSA, SIP SellCo shall Dispose of such number of Class B Units as is set forth opposite the name of the SIP Member in Exhibit A hereto (together with the corresponding Pro Rata Share of fifty percent (50%) for such Class B Units) to the SIP Member, as its Assignee, in exchange for payment by the SIP Member to SIP SellCo of an amount in cash equal to the Class B Purchase Price. Upon payment of the Class B Purchase Price to SIP SellCo and consummation of the SIP Closing under the SIP PSA, effective as of the SIP Closing Date, (i) the Disposition of such Class B Units (together with the corresponding Pro Rata Share for such Class B Units) to the SIP Member by SIP SellCo shall be deemed to have complied with, and to have satisfied conditions to Dispositions set forth in, Article 7 hereof, and the SIP Member shall be admitted to the Company as a Class B Member; (ii) the SIP Member shall accept and hold such Class B Units, representing the Pro Rata Share of fifty percent (50%) for such Class B Units, as set forth opposite the name of the SIP Member in Exhibit A hereto; (iii) SIP SellCo shall cease to be a Class B Member upon consummation of the SIP Closing; and (iv) the Capital Account of the SIP Member shall be equal to the Class B Purchase Price (which amount, with respect to the SIP Member, shall constitute its Initial Capital Contribution), which amount shall be subject to adjustment following the SIP Closing Date, on a dollar-for-dollar basis, in connection with any adjustment to the Class B Purchase Price to the SIP PSA.

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(c)    On the Genesis Closing Date, upon the consummation of the Genesis Closing, NEP Acquisitions shall, through one or more assignments, distributions, or contributions to Affiliates of NEP Acquisitions, Dispose of such number of Class C Units as is set forth opposite the name of Genesis Solar Holdings in Exhibit A hereto (together with the corresponding Pro Rata Share of forty percent (40%) for such Class C Units) to Genesis Solar Holdings, as its Assignee. Upon consummation of the Genesis Closing under the Genesis MIPA, effective as of the Genesis Closing Date, (i) the Disposition of such Class C Units (together with the corresponding Pro Rata Share for such Class C Units) to Genesis Solar Holdings by NEP Acquisitions shall be deemed to have complied with, and to have satisfied conditions to Dispositions set forth in, Article 7 hereof, and Genesis Solar Holdings shall be admitted to the Company as a Class C Member and as the NEP JV Member; (ii) Genesis Solar Holdings, as the NEP JV Member, shall accept and hold such Class C Units, representing the Pro Rata Share of forty percent (40%) for such Class C Units, as set forth opposite the name of the NEP JV Member in Exhibit A hereto; (iii) the NEER Member shall continue to hold the Class A Units and the SIP Member shall continue to hold the Class B Units, in each case, representing the Pro Rata Share set forth opposite the name of such Member in Exhibit A hereto; (iv) NEP Acquisitions shall cease to be a Class C Member upon consummation of the Genesis Closing; and (v) the Capital Account of Genesis Solar Holdings, as the NEP JV Member, shall be an amount equal to the excess of the Closing NEP Purchase Price over the Wilmot Amount (which amount, with respect to the NEP JV Member, shall constitute its Initial Capital Contribution).
(d)    The schedule of Members attached hereto as Exhibit A shall reflect the Pro Rata Share with respect to the Units held by each of the NEER Member, the SIP Member, and the NEP JV Member, as of immediately following the Genesis Closing, as set forth opposite their respective names in Exhibit A hereto. The schedule of Members attached hereto as Exhibit A shall be amended from time to time after the Genesis Closing Date in accordance with the terms of this Agreement. The Members and the Company shall treat, for U.S. federal income Tax purposes (and, where applicable, for state, local, and foreign income Tax purposes), each of the transactions contemplated by Section 4.03(b) and Section 4.03(c) as the sale of a partnership interest. None of the Members or the Company shall take any position inconsistent with such treatment on any Tax return or in connection with any Tax audit or proceeding except to the extent otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code (or any analogous provision of state, local or foreign Law).
4.04    Capital Calls; Additional Capital Contributions.
(a)    The Managing Member may from time to time make one or more capital calls by delivering written notice (each such written notice, a “Capital Call”), which Capital Call shall contain the following information: (i) the purpose for which the requested Capital Contribution will be used, including whether the Capital Contribution is to remedy an Emergency (an “Emergency Capital Call”); (ii) the total amount of Capital Contributions requested from all Members; (iii) the amount of Capital Contribution requested from the Member to whom the notice is addressed, which shall equal an amount equal to (A) the total amount of the Capital Call multiplied by (B) the Pro Rata Share of all Units then held by such Member; and (iv) the date on

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which payments of the Capital Contributions pursuant to such Capital Call are due, which date shall be the same for all Members and shall not be less than twelve (12) Business Days following the date on which the Capital Call is given, and the method of payment (provided that such date and method shall be the same for each of the Members), and the Members will have the option (but not the obligation) to make such additional Capital Contributions to the Company in accordance with the terms specified in such Capital Call. Notwithstanding the foregoing, no Member shall be required to make any additional Capital Contribution to the Company pursuant to a Capital Call (other than the NEER Member Initial Capital Contribution, the SIP Member’s Initial Capital Contribution, and the NEP JV Member’s Initial Capital Contribution), even if such Capital Call is requested to fund an Emergency.
(b)    With respect to any Capital Call, if any Member elects not to make a Capital Contribution pursuant to such Capital Call, then (i) notwithstanding anything in this Agreement to the contrary, without Class B Member Approval and Class C Member Approval, no Member may make any Capital Contribution pursuant to such Capital Call, other than Capital Contributions pursuant to an Emergency Capital Call, and (ii) solely to the extent such Capital Call is an Emergency Capital Call, then each of the other Members will have the option (but not the obligation) of making a loan to the Company or the applicable Subsidiary, to the extent permitted by Section 6.03(d), upon the terms and subject to the conditions set forth in Section 4.05(d), for all or any portion of the amount of capital requested by the Managing Member pursuant to such Emergency Capital Call that is not funded by Capital Contributions made pursuant to clause (i).
(c)    With respect to any Capital Call other than an Emergency Capital Call, in the event that the Managing Member has obtained Class B Member Approval and Class C Member Approval for such Capital Call, then (i) each Member shall be permitted (but not required) to make a Capital Contribution to the Company in an amount equal to such Member’s Pro Rata Share of the amount of such Capital Call, (ii) all such Capital Contributions shall be made in cash, unless otherwise approved by the Managing Member together with Class B Member Approval and Class C Member Approval, and (iii) all amounts received by the Company pursuant to this Section 4.04 shall be credited to the Capital Account of such Member making such Capital Contribution as of the date such Capital Contribution is received by the Company.
4.05    Loans.
(a)    Subject to Section 6.03(d), each Member shall have the option (but not the obligation), with the prior written consent of the Managing Member, to make or secure from any third party lender (and, upon the exercise by the NEER Member or its Affiliates of such right by written notice to the other Members, the Company or its applicable Subsidiary shall, and the Company shall cause such Subsidiary to, accept) one or more unsecured loans to the Company or one or more of the Company’s Subsidiaries to provide funds for the working capital, maintenance, Capital Expenditures, or other capital needs of the Company or such Subsidiary of the Company (each such loan, a “Working Capital Loan”).

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(b)    Subject to Section 6.03(d), the NEER Member and its Affiliates shall have the option (but not the obligation), without the consent of any other Member, at any time following the tenth (10th) anniversary of the Effective Date, to make (and, upon the exercise by the NEER Member or its Affiliates of such right by written notice to the other Members, the Company or its applicable Subsidiary shall, and the Company shall cause such Subsidiary to, accept) one or more unsecured loans to one or more of the Company’s Subsidiaries in an aggregate principal amount outstanding at any time not exceeding fifty million dollars ($50,000,000.00) (plus the amount of any related documented and reasonable out-of-pocket costs, fees, or expenses of the Company or the applicable Subsidiary) to redeem, repurchase, or otherwise acquire the Tax Equity Interests of any Tax Equity Entity (each such loan, a “Tax Equity Repurchase Loan”); provided that (i) the principal amount of such Tax Equity Repurchase Loans shall not exceed the amount paid to the applicable Tax Equity Investors in connection with the redemption, repurchase, or other acquisition of such Tax Equity Interests (plus the amount of any related documented and reasonable out-of-pocket costs, fees, or expenses of the Company or the applicable Subsidiary); (ii) payment on such Tax Equity Repurchase Loans (A) must be subordinated, upon liquidation of the Company, to liquidating distributions to holders of Class B Units and holders of Class C Units until such liquidating distributions (y) to Class B Members shall be in an amount equal to the then-outstanding principal amount of, all accrued interest (if any) on, and any Make-Whole Amount payment obligation (if applicable) with respect to the Senior Notes, and all other amounts owed under the Notes Documents (if any), and (z) to Class C Members shall be in an amount equal to the then outstanding principal amount and all accrued interest (if any) payable under the Credit Agreement (as defined in the Genesis LLC Agreement) and all other amounts owed under the Credit Agreement (if any), and (B) shall not, as of the date of the making of such Tax Equity Repurchase Loan, on a pro forma basis, reduce the amount of Available Cash projected to be available for distribution to the Members during any Quarter, as compared to the amount of Available Cash projected to be available for distribution to the Members during such Quarter if such redemption, repurchase, or buyout of such Tax Equity Interests had not occurred; and (iii) the terms and conditions of such Tax Equity Repurchase Loans must (A) in the aggregate, be no less favorable to the Company or the applicable Subsidiary than those terms generally available from unaffiliated, third-party lenders, and (B) require that any actions or proceedings to enforce the terms of such Tax Equity Repurchase Loans shall require Class B Member Approval and Class C Member Approval, in each case, which shall be subject to the Sole Discretion Standard. Upon receipt of such a Tax Equity Repurchase Loan, without the consent of any other Member, such Tax Equity Entity (or the applicable Subsidiary) shall redeem, repurchase, or otherwise acquire such Tax Equity Interests on such terms as are no less favorable to the Company or such Tax Equity Entity than those applicable under the redemption, repurchase, or buyout rights contained in the applicable Tax Equity Entity’s governing documents, including the Pine Brooke Company LLC Agreement.

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(c)    The NEER Member and its Affiliates shall have the option (but not the obligation), without the consent of any other Member (whether or not the Managing Member makes a Capital Call pursuant to Section 4.04), to make (and, upon the exercise by the NEER Member or its Affiliates of such right by written notice to the other Members, the Company or its applicable Subsidiary shall, and the Company shall cause such Subsidiary to, accept) one or more unsecured loans to the Company or one or more of the Company’s Subsidiaries (plus the amount of any related documented and reasonable out-of-pocket costs, fees, or expenses of the Company or the applicable Subsidiary) to permit the Company or, if required by the Pine Brooke Company LLC Agreement, the Pine Brooke Company or any Subsidiary thereof to pay any Taxes (including interest and penalties thereon) assessed with respect to the Company, the Pine Brooke Company or any Subsidiary thereof, as applicable (each such loan, a “Tax Payment Loan”); provided that (i) the principal amount such Tax Payment Loans shall not exceed the amount of Taxes (including interest and penalties thereon) paid by the Company or applicable Subsidiary thereof (plus the amount of any related documented and reasonable out-of-pocket costs, fees, or expenses of the Company or the applicable Subsidiary), and (ii) payments on such Tax Payment Loans (A) shall be subordinated, upon liquidation of the Company, to liquidating distributions to holders of Class B Units and Class C Units until such liquidating distributions (y) to Class B Members shall be in an amount equal to the then-outstanding principal amount of, all accrued interest (if any) on, and any Make-Whole Amount payment obligation (if applicable) with respect to the Senior Notes, and all other amounts owed under the Notes Documents (if any), and (z) to Class C Members shall be in an amount equal to the then outstanding principal amount and all accrued interest (if any) payable under the Credit Agreement (as defined in the Genesis LLC Agreement) and all other amounts owed under the Credit Agreement (if any), and (B) shall not, as of the date of the making of such Tax Payment Loan, on a pro forma basis, reduce the amount of Available Cash projected to be available for distribution to the Members during any Quarter, as compared to the amount of Available Cash projected to be available for distribution to the Members during such Quarter if such Taxes had not been paid; and (iii) the terms and conditions of such Tax Payment Loans must require that any actions or proceedings to enforce the terms of such Tax Payment Loans shall require Class B Member Approval and Class C Member Approval, in each case, which shall be subject to the Sole Discretion Standard.

(d)    In the event of an Emergency (whether or not the Managing Member issues an Emergency Capital Call with respect to such Emergency pursuant to Section 4.04(a)), subject to Section 6.03, each Member shall have the option (but not the obligation), without the consent of any other Member (to the extent not required under Section 6.03, but with prior written notice to each other Member), to make (and, upon the exercise by a Member of such right by prior written notice to the Subsidiary of the Company having such Emergency and to the Managing Member and other Members, and upon the agreement of terms set forth below, such Subsidiary shall, and the Managing Member, on behalf of the Company, shall cause such Subsidiary to, accept) an unsecured loan to the Company and/or the Subsidiary having such Emergency in an aggregate principal amount outstanding as of any one time of fifty million dollars ($50,000,000.00) to remedy such Emergency (an “Emergency Loan”); provided that such Emergency Loans (i) shall accrue interest at an interest rate equal to LIBOR plus two and three-quarters percent (2.75%) per annum, (ii) shall have a term of not less than twenty (20) years, (iii) such Subsidiary shall be entitled to repay in full at any time without penalty, (iv) shall require monthly payment of interest and amortization of principal, but only if and to the extent of available cash at such Subsidiary, before payment of any distributions of available cash at such Subsidiary to the Company, (v) must require that any actions or proceedings to enforce the terms of such Emergency Loans shall require Class B Member Approval and Class C Member Approval, and (vi) shall otherwise be made on reasonable terms and conditions determined by the Managing Member. In the event that any Member fails to fund its Pro Rata Share of the amount necessary to remedy such Emergency, then the other Members shall have the right to fund the

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difference and make an Emergency Loan to such Subsidiary (on the same terms as set forth above) up to the full amount necessary to remedy such Emergency. The Company shall cause such Subsidiary to use the proceeds from any such Emergency Loan solely to remedy such Emergency. If any Member Disputes the reasonableness of the terms of an Emergency Loan made by another Member pursuant to this Section 4.05(d), such Dispute shall be resolved in accordance with the dispute resolution mechanism set forth in Article 11.

(e)    No loans made by any Member or its Affiliates pursuant to this Section 4.05 shall increase or decrease any Pro Rata Share applicable to the Units held by any Member or adversely affect the rights of any Member to distributions pursuant to Section 5.01, Section 5.02, or Section 5.03.

(f)    No Member shall have the right to make loans to the Company or its Subsidiaries, other than to the extent expressly permitted by this Section 4.05, without the prior written consent of the Managing Member, Class B Member Approval, and Class C Member Approval (which shall be subject to the Sole Discretion Standard).

(g)    No Member (or any of its Affiliates) making a loan to the Company or any of its Subsidiaries pursuant to this Section 4.05 shall, in its capacity as a lender to the Company or such Subsidiary, (i) institute or consent to the institution of, or otherwise seek or cause, the Bankruptcy of the Company or (ii) accelerate or exercise similar remedial actions with respect to such loan.

4.06    No Other Capital Contribution or Loan Obligations. No Member shall be required or permitted to make any Capital Contribution or loan to the Company except pursuant to this Article 4 or Section 12.03.
4.07    Return of Contributions. Except as expressly provided herein, a Member is not entitled to the return of any part of its Capital Contributions or to be paid interest in respect of either its Capital Account or its Capital Contributions. An unrepaid Capital Contribution is not a liability of the Company or of any Member. A Member is not required to contribute or to lend any cash or property to the Company to enable the Company to return any Member’s Capital Contributions.

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4.08    Capital Accounts.

(a)    Each Member’s Capital Account shall be increased by  the amount of money contributed (or deemed to be contributed) by that Member to the Company,  the fair market value of property contributed (or deemed to be contributed) by that Member to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Section 752 of the Code), and  allocations to that Member of Net Profit (or items thereof) and any items in the nature of income or gain that are specially allocated to such Member pursuant to Section 5.04(c), and shall be decreased by (w) the amount of cash distributed to that Member by the Company, (x) any Offset Amount or Deficit Purchase Price Amount withheld from distributions to such Member pursuant to Section 5.07 or Section 5.10, as applicable, which amount would otherwise have been distributed to that Member by the Company, (y) the Book Value of property distributed to that Member by the Company (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Section 752 of the Code), and (z) allocations to that Member of Net Losses (or items thereof) or other items in the nature of deductions or losses that are specially allocated to such Member pursuant to Section 5.04(c). A Member who has more than one Class of Membership Interest shall have a single Capital Account that reflects all such Membership Interests, regardless of the class of Membership Interests owned by such Member and regardless of the time or manner in which such Membership Interests were acquired. Upon the Disposition of all or a portion of a Membership Interest, the Capital Account of the Disposing Member that is attributable to such Membership Interest shall carry over to the Assignee in accordance with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv)(l).

(b)    This Section 4.08 is intended to comply with the capital account maintenance provisions of Treasury Regulations Section 1.704-1(b)(2)(iv) and will be applied and interpreted in accordance with such Treasury Regulations.

ARTICLE 5
DISTRIBUTIONS AND ALLOCATIONS

5.01    Monthly Cash Distributions. Except as provided in this Article 5, by no later than the fourteenth (14th) day of the next succeeding month, the Managing Member shall determine the amount of Available Cash with respect to each month, and, to the extent legally permitted, including pursuant to Section 18-607 of the Act, all such Available Cash with respect to such month shall, subject to Section 5.07 and Section 5.08, be distributed in immediately available funds, by no later than the fourteenth (14th) day of such next succeeding month, to the holders of Class A Units, the holders of Class B Units (or, with respect to the SIP Member and its Affiliates, as otherwise provided in Section 5.08), and the holders of Class C Units, pro rata in accordance with the respective Pro Rata Share applicable to the Units held by each such holder.

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5.02    Distributions of Amounts Other than Available Cash. The Managing Member shall determine the amount of any Build-Out Payments, Post-Effective Date Excess Insurance Proceeds, Sale Proceeds, Bankruptcy Recoveries, and Pine Brooke Company Liquidation Proceeds received by the Company and its Subsidiaries from time to time and, to the extent legally permitted, including pursuant to Section 18-607 of the Act, shall, subject to Section 5.07 and Section 5.08, distribute any such amounts in immediately available funds, by no later than the fourteenth (14th) day of the next succeeding month in which any such amounts are received, to the holders of Class A Units, Class B Units (or, with respect to the SIP Member and its Affiliates, as otherwise provided in Section 5.08) and Class C Units, pro rata in accordance with the respective Pro Rata Share applicable to the Units held by each such holder.
5.03    Distributions on Dissolution and Winding-Up. Upon a Dissolution Event, all available proceeds distributable to the Members as determined under Section 12.02 shall, subject to Section 5.07 and Section 5.08, be distributed to the Members (or, with respect to the SIP Member and its Affiliates, as otherwise provided in Section 5.08) in accordance with Section 12.02(a)(iii)(C).
5.04    Allocations.
(a)    For purposes of maintaining the Capital Accounts pursuant to Section 4.08, except as provided in Section 5.04(b) and Section 5.04(c) for each Fiscal Year or other applicable period, the Net Profits and Net Loss of the Company, including each item of income, gain, loss, credit, and deduction, shall be allocated among the holders of Units pro rata in accordance with their respective Pro Rata Share; provided, however, that for the Fiscal Year or other applicable period including the Effective Date and through and including December 31, 2028, the Net Profits and Net Loss of the Company, including each item of income, gain, loss, credit, and deduction, shall be allocated sixty-seven percent (67%) to the NEER Member, with the remaining thirty-three percent (33%) to be allocated amongst the other holders of Units pro rata in accordance with their respective Pro Rata Shares (exclusive of the NEER Member’s Pro Rata Share).
(b)    After giving effect to the allocations of Net Profits or Net Loss set forth in Section 5.04(a), Net Profits or Net Loss that consists of items of gain or loss described in clauses (c) or (d) of the definition of “Net Profit” or “Net Loss” shall be allocated (i) to the Class A Members in proportion to each Class A Member’s Class A Percentage Interest as necessary to cause the ratio of the aggregate Capital Accounts of the Class A Members to the aggregate Capital Accounts of all Members to equal ten percent (10%), (ii) to the Class B Members in proportion to each Class B Member’s Class B Percentage Interest as necessary to cause the ratio of the aggregate Capital Accounts of the Class B Members to the aggregate Capital Accounts of all Members to equal fifty percent (50%), and (iii) to the Class C Members in proportion to each Class C Member’s Class C Percentage Interest as necessary to cause the ratio of the aggregate Capital Accounts of the Class C Members to the aggregate Capital Accounts of all Members to equal forty percent (40%).

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(c)    Notwithstanding anything to the contrary in Section 5.04(a) or Section 5.04(b):
i. Nonrecourse Deductions shall be allocated to the Members in the same proportions as the allocations of Net Profits and Net Loss were made for the Fiscal Year or other applicable period pursuant to Section 5.04(a).
ii. Member Nonrecourse Deductions attributable to Member Nonrecourse Debt shall be allocated to the Members bearing the Economic Risk of Loss for such Member Nonrecourse Debt as determined under Treasury Regulation Section 1.704-2(b)(4). If more than one Member bears the Economic Risk of Loss for such Member Nonrecourse Debt, the Member Nonrecourse Deductions attributable to such Member Nonrecourse Debt shall be allocated among the Members according to the ratio in which they bear the Economic Risk of Loss. This Section 5.04(c)(ii) is intended to comply with the provisions of Treasury Regulation Section 1.704-2(i) and shall be interpreted consistently therewith.
iii. Notwithstanding any other provision hereof to the contrary, if there is a net decrease in Minimum Gain for an allocation period (or if there was a net decrease in Minimum Gain for a prior allocation period and the Company did not have sufficient amounts of income and gain during prior periods to allocate among the Members under this Section 5.04(c)(iii)), items of income and gain shall be allocated to each Member in an amount equal to such Member’s share of the net decrease in such Minimum Gain (as determined pursuant to Treasury Regulation Section 1.704-2(g)(2)). This Section 5.04(c)(iii) is intended to constitute a minimum gain chargeback under Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.
iv. Notwithstanding any provision hereof to the contrary except Section 5.04(c)(iii) (dealing with Minimum Gain), if there is a net decrease in Member Nonrecourse Debt Minimum Gain for an allocation period (or if there was a net decrease in Member Nonrecourse Debt Minimum Gain for a prior allocation period and the Company did not have sufficient amounts of income and gain during prior periods to allocate among the Members under this Section 5.04(c)(iv)), items of income and gain shall be allocated to each Member in an amount equal to such Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain (as determined pursuant to Treasury Regulation Section 1.704-2(i)(4)). This Section 5.04(c)(iv) is intended to constitute a partner nonrecourse debt minimum gain chargeback under Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

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v. Notwithstanding any provision hereof to the contrary except Section 5.04(c)(i) and Section 5.04(c)(ii), no losses or other items of expense shall be allocated to any Member to the extent that such allocation would cause such Member to have a deficit Capital Account balance (or increase any existing deficit Capital Account balance) at the end of the allocation period. All losses and other items expense in excess of the limitation set forth in this Section 5.04(c)(v) shall be allocated to the Members who do not have a deficit Capital Account balances in proportion to their relative positive Capital Accounts, but only to the extent that such losses and other items of expense do not cause any such Member to have a deficit Capital Account balance.
vi. If any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5), or (6) resulting in a Capital Account deficit for such Member, items of income and gain will be specially allocated to such Member in any amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, such Capital Account deficit of the Member as quickly as possible; provided, however, that an allocation pursuant to this Section 5.04(c)(vi) shall be made only if and to the extent that such Member would have a deficit Capital Account balance after all other allocations provided for in this Article 5 have been tentatively made as if this Section 5.04(c)(vi) were not in this Agreement. The items of income or gain to be allocated will be determined in accordance with Treasury Regulations Section 1.704-1(b)(2)(ii)(d). This subsection (vi) is intended to comply with Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and will be applied and interpreted in accordance with such Treasury Regulations.
vii. Notwithstanding anything contained herein to the contrary, any and all state Tax credits of the Company that may be claimed with respect to the output of any direct or indirect asset of a Tax Equity Entity or otherwise shall be allocated to, and solely for the account of, the NEER Member.
viii. The allocations set forth in Section 5.04(c)(i) through Section 5.04(c)(vii) (the “Regulatory Allocations”) are intended to comply with certain requirements of Treasury Regulation Sections 1.704-1(b) and 1.704-2. The Regulatory Allocations may not be consistent with the manner in which the Members intend to distribute the cash of the Company or allocate Company income or loss. Accordingly, the Managing Member is hereby authorized to allocate items of income, gain, loss, and deduction to the Members so as to prevent the Regulatory Allocations from distorting the manner in which cash is distributed among the Members. In general, the Members anticipate that this will be accomplished by specially allocating other items of income, gain, loss and deduction to the Members so that, to the extent possible, the net amount of such allocations and the Regulatory Allocations to the Members shall be equal to the net amount that would have been allocated among the Members if the Regulatory Allocations had not occurred. However, the Managing Member shall have discretion to accomplish this result in any reasonable manner, and in exercising this discretion, the Managing Member shall take into account future Regulatory Allocations under Section 5.04(c) that, although not yet made, are likely to offset other Regulatory Allocations previously made thereunder.

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(d)    To the maximum extent possible, except as otherwise provided in this Section 5.04(d), all items of Company income, gain, loss, and deduction for federal income tax purposes shall be allocated among the Members for such purposes in the same manner in which the corresponding items computed for Capital Account purposes are allocated pursuant to Section 5.04(a) and Section 5.04(c). Income, gain, loss, and deduction with respect to property contributed to the Company by a Member or revalued pursuant to clause (b) of the definition of “Book Value” shall be allocated among the Members in a manner that seeks to eliminate, by use of the “remedial method” pursuant to Treasury Regulations Section 1.704-3(d), the variation between the adjusted tax basis of such property and its Book Value as required by Section 704(c) of the Code and Treasury Regulation Section 1.704-1(b)(4)(i).
5.05    Varying Interests. All items of income, gain, loss, deduction, or credit shall be allocated, and, subject to Section 5.07 and Section 5.08, all distributions shall be made to the Persons shown on the records of the Company to have been Members as of the last day of the period for which the allocation or distribution is to be made. Notwithstanding the foregoing, in the event a Member Disposes of a Membership Interest during a Fiscal Year, the Net Profits or Net Loss of the Company, and each item of income, gain, loss, credit, and deduction, allocated to such Member and its Assignee for such Fiscal Year or other applicable period will be made between such Member and its Assignee in accordance with Section 706 of the Code using any convention permitted by Section 706 of the Code and selected by the Managing Member.
5.06    Amounts Withheld. The Company is authorized to withhold from payments and distributions to the Members and to pay over to any federal, state, or local Governmental Authority any amounts required to be so withheld pursuant to the Code or any provisions of any other applicable Law and shall allocate such amounts to the Members with respect to which such amounts were withheld. All amounts withheld pursuant to the Code or any provisions of any other applicable Law with respect to any payment, distribution, or allocation to the Company or the Members shall, to the extent properly remitted to the appropriate Governmental Authority, be treated for all purposes under this Agreement as amounts paid or distributed pursuant to this Article 5 to the Members with respect to which such amount was withheld. To the extent operation of the foregoing provisions of this Section 5.06 would create a negative balance in a Member’s Capital Account (or increase the amount by which such Capital Account balance is negative), such Member shall indemnify the other Members and the Company for such withholding.
5.07    Class B Distribution Offset. From and after (a) the Disposition of any Class B Units by the holder thereof to any Offset Holder, (b) the occurrence of the Notes Discharge Date, or (c) a SIP Party Offset Event (but only during any SIP Member Offset Period), all distributions payable under this Agreement, including pursuant to Sections 5.01, 5.02, and 5.03 and Article 12, to each Offset Holder of Class B Units shall be subject to offset by the Company (the “Class B Distribution Offset”) by an amount (i) with respect to each such Offset Holder (other than, during any SIP Member Offset Period, the SIP Member), equal to the amount of all Outstanding Fees of such Offset Holder as of the payment date of each such distribution and (ii) with respect to the SIP Member during any SIP Member Offset Period, equal to the amount of all Accrued MSA Amounts and outstanding Management Fee Loans of the SIP Member as of the payment date of each such distribution; provided that the withholding of payment of distributions to the SIP Member during any SIP Member Offset

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Period pursuant to this clause (ii) shall not cause the amount of distributions paid by the Company to the SIP Member in any Quarter during such SIP Member Offset Period to be less than the amount of the payment obligations of the SIP Member under the Senior Notes (or any Class B Permitted Refinancing) for such Quarter (such amount, with respect to each Offset Holder of Class B Units as of any distribution payment date, its “Offset Amount” for such distribution). The applicable Offset Amount shall be withheld from payment of all distributions to Offset Holders of Class B Units and promptly paid by the Company to Management Co. on the date of such distribution payment, in satisfaction of the Outstanding Fees of such Offset Holder before any distributions on Class B Units are paid to such Offset Holder. Each Class B Member, on behalf of itself and its Affiliates holding Class B Units from time to time, hereby consents to such Class B Distribution Offset and hereby waives any right to (A) receive any applicable Offset Amount or payment of any distributions subject to such Class B Distribution Offset and (B) notice of the Company’s exercise of any such Class B Distribution Offset. For the avoidance of doubt, the amount of all Offset Amounts withheld and paid in accordance with this Section 5.07 shall nonetheless be treated as having been distributed to the applicable Class B Member or its Affiliates holding Class B Units for all purposes of this Agreement, including the calculation of Capital Accounts under Section 4.08.
5.08    Payment of Class B Distributions. From and after the SIP Closing Date until the occurrence of the Notes Discharge Date, all distributions payable by the Company with respect to Class B Units held by the SIP Member and its Affiliates, including all distributions pursuant to this Agreement, including pursuant to Article 5 and Article 12, shall be withheld by the Company and promptly paid by the Company directly into the Revenue Account in accordance with the Notes Documents. For the avoidance of doubt, the amount of all distributions paid in accordance with this Section 5.08 shall nonetheless be treated as payments of such amounts to the SIP Member or its Affiliates holding Class B Units, as applicable, for all purposes of this Agreement, including the calculation of Capital Accounts under Section 4.08.
5.09    Other Payments.
(a)    Notwithstanding anything to the contrary in this Agreement, any amounts in respect of Subcontractor Delay Liquidated Damages, Network Upgrades, and Soldier Creek Transmission Proceeds received by the Company or any of its Subsidiaries shall be paid by the Company or such Subsidiary to the NEER Member promptly following the Company’s or such Subsidiary’s receipt thereof (which payment shall not constitute a distribution pursuant to Section 5.01, Section 5.02, or Section 5.03).
(b)    Pre-Effective Date Excess Insurance Proceeds received by the Company or any of its Subsidiaries shall be paid by the Company or its applicable Subsidiary to the NEER Member promptly following the Company’s or such Subsidiary’s receipt thereof (and no payment of such Pre-Effective Date Excess Insurance Proceeds shall constitute a distribution pursuant to Section 5.01, Section 5.02, or Section 5.03).

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(c)    In connection with matters relating to Texas franchise Taxes addressed in Section 8.8(o) of the Pine Brooke Company LLC Agreement, any payment made by Pine Brooke Company to the Company pursuant to such provision shall be promptly remitted to the NEER Member, and any payment the Company is obligated to make to the Pine Brooke Company pursuant to such provision shall be funded by the NEER Member.
5.10    Deficit Purchase Price Offset. If it is determined pursuant to Part III(4)(f) of the Acquired Companies Annex to the SIP PSA that there is a Deficit Purchase Price Amount, all distributions payable under this Agreement, including pursuant to Sections 5.01, 5.02, and 5.03 and Article 12, to the SIP Member shall be subject to offset by the Company (the “Class B Deficit Purchase Price Offset”) by an amount equal to the Deficit Purchase Price Amount. The Deficit Purchase Price Amount shall be withheld from payment of all distributions to the SIP Member and promptly paid by the Company to SIP SellCo on the date of such distribution payment, in satisfaction of the payment of the Deficit Purchase Price Amount under Part III(4)(f)(i)(2) of the Acquired Companies Annex to the SIP PSA before any distributions on Class B Units are paid to the SIP Member; provided that, without the written approval of the SIP Member, the withholding of payment of distributions pursuant to this Section 5.10 shall not cause the amount of distributions of Available Cash paid to the SIP Member in any Quarter to be less than the amount of the payment obligations of the SIP Member under the Senior Notes (or any Class B Permitted Refinancing) in such Quarter. The SIP Member hereby consents to such Class B Deficit Purchase Price Offset and hereby waives, subject to the proviso in the immediately preceding sentence, any right to receive any Deficit Purchase Price Amount or payment of any distributions subject to such Class B Deficit Purchase Price Offset. For the avoidance of doubt, the amounts withheld and paid in accordance with this Section 5.10 shall nonetheless be treated as having been distributed to the SIP Member for all purposes of this Agreement, including the calculation of Capital Accounts under Section 4.08.
ARTICLE 6
MANAGEMENT

6.01    Management by Managing Member.
(a)    The business and affairs of the Company shall be managed by the Managing Member, and the NEER Member is hereby appointed by the Members as the Managing Member of the Company. The Class A Member(s) shall have the sole right to designate a successor Managing Member from time to time; provided that, in the event that there is more than one Class A Member, any such successor Managing Member shall be selected by the Class A Members holding a Majority-in-Interest of the outstanding Class A Units; provided, further, that any Person appointed to serve as successor Managing Member must be an Affiliate of NEER.

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(b)    Except to the extent provided in Section 6.03 or Section 6.04 or as otherwise expressly provided herein, the Managing Member shall have full and exclusive power and authority on behalf of the Company to conduct, direct, and exercise control over all activities of the Company, to manage and administer the business and affairs of the Company, and to do or cause to be done any and all acts considered by the Managing Member to be necessary or appropriate to conduct the business of the Company, including the authority to bind the Company in making contracts and incurring obligations in the Company’s name in the course of the Company’s business, without the need for approval by or any other consent from any other Member. Except to the extent that a Member is also the Managing Member or authority is delegated from the Managing Member to such Member in writing, no Member will have any authority to bind the Company or to transact any business for the Company. The Managing Member may delegate to one or more Persons all or any part of its power and authority as Managing Member hereunder, including, subject to Section 6.03(q) and Section 6.04, pursuant to any management services agreement the Company or its Subsidiaries may enter into with any Affiliate of the Company, except for such power and authority with respect to Major Decisions or other matters expressly requiring a vote by or consent of the Members pursuant to this Agreement, which will be expressly retained by the Members.
6.02    Standard of Care.
(a)    Except for those duties expressly set forth in this Agreement, to the fullest extent permitted by Section 18-1101(c) of the Act, no Member (including the Managing Member) shall have any duties or liabilities, including fiduciary duties, to the Company or any other Member, and the provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities, including fiduciary duties, of the Managing Member or any other Member otherwise existing at law or in equity, are agreed by the Members to modify, restrict, or eliminate to such extent, such duties and liabilities of the Managing Member and such other Members. Notwithstanding the foregoing, nothing herein shall eliminate or limit (i) the express contractual provisions set forth herein or (ii) the implied contractual covenant of good faith and fair dealing.
(b)    Each Member acknowledges its express intent, and agrees with each other Member for the mutual benefit of all the Members, that, except as expressly set forth in this Agreement:
i. to the fullest extent permitted by applicable Law, no Member (including the Managing Member), in its capacity as Member (or the Managing Member, as applicable), nor any of such Member’s or any of its Affiliates’ respective directors, officers, stockholders, managers, members, partners, Affiliates, employees, or agents shall have any fiduciary duty to the Company, any other Member, or any other Person in connection with the business and affairs of the Company or any consent or approval given or withheld pursuant to this Agreement; provided, however, that nothing herein shall eliminate the implied contractual covenant of good faith and fair dealing; and

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ii. the provisions of this Section 6.02 will apply for the benefit of each Member (including the Managing Member), and, subject to Section 6.02(d), no standard of care, duty, or other legal restriction or theory of liability shall limit or modify the right of any Member to vote in the manner determined by such Member in its sole and absolute discretion, with or without cause, subject to such conditions as it shall deem appropriate, and without taking into account the interests of, and without incurring liability to, the Company, any other Member, or any officer or employee of the Company.

(c)    To the maximum extent permitted by applicable Law, but except as expressly set forth in this Agreement, each Member hereby releases and forever discharges each other Member (including the Managing Member) and its Affiliates from all liabilities that such other Member or its Affiliates might owe, under the Act or otherwise, to the Company, the releasing Member, or its Affiliates on the ground that any decision of such other Member (including the Managing Member) to grant or withhold any vote, consent, or approval constituted the breach or violation of any standard of care, any fiduciary duty, or any other legal restriction or theory of liability applicable to such other Member or its Affiliates; provided, however, that nothing herein shall eliminate any Member’s liability for any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing. Notwithstanding anything in this Agreement to the contrary, nothing in this Section 6.02 shall limit or waive any claims against, actions, rights to sue, other remedies, or other recourse of the Company, any Member, or any other Person may have against any Member for a breach of contract claim relating to any binding agreement, including this Agreement.
(d)    Notwithstanding the foregoing or any other provision of this Agreement to the contrary, whenever the Managing Member makes a determination or takes or declines to take (or causes or permits a Subsidiary of the Company to take or decline to take) any other action, in its capacity as such as opposed to in its individual capacity, then, unless another express standard is provided for in this Agreement, the Managing Member shall make such determination or take or decline to take (or cause or permit a Subsidiary of the Company to take or decline to take) such other action in good faith and shall not be subject to any other or different standards (including fiduciary standards) imposed by this Agreement. A determination or other action or inaction will conclusively be deemed to be in “good faith” for all purposes of this Agreement, if the Managing Member in making such determination or taking or declining to take (or causing or permitting a Subsidiary of the Company to take or decline to take) such other action (i) reasonably believes that the determination or other action or inaction is in the best interests of the Company and its Subsidiaries and (ii) does not take or decline to take (or cause or permit a Subsidiary of the Company to take or decline to take) such action with intent to benefit any other business now owned or hereafter acquired by the Managing Member or any of its Affiliates to the detriment of the Company and its Subsidiaries.

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(e)    Without limiting the foregoing, the Managing Member shall, and shall carry out its obligations hereunder, in accordance with all Laws and requirements of this Agreement.
6.03    Major Decisions. Except for any action taken to comply with (x) any Material Project Agreement, (y) any Material Contract, or (z) the Project Financing Documents (in each case, to the extent that the Company or its Subsidiary that is a party thereto does not have a discretionary right thereunder with respect to such action) (collectively, the “Contractual Obligations”), the Company and its Subsidiaries shall not, and the Managing Member shall cause the Company and its Subsidiaries not to, take any action (including by the exercise or non-exercise of the Company’s direct or indirect approval rights in any other entity in which the Company directly or indirectly owns an interest) specified in this Section 6.03 (collectively, the “Major Decisions”) without having first obtained Class B Member Approval and Class C Member Approval which consent, in each case, except as may be expressly provided below in this Section 6.03, shall be given or withheld in accordance with the applicable Decision Standard described below; provided, however, that, in the case of clauses (a), (b), (c), (p), and (q), an action that affects the Class B Members (but not the Class C Members) shall require only Class B Member Approval, and an action that affects the Class C Members (but not the Class B Members) shall require only Class C Member Approval:
(a)    amend or waive any provisions of the Delaware Certificate, this Agreement, or the organizational documents of any Subsidiary of the Company in a manner that (i) solely with respect to the Class B Members, adversely affects the Class B Members’ interest in the Company or indirect interest in any Subsidiary of the Company or (ii) solely with respect to the Class C Members, adversely affects the Class C Members’ interest in the Company or indirect interest in any Subsidiary of the Company;
(b)    (i) solely with respect to the Class B Members, alter or change the rights, preferences, or privileges of the Class B Units or, if and to the extent adversely affecting the Class B Members’ rights in the Class B Units, the Class A Unit or the Class C Units; or (ii) solely with respect to the Class C Members, alter or change the rights, preferences, or privileges of the Class C Units or, if and to the extent adversely affecting the Class C Members’ rights in the Class C Units, the Class A Unit or the Class B Units;

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(c)    increase or decrease the authorized or issued Class A Units, Class B Units, or Class C Units, or the Pro Rata Share represented by any Units or Class of Units, other than pursuant to the terms of this Agreement;
(d)    incur Indebtedness (including, for the avoidance of doubt, any Working Capital Loans), other than (i) Tax Equity Repurchase Loans pursuant to Section 4.05(b) in an aggregate principal amount outstanding at any one time not exceeding $50 million; (ii) Emergency Loans pursuant to Section 4.05(d) in an aggregate principal amount outstanding at any one time not exceeding $50 million; (iii) Tax Payment Loans pursuant to Section 4.05(c); and (iv) Indebtedness (other than pursuant to clauses (i) through (iii)) in an aggregate principal amount outstanding at any one time not exceeding $3 million; provided that the incurrence of any Indebtedness (including Working Capital Loans, but excluding Indebtedness pursuant to clauses (i) through (iv) and Contractual Obligations) in an aggregate principal amount outstanding at any time exceeding $15 million shall be subject to the Sole Discretion Standard; provided, further, that, after the occurrence of a Triggering Event, Class B Member Approval and Class C Member Approval shall be required under this Section 6.03(d) for the incurrence of any Indebtedness (including Working Capital Loans, but excluding Indebtedness pursuant to Contractual Obligations);
(e)    (i) pay or declare any dividend or distribution on any equity interest of the Company or any of its Subsidiaries, except (A) as expressly contemplated by this Agreement or by the Project Financing Documents and (B) dividends and distributions declared and paid by the Company’s Subsidiaries to the Company or to another Subsidiary of the Company; or (ii) redeem or repurchase any equity interests of the Company or any of its Subsidiaries, other than the redemption, repurchase, or other acquisition of the Tax Equity Interests of Pine Brooke Company or any other Tax Equity Entity pursuant to the applicable Tax Equity Agreements;
(f)    authorize or issue any new or additional Class A Units, Class B Units, or Class C Units or other equity interests of the Company or any of its Subsidiaries;
(g)    convert the Company or any of its Subsidiaries to an entity other than a limited liability company or other limited liability entity, dissolve or liquidate the Company or any of its Subsidiaries, (including any actions under Article 12 hereof) or take any voluntary action to become Bankrupt;
(h)    purchase, rent, license, exchange, or otherwise acquire (each, an “Acquisition”) any assets, other than (i) with respect to any Acquisition in the ordinary course of business of spare parts or similar assets used in connection with the operations of the Subsidiaries of the Company; (ii) the redemption, repurchase, or other acquisition of Tax Equity Interests of Pine Brooke Company or any other Tax Equity Entity through the use of Tax Equity Repurchase Loans to the extent permitted by Section 4.05(b); and (iii) any Acquisition (other than those referred to in clauses (i) and (ii)) of assets for consideration not exceeding (A) $2 million in any single transaction or series of related transactions or (B) $10 million in the aggregate across all such Acquisitions; provided that any Acquisition of assets for consideration exceeding (1) $5 million in any single transaction or series of related transactions or (2) $15 million in the aggregate across all such Acquisitions shall be subject to the Sole Discretion Standard;

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(i)    Dispose of or Encumber, in any transaction or series of related transactions, any assets that, individually or in the aggregate, are material to the Company and its Subsidiaries, other than any Disposition or Encumbrance (i) to a Subsidiary of the Company; (ii) required under applicable Law; (iii) in the ordinary course of business of spare parts or similar assets used to conduct the operations of the Subsidiaries of the Company; (iv) pursuant to a Power Purchaser Buyout Event (provided that Class B Member Approval and Class C Member Approval shall be required for any determination of fair market value of the Harmony Solar Project pursuant to the Harmony Solar Power Purchase Agreement or fair market value of the Taylor Creek Solar Project pursuant to the Taylor Creek Solar Power Purchase Agreement, in each case, to the extent such fair market value is not otherwise determined by an independent appraiser in accordance with the Harmony Solar Power Purchase Agreement or Taylor Creek Solar Power Purchase Agreement, as applicable); (v) in connection with Permitted Encumbrances; (vi) of assets in any transaction or series of related transactions for consideration not exceeding (A) $2 million in any single transaction or series of related transactions or (B) $10 million in the aggregate across all such Dispositions or Encumbrances; provided that any Dispositions or Encumbrances of assets for consideration exceeding (1) $5 million in any single transaction or series of related transactions or (2) $15 million in the aggregate across all such Dispositions or Encumbrances shall be subject to the Sole Discretion Standard; or (vii) described on Schedule 6.03(i) hereto to the extent such Disposition or Encumbrance would not reduce the amount of Projected Available Cash during any Quarter, unless the Company or its applicable Subsidiary shall be entitled to compensation in respect of such reduction in Projected Available Cash by payment of a Build-Out Payment or other remedy pursuant to the applicable Build-Out Agreement;
(j)    merge or consolidate with, or acquire all or substantially all of the assets of, another Person (other than a Subsidiary of the Company); provided that any such merger, consolidation, or acquisition in which the Company (or a Subsidiary of the Company) is required to pay or receives merger consideration having an aggregate fair market value exceeding $15 million shall be subject to the Sole Discretion Standard;
(k)    enter into any Contract that prohibits or restricts distributions, or requires the establishment of any cash reserves in excess of the cash reserves permitted in the definition of Available Cash under this Agreement;
(l)    enter into a new line of business other than that contemplated by Section 2.04;
(m)    enter into, modify, or terminate any joint venture or partnership or otherwise acquire the equity interests of any Person, other than, in each case, (i) a wholly owned Subsidiary of the Company; (ii) amendments to the limited liability company agreement of, Blue Summit Interconnection to the extent either (A) such amendment would not, (x) solely with respect to the Class B Members, adversely affect the Class B Members’ interest in the Company or indirect interest in Blue Summit Interconnection or (y) solely with respect to the Class C Members, adversely affect the Class C Members’ interest in the Company or indirect interest in Blue Summit Interconnection or (B) described on Schedule 6.03(m) hereto; and (iii) the repurchase, redemption or other acquisition of the Tax Equity Interests of Pine Brooke Company or any other Tax Equity Entity, to the extent permitted by Section 4.05(b); provided that any such joint venture or partnership or other acquisition of equity interests that, by its terms, requires the contribution or payment by the Company (or a Subsidiary of the Company) of an amount exceeding $15 million shall be subject to the Sole Discretion Standard;

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(n)    make or amend any tax election or allocation with respect to the Company or its Subsidiaries in a way that (i) solely with respect to the Class B Members, would materially and adversely affect the Class B Units or (ii) solely with respect to the Class C Members, would materially and adversely affect the Class C Units (including, in either case, changing the Company’s tax treatment as a partnership for U.S. federal tax purposes);
(o)    other than with respect to any Power Purchase Agreements (which are addressed in clause (p) below), and other than such amendments, modifications, or terminations of the Material Contracts described on Schedule 6.03(o) hereto, (i) enter into, amend, modify, or terminate any Material Contract; (ii) suspend, accelerate, defer, or otherwise modify the timing of, any material payments under any Material Contract; or (iii) amend, assign, waive, or relinquish any material rights (or security posted) under any Material Contract, in each case of clauses (i) through (iii), other than in the ordinary course of business, and except for any action contemplated by clauses (i) through (iii) that (A) (1) would not reduce the amount of Available Cash projected in the then-current Budget (with respect to the period covered thereby) and the Portfolio Project Model (with respect to future periods not covered by such Budget) to be available for distribution to the Members (“Projected Available Cash”) during any Quarter, as compared to the amount of Projected Available Cash during such Quarter if such action had not been taken; (2) would not otherwise be materially adverse to the Class B Members’ rights in respect of the Class B Units or other rights pursuant to this Agreement or the Class C Members’ rights in respect of the Class C Units or other rights pursuant to this Agreement; (3) would not reasonably be expected to materially interfere with or adversely affect the performance by the Company or its Subsidiaries under any other then-existing Material Contract (including any Power Purchase Agreement); and (4) would not amend or modify the terms relating to credit support, including guarantees, or indemnification rights in any manner that is material and adverse to the Company or its Subsidiaries; or (B) extends the then-remaining term of such Material Contract but does not otherwise materially amend the provisions thereof; provided that any action contemplated by clauses (i) through (iii) that would reduce the amount of Projected Available Cash during any Quarter shall be subject to the Sole Discretion Standard;
(p)    (i) enter into, amend, modify, suspend, or terminate any Power Purchase Agreement or (ii) assign, release, waive or relinquish any material rights or obligations of (or, unless replacement security is being provided satisfying the requirements of the applicable Power Purchase Agreement, any security posted by) any party to any Power Purchase Agreement, in each case of clauses (i) and (ii), that would reasonably be expected to (A) result in a reduction of net revenues from sales of energy by the applicable Subsidiary pursuant to any Power Purchase Agreement then in effect for any measurement period thereunder (or otherwise reduce the amount of Projected Available Cash during any Quarter, as compared to the amount of Projected Available Cash during such Quarter if such action had not been taken); (B) reduce the then-remaining term of any Power Purchase Agreement then in effect; (C) materially interfere with or adversely affect the performance by the Company or its Subsidiaries under any other then-existing Material Contract (including any Power Purchase Agreement); (D) result in an amendment or modification of the terms relating to liquidated damages, or credit support (including guarantees) (other than an increase or improvement thereof), or termination rights,

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indemnification rights and limits, fees, or pricing methodology (other than an improvement thereof); or (E) (y) solely with respect to the Class B Members, be materially adverse to the Class B Members’ rights in respect of the Class B Units or other rights pursuant to this Agreement or (z) solely with respect to the Class C Members, be materially adverse to the Class C Members’ rights in respect of the Class C Units or other rights pursuant to this Agreement; provided that, after the occurrence of a Triggering Event, Class B Member Approval and Class C Member Approval shall be required under this Section 6.03(p) for any action or matter described in the foregoing clauses (i) and (ii);
(q)    enter into, amend, modify, extend, renew, fail to renew, or terminate any Affiliate Transaction, or waive any material rights under any Affiliate Transaction; provided, however, that neither Class B Member Approval nor Class C Member Approval shall be required for (i) Capital Calls pursuant to Section 4.04; (ii) (A) Tax Equity Repurchase Loans pursuant to Section 4.05(b) up to $50 million in the aggregate outstanding at any one time, (B) Emergency Loans pursuant to Section 4.05(d) up to $50 million in the aggregate outstanding at any one time, or (C) Tax Payment Loans pursuant to Section 4.05(c); (iii) Ordinary Course Hedging Activity; (iv) any Affiliate Transaction in the ordinary course of business, on terms no less favorable than generally available in an arm’s-length transaction and that are expected to result in payments less than (A) $1 million for any single transaction or series of related transactions or (B) $5 million in the aggregate across all such Affiliate Transactions (except that no consent is required for any Affiliate Transaction involving the acquisition, Disposition, or Encumbrance, in the ordinary course, of spare parts or similar assets used to conduct the operations of the Company’s Subsidiaries); (v) any Affiliate Transaction on terms no less favorable than generally available in an arm’s-length transaction and that (A) would not reduce the amount of Projected Available Cash during any Quarter as compared to the amount of Projected Available Cash during such Quarter if such Affiliate Transaction had not been entered into; (B) would not otherwise be materially adverse to the Class B Members’ rights in respect of the Class B Units or other rights pursuant to this Agreement or the Class C Members’ rights in respect of the Class C Units or other rights pursuant to this Agreement; and (C) would not reasonably be expected to materially interfere with or adversely affect the performance by the Company or its Subsidiaries under any other then-existing Material Contract (including any Power Purchase Agreement); or (vi) any transaction expressly contemplated by any of the agreements listed on Schedule 6.03(q) (excluding amendments, waivers, terminations or renewals of such agreements, unless otherwise permitted under the foregoing clauses (i) through (v)); provided, further, that, (1) any Affiliate Transaction that is expected to reduce the amount of Projected Available Cash during any Quarter shall be subject to the Sole Discretion Standard; and (2) after the occurrence of a Triggering Event, Class B Member Approval and Class C Member Approval shall be required under this Section 6.03(q) for entry into, modification, or termination of any Affiliate Transactions other than those described in the immediately foregoing clause (vi);

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(r)    commence, settle, terminate, or fail to pursue any material litigation, proceeding, governmental or regulatory action, or other Claim reasonably expected to involve the payment by the Company or its Subsidiaries of more than $1 million individually or $5 million in the aggregate; provided that any action contemplated by this Section 6.03(r) that is reasonably expected to involve the payment by the Company or its Subsidiaries of more than $3 million individually or more than $15 million in the aggregate shall be subject to the Sole Discretion Standard; provided, further, that any material litigation, proceeding, governmental or regulatory action that is a Guaranteed Tax Credit Dispute shall remain subject to control by the NEER Member and shall not require Class B Member Approval or Class C Member Approval;
(s)    hire any employees or participate or agree to be liable under any Benefit Plan;
(t)    compromise, adjust, or settle any insurance claim, or cause the Company or any of its Subsidiaries to settle any insurance claim if the amount of recovery reasonably expected exceeds $3 million;
(u)    (i) adopt or materially amend any hedging plan or (ii) enter into, materially modify or terminate any hedging arrangements, in each case, outside the ordinary course of business or in amounts exceeding any agreed hedging policy of the Company or its Subsidiaries;
(v)    approve or amend any budget other than in accordance with Section 6.09;
(w)    incur, during any calendar year or other period covered by any Budget, (i) NEER Controlled Operating Expenditures in excess of 110% of the aggregate expenditures set forth for NEER Controlled Operating Expenditures in such Budget; (ii) Capital Expenditures in excess of 110% of the aggregate expenditures set forth for such Capital Expenditures in such Budget; or (iii) Other Expenditures in excess of 110% of the aggregate expenditures set forth for Other Expenditures in such Budget; or
(x)    agree to take any of the foregoing actions.
Class B Member Approval and Class C Member Approval shall be subject to the following standards (each, a “Decision Standard”) (1) with respect to Major Decisions set forth in clauses (a) through (c), (f), (g), (l), and (p) of this Section 6.03 (and clause (x) of this Section 6.03, solely as it relates to the foregoing clauses in this clause (1)), Class B Member Approval and Class C Member Approval may be granted or withheld in the sole discretion of the applicable Members (the “Sole Discretion Standard”); (2) with respect to Major Decisions set forth in clauses (e), (k), (n), and (s) through (w) of this Section 6.03 (and clause (x) of this Section 6.03, solely as it relates to the foregoing clauses in this clause (2)), Class B Member Approval and Class C Member Approval shall not be unreasonably withheld, conditioned, or delayed; and (3) with respect to Major Decisions set forth in clauses (d), (h), (i), (j), (m), (o), (q), and (r) of this Section 6.03 (and clause (x) of this Section 6.03, solely as it relates to the foregoing clauses in this clause (3)), Class B Member Approval and Class C Member Approval shall not be unreasonably withheld, conditioned, or delayed, except to the extent otherwise set forth in each of the foregoing clauses.

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With respect to any Person (other than a Subsidiary) in which the Company or any of its Subsidiaries holds an equity interest entitled to be voted in any matter that would require Class B Member Approval or Class C Member Approval pursuant to one or more subsections of Section 6.03 if such matter were proposed to be taken by or with respect to a Subsidiary, then, other than with respect to the matters set forth on Schedule 6.03(z), prior to exercising any such vote, the Managing Member shall be required to obtain Class B Member Approval or Class C Member Approval, as applicable (which consent shall subject to the same Decision Standard applicable to such matter as if such matter were proposed to be taken by or with respect to a Subsidiary).
6.04    Affiliate Transactions. Notwithstanding anything to the contrary in this Agreement, except as otherwise permitted under Section 6.03, the taking of any action, or failure to take any action, by the Company or any of its Subsidiaries in the Company’s or such Subsidiary’s capacity as a party to an Affiliate Transaction in connection with (a) a breach, default, indemnity, or other Claim (or alleged breach, default, indemnity, or other Claim) by the Company or any of its Subsidiaries against a counterparty to such Affiliate Transaction or by a counterparty to such Affiliate Transaction against the Company or any of its Subsidiaries (including a waiver of any such breach or default, notice of breach or default, or notice of termination for breach or default in accordance with the terms of such Affiliate Transaction), to the extent (i) the monetary damages (to the extent any monetary damages are reasonably determinable and would be a sufficient remedy for such breach default, indemnity, or other Claim) arising from such actual or alleged breach default, indemnity, or other Claim would reasonably be expected to exceed $750,000 individually or $3.75 million in the aggregate across all such breaches, defaults, indemnities, or other Claims or (ii) such actual or alleged breach, default, indemnity, or other Claim (to the extent any monetary damages are not reasonably determinable and would not be a sufficient remedy for such breach default, indemnity, or other Claim) would reasonably be expected to be materially adverse to (A) the Company and its Subsidiaries or (B) the Class B Members’ rights in respect of the Class B Units or other rights pursuant to this Agreement or the Class C Members’ rights in respect of the Class C Units or other rights pursuant to this Agreement; or (b) the enforcement or exercise of, or failure to enforce or exercise, any of the Company’s or any of its Subsidiaries’ material rights or remedies in respect to a material election, notice, or consent or a breach, default, indemnity, or other Claim (or alleged breach, default, indemnity, or other Claim) described in the foregoing clause (a) shall be conducted by or under the direction of the applicable Member or Members (acting through the Class B Member Representative and Class C Member Representative, as directed by the applicable Members) holding Units representing at least 50.1% of the aggregate Pro Rata Share of all Class B Units or Class C Units, as applicable, in consultation with the Managing Member, but only after the applicable counterparty to such Affiliate Transaction and the Managing Member cooperate in good faith to resolve any disputes between them arising out of or in connection with any matter specified in clause (a) or clause (b) above, and, in the absence of any such resolution, neither the Company nor any of its Subsidiaries shall, and the Managing Member shall not cause the Company or any of its Subsidiaries to, take or fail to take any actions in respect of any matter specified in clause (a) or clause (b) above without the consent of the Class B Member Representative and the Class C Member Representative (as determined by Members holding Units representing at least 50.1% of the aggregate Pro Rata Share of all Class B Units and Class C Units, respectively). The advisors, consultants, and other representatives retained by the Company or any of its Controlled Subsidiaries in connection with any matter subject to this Section 6.04 shall be selected by the Class B Member Representative and the Class C Member Representative, in their reasonable discretion, and the reasonable, documented out-of-pocket fees, costs, and expenses of any such advisors, consultants, or other representatives so selected by the Class B Member Representative and Class C Member Representative shall be borne by the Company.

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6.05    Officers. The Managing Member may from time to time as it deems advisable appoint officers of the Company to act on behalf of the Company and assign in writing titles (including president, vice president, secretary, and treasurer) to any such person, and any such assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with such title. Each such officer shall hold office until his successor shall have been duly appointed or until his death, resignation, or removal. Any such officer may be removed by the Managing Member at any time for any reason, with or without cause, in its sole discretion. Any new or replacement officer shall be duly appointed in writing by the Managing Member. All officers shall serve at the discretion of and subject to the direction of the Managing Member. The Managing Member shall be responsible for the actions or inactions of the officers of the Company to the same extent as the Managing Member would be responsible if such actions and inactions were taken by the Managing Member. Each person listed below is hereby appointed to the office set forth opposite such person’s name, to serve until such person’s successor shall have been duly appointed or until such person’s earlier death, resignation, or removal:1

Name	Title

6.06    Business Opportunities.
(a)    Each Member, including the Managing Member, and each Affiliate of a Member may engage in and possess interests in business ventures of any and every type and description, independently or with others, including ones in competition with the Company, with no obligation to offer to the Company, any other Member, or any Affiliate of another Member the right to participate therein. Subject to Section 6.03(q), the Company may transact business with any Member or Affiliate thereof, and no Affiliate of a Member shall be restricted in its right to conduct, individually or jointly with others, for its own account any business activities. No Member or its Affiliates shall have any duty or obligation, express or implied, fiduciary or otherwise, to account to, or to share the results or profits of such business activities with, the Company, any other Member, or any Affiliate of any other Member, by reason of such business activities. The provisions of this Section 6.06 constitute an agreement to modify or eliminate, as applicable, fiduciary duties pursuant to the provisions of Section 18-1101 of the Act.
(b)    In furtherance of the foregoing, but subject to Section 6.03, each Member:

1 Note to Draft: List of officers to be provided prior to the Effective Date.

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i. renounces in advance each and every interest or expectancy it or any of its Affiliates might be considered to have under the Act, at common law or in equity, by reason of its membership in the Company in any business opportunity, or in any opportunity to participate in any business opportunity, in any business or industry in which any other Member or its Affiliates now or in the future engages, that is presented to the Company, to any other Member, to any of their respective Affiliates, or to any present or future partner, member, director, officer, manager, supervisor, employee, agent, or representative of the Company or of any other Member or any of their respective Affiliates; and

ii. waives and consents to the elimination of any fiduciary or other duty, including any duty of loyalty, that any other Member or any of its Affiliates might be considered to owe to the waiving Member, at common law or in equity, by reason of the waiving Member’s membership in the Company, to offer to the Company or the waiving Member or any of its Affiliates any such business opportunity, or in any such opportunity to participate in any such business opportunity.
(c)    The Company:
i. renounces in advance each and every interest or expectancy it might be considered to have under the Act, at common law, or in any business opportunity, or in any opportunity to participate in any business opportunity, in any business or industry in which any Member or any of its Affiliates now or in the future engages, which is presented to such Member or any of its Affiliates or to any present or future partner, member, director, officer, manager, supervisor, employee, agent, or representative of such Member or any of its Affiliates; and
ii. waives and consents to the elimination of any fiduciary or other duty, including any duty of loyalty, that any Member or any of its Affiliates might be considered to owe to the Company, at common law or in equity, by reason of such Member’s membership in the Company, to offer to the Company any such business opportunity, or in any such opportunity to participate in any such business opportunity.
6.07    Insurance Coverage. The Managing Member shall cause the Company to procure and maintain property and casualty insurance, including general liability, auto liability, workers’ compensation, employer’s liability, umbrella liability, and other types of insurance as the Managing Member may deem necessary or appropriate in its reasonable discretion and as is consistent with any requirements under the Material Project Agreements and Project Financing Documents and applicable industry standards for the industry in which the Company and its Subsidiaries operate and as otherwise maintained by, or required to by maintained by, the Company and its Subsidiaries for any Project owned or operated by the Company or its Subsidiaries.

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6.08    Exculpation and Indemnification.
(a)    To the fullest extent permitted by Law, each Member (including the Managing Member), each present and former officer of the Company, and each present and former Affiliate of a Member, and each of their respective present and former officers, directors, stockholders, partners, members, managers, employees, Affiliates, representatives, and agents, and their respective successors, heirs, and legal and personal representatives (each, a “Covered Person”) shall have no liability to the Company, any Member, or any other Person and is hereby exculpated from any liability arising out of or relating to the Company, its business, assets, properties, Subsidiaries, or liabilities or any act or omission performed or omitted by such Covered Person in relation thereto; provided, however, that the foregoing shall not eliminate any Covered Person from liability resulting from fraud, gross negligence, or the willful misconduct of such Covered Person, a breach of the express provisions this Agreement, or a bad faith breach of the implied contractual covenant of good faith and fair dealing. Notwithstanding the foregoing, nothing in this Section 6.08 shall be deemed to impose fiduciary duties on any Member (including the Managing Member) or otherwise modify or limit the standard of care set forth in Section 6.02.
(b)    To the fullest extent permitted by Law, the Company shall indemnify and hold harmless each Covered Person from and against any and all Claims in which such Covered Person may be involved, or threatened to be involved, as a party or otherwise, arising out of or relating to the Company, its business, assets, properties, Subsidiaries, or liabilities or any act or omission performed or omitted by such Covered Person in relation thereto; provided, however, that no Covered Person shall be entitled to indemnification under this Section 6.08(b) with respect to any Claim to the extent (i) resulting from fraud, gross negligence, or the willful misconduct of such Covered Person, a breach of the express provisions of this Agreement, or a bad faith breach of the implied contractual covenant of good faith and fair dealing or (ii) initiated by such Covered Person unless such Claim (or part thereof) (A) was brought to enforce such Person’s rights to indemnification hereunder or (B) was authorized or consented to by the Managing Member in connection with Claims brought against such Covered Person by Persons that are not the Company (or any of its Subsidiaries) or Affiliates of the Company or any of its Subsidiaries. Expenses incurred by a Covered Person in defending any Claim shall be paid by or on behalf of the Company in advance of the final disposition of such Claim upon receipt by the Company of an undertaking by or on behalf of such Covered Person to repay such amount if it shall be ultimately determined that such Covered Person is not entitled to be indemnified by the Company as authorized by this Section 6.08(b).
(c)    The Company acknowledges and agrees that the obligation of the Company under this Agreement to indemnify or advance expenses to any Covered Person for the matters covered hereby shall be the primary source of indemnification and advancement for such Covered Person in connection therewith, and any obligation on the part of any other indemnitor under any other agreement to indemnity or advance expenses to such Covered Person shall be secondary to the Company’s obligation and shall be reduced by any amount that such Covered Person may collect as indemnification or advancement from the Company. Subject to the foregoing, the Company shall be subrogated to the rights of such Covered Person against, and shall be entitled to

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seek contribution from, any third party, including any insurance company, that is not an Affiliate of any Member (or any insurance policy covering such Member or its Affiliates) to recover the amount of such indemnification (or such portion thereof as to which the Company shall be entitled to contribution) after the Covered Person shall have been fully and completely indemnified (whether pursuant to this Agreement or otherwise) in respect of the Claim which gave rise to such indemnification. Any such Covered Person shall fully cooperate with the Company, at the Company’s expense, in its efforts to enforce against any such third party the rights to which it is so subrogated.
(d)    The Company, as an indemnifying party from time to time, agrees that, to the fullest extent permitted by applicable Law, its obligation to indemnify Covered Persons under this Agreement shall apply to any amounts expended by any other indemnitor under any other agreement in respect of indemnification or advancement of expenses to any Covered Person in connection with any Claims to the extent such amounts extended by such other indemnitor are on account of any unpaid indemnity amounts hereunder.
(e)    The right of any Covered Person to the indemnification provided herein is cumulative of, and in addition to, any and all rights to which such Covered Person may otherwise be entitled by contract or as a matter of Law or equity, and extend to such Covered Person’s successors, assigns, and legal representatives.
(f)    If this Section 6.08 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction or properly constituted arbitration panel, then the Company shall nonetheless, to the fullest extent permitted by applicable Law, indemnify and hold harmless each Person entitled to be indemnified pursuant to this Section 6.08 as to liabilities to the full extent permitted by any applicable portion of this Section 6.08 that shall not have been invalidated.
6.09    Budgets.
(a)    The activities and operations of the Company and its Subsidiaries for each calendar year (or any other applicable period agreed to by the Managing Member with Class B Member Approval and Class C Member Approval) shall be set forth in an operating and capital expenditure budget (collectively, once approved (to the extent required) in accordance with Section 6.09(b), the “Budget”). The aggregate amount of expenditures provided for in the initial Budget for the calendar year 2021 shall be as set forth in the Portfolio Project Model, as updated in connection with the SIP Closing in accordance with the SIP PSA, which Budget is hereby approved by each Class A Member, Class B Member, and Class C Member.
(b)    The proposed Budget for each calendar year commencing in 2022 shall be prepared by the Managing Member and delivered to the Class B Member Representative and Class C Member Representative at least thirty (30) days prior to the beginning of each such calendar year and shall become the approved Budget hereunder for such calendar year (i) automatically, without further action on the part of any Member, if the aggregate amount of distributions of Projected Available Cash to the Members during such

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calendar year, as reflected in such Budget, is equal to or greater than ninety percent (90%) of the aggregate amount of distributions of Available Cash projected to be made during such calendar year in the Portfolio Project Model; or (ii) upon Class B Member Approval and Class C Member Approval, if the aggregate amount of distributions of Projected Available Cash to the Members during such calendar year, as reflected in such Budget, is less than ninety percent (90%) of the aggregate amount of distributions projected to be made during such calendar year in the Portfolio Project Model.
(c)    If a proposed Budget for any calendar year requires Class B Member Approval and Class C Member Approval pursuant to Section 6.09(b) but has not been obtained, then, unless and until such approval is obtained, the Budget for such calendar year shall be the same as the Budget in effect as of the end of the immediately preceding calendar year; provided, however, that the aggregate amount of NEER Controlled Operating Expenditures and Other Expenditures included in such preceding year’s Budget shall be increased for purposes of the Budget for such calendar year by the greater of (i) two percent (2%) per annum and (ii) an amount that is equal to the percentage change in the Consumer Price Index for all Urban Consumers, all Items (1982-84 equals 100), as published by the US Bureau of Labor Statistics for the preceding year, or if such index ceases to be compiled or published, then such other available data or index as the Members agree would be most comparable to such index. Capital Expenditures shall not be included in the Budget for such calendar year without Class B Member Approval and Class C Member Approval, other than (A) Capital Expenditures that do not, individually or in the aggregate, exceed $2 million, (B) Capital Expenditures previously approved by the Managing Member with Class B Member Approval and Class C Member Approval that have not yet been incurred or expended by the Company or its Subsidiaries, solely to the extent such Capital Expenditures are still to be incurred or expended in connection with the specific purpose for which they were previously approved, and (C) Capital Expenditures required by applicable Law or to remedy and Emergency.
ARTICLE 7
DISPOSITIONS AND RESTRICTIONS ON DISPOSITIONS

7.01    General Restrictions on Dispositions.
(a)    Except as otherwise provided in Section 4.03 or in this Article 7, (i) the NEER Member and its Affiliates holding Class A Units may not Dispose of all or any portion of their Class A Units (together with the Pro Rata Share with respect to such Class A Units) without Class B Member Approval and Class C Member Approval, other than Dispositions to one or more Affiliates of NEER; (ii) no Class B Member may Dispose of all or any portion of its Class B Units (together with the Pro Rata Share with respect to such Class B Units) prior to the sixth (6th) anniversary of the Effective Date without the prior written consent of the Managing Member, other than (A) Dispositions to one or more of its Affiliates, including any Affiliated Funds or Affiliated Investment Vehicles of such Class B Member, or (B) Dispositions following a Triggering Event, or (C) Dispositions to a Successor-in-Interest in connection with the commencement of an Insolvency Proceeding; (iii) no Class C Member may Dispose of all or any portion of its Class C Units (together with the Pro Rata Share with respect to such Class C Units) prior to the sixth (6th) anniversary of the Effective Date without the prior written consent of the Managing Member, other than (A) Dispositions to one or more of its Affiliates, including any Affiliated Funds or Affiliated Investment Vehicles of such Class C Member, (B) Dispositions in connection with any Genesis Liquidity Event, or (C) Dispositions following a Triggering Event (but only if and to the extent, in any Disposition of Class C Units by Genesis Solar Holdings pursuant to clause (A) or (C), the NEP JV Managing Member determines to effect such Disposition); provided, however, that (1) each Class A Member shall be permitted to pledge all or a portion of its Membership Interest in, and distributions with respect to, its Class A Units, Class B Units, and Class C Units (together with the Pro Rata Share with respect to such Units) solely in connection with a Class A Permitted Financing, (it being agreed by the Members that any foreclosure under such Class A Permitted Financing on pledged Class A Units shall not be deemed to violate this

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Section 7.01(a)); (2) each Class B Member shall be permitted to pledge all or a portion of its Membership Interest in, and distributions with respect to, its Class B Units (together with the Pro Rata Share with respect to such Units) solely in connection with a Class B Permitted Financing (it being agreed by the Members that any foreclosure under such Class B Permitted Financing on pledged Class B Units or Disposition to a Successor-in-Interest in connection with the commencement of an Insolvency Proceeding shall not be deemed to violate this Section 7.01(a)); and (3) each Class C Member shall be permitted to pledge all or a portion of its Membership Interest in, and distributions with respect to, its Class C Units (together with the Pro Rata Share with respect to such Units) solely in connection with a Class C Permitted Financing (it being agreed by the Members that any foreclosure under such Class C Permitted Financing on pledged Class C Units shall not be deemed to violate this Section 7.01(a)); provided, however, that, in the case of the preceding clauses (2) and (3), any Disposition by any lender, holder of Senior Notes (solely with respect to the Class B Units), or other pledgee of pledged Class B Units or pledged Class C Units, respectively, in connection with or following any such foreclosure, including to a Successor-in-Interest, shall (A) remain subject to Section 7.01(b) and (B) require the prior written consent of the NEER Member if the proposed Assignee is an Excluded Party. Subject to Section 7.01(b), (y) at any time on or after the sixth (6th) anniversary of the Effective Date or an earlier Triggering Event, each of the Class B Members and Class C Members may Dispose of all or any portion of its Class B Units or Class C Units (together with the Pro Rata Share with respect to such Units), as applicable, and (z) at any time on or after a Genesis Liquidity Event, each of the Class C Members may Dispose of all or any portion of its Class C Units (together with the Pro Rata Share with respect to such Class C Units), in each case of (y) and (z) to any Person, other than an Excluded Party, without the consent of the Managing Member, subject to the rights of the NEER Member with respect to such Class B Units or Class C Units, respectively, as set forth in Section 7.01(c). Each Member agrees that it shall deliver to the Managing Member and the other Members prior written notice of any proposed Disposition or Encumbrances of its Membership Interests (a “Disposition Notice”). Any attempted Disposition or Encumbrance of a Membership Interest other than in strict accordance with this Article 7 shall be, and is hereby declared, null and void ab initio.
(b)    An Assignee may be admitted to the Company as a Member, with the Units, Membership Interest and Pro Rata Share so Disposed of to such Assignee, only if such Disposition is effected in accordance with Section 7.01(a). In addition to the requirements set forth in Section 7.01(a), any Disposition of Units and any admission of an Assignee as a Member shall also be subject to each of the following requirements, and such Disposition (and admission, if applicable) shall not be effective unless and until such requirements are complied with or satisfied; provided that the Managing Member, in its sole and absolute discretion, may waive any of the following requirements (it being understood and agreed that each of (x) the Disposition of Class B Units to the SIP Member by SIP SellCo in accordance with and pursuant to the SIP PSA and Section 4.03(b), (y) the Disposition of Class C Units to NEP Acquisitions by US SellCo in accordance with and pursuant to the NEP Purchase Agreement, and (z) the Disposition of Class C Units to Genesis Solar Holdings by NEP Acquisitions through one or more assignments, distributions, or contributions to Affiliates of NEP Acquisitions, in each case, satisfies all requirements set forth in this Agreement to effect such Disposition and to admit the SIP Member as a Class B Member upon consummation of the SIP Closing on the SIP Closing Date and Genesis Solar Holdings as a Class C Member upon consummation of the Genesis Closing on the Genesis Closing Date):
i. Disposition Documents. The following documents must be delivered to the Managing Member and must be satisfactory, in form and substance, to the Managing Member in connection with any Disposition of Units in order for a Disposition to be effected (provided that, in the case of a Disposition to a Successor-in-Interest pursuant to a foreclosure under a Class A Permitted Financing, a Class B Permitted Financing, or a Class C Permitted Financing, the documents under clause (B) below shall be required to be executed and delivered by only the Assignee (and not the Disposing Member) and all expenses required to be paid under clause (ii) below may be paid solely by the applicable Assignee):

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(A)    Disposition Instrument. A fully executed copy of the instrument pursuant to which the Disposition is effected.
(B)    Ratification of and Joinder to this Agreement. An instrument, executed by the Disposing Member and its Assignee, containing the following information and agreements, to the extent they are not contained in the instrument described in Section 7.01(b)(i)(A): (1) the notice address of the Assignee and, if applicable, each Parent of the Assignee; (2) the Pro Rata Share, after giving effect to the Disposition, of each of the Disposing Member and its Assignee (which together must total the Pro Rata Share of the Disposing Member before the Disposition); (3) the Assignee’s ratification of this Agreement and agreement to be bound by this Agreement, and Assignee’s confirmation that the representations and warranties in Section 3.02 are true and correct with respect to it; and (4) representations and warranties by the Disposing Member and its Assignee that the Disposition and admission of Assignee are being made in accordance with all applicable Laws and, to the extent applicable, the terms of any Class A Permitted Financing, Class B Permitted Financing, or Class C Permitted Financing and do not result in any violation thereof or default thereunder.
(C)    Ratification of and Joinder to Master Services Agreement. In the event of any Disposition of Class B Units (including any Disposition to a Successor-in-Interest, but subject to such Successor-in-Interest’s right to terminate the Master Services Agreement pursuant to Part IV(2)(b) of the 2020 Services Annex thereto and pay its Applicable Portion of the Outstanding Fees in accordance with the terms thereof), an instrument, executed by such Assignee containing the Assignee’s joinder to and ratification of the Master Services Agreement and agreement to be bound by the Master Services Agreement as a Master Service Recipient (as defined in the Master Services Agreement), including the Master Service Recipient’s obligations with respect to payment of the Management Fee pursuant to and in accordance with the terms thereof (and any Accrued MSA Amount), as well as the Class B Distribution Offset and the other provisions of Section 5.07 and Section 5.08 relating to the Accrued MSA Amount; provided that, in the event of a Disposition of less than all of the outstanding Class B Units to an Assignee, such Assignee shall be required to agree in such joinder and ratification to pay its Applicable Portion of the Outstanding Fees.
ii. Payment of Expenses. The Disposing Member and its Assignee shall pay, or reimburse the Company for, all reasonable costs and expenses incurred by the Company in connection with the Disposition and admission on or before the tenth (10th) day after the receipt by that Person of the Company’s invoice for the amount due. The Company will provide such invoice as soon as practicable after the amount due is determined or made known to the Company, but in no event later than ninety (90) days thereafter.
iii. No Release. No Disposition of a Membership Interest shall effect a release of the Disposing Member from any of its liabilities to the Company or the other Members arising from events or circumstances occurring prior to the Disposition.
iv. No Violation of Laws. No Disposition of a Membership Interest shall be permitted unless such Disposition is being made (A) pursuant to a valid exemption from registration under the Securities Act and any applicable state securities Law and in accordance with such securities Laws and (B) in accordance with all other applicable Laws.

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v. PTP. No Disposition shall be permitted if such Disposition would result in the Company’s being treated as a publicly traded partnership subject to tax as an association for U.S. federal income tax purposes pursuant to Section 7704 of the Code.
(c)    If, at any time on or after the sixth (6th) anniversary of the Effective Date, any Triggering Event or, solely with respect to any Class C Member, any Genesis Liquidity Event, (y) any Class B Member wishes to Dispose of any or all of its Class B Units (together with the Pro Rata Share with respect to such Units) other than to an Affiliate or (z) any Class C Member wishes to Dispose of any or all of its Class C Units (together with the Pro Rata Share with respect to such Units) other than to an Affiliate, then the NEER Member shall have a right of first offer with respect thereto in accordance with the following provisions:
i. The Disposing Member shall deliver to the Managing Member and each other Member a Disposition Notice specifying whether such Disposing Member intends to dispose of all or a portion of such Person’s Class B Units or Class C Units, as applicable, together with the corresponding Pro Rata Share with respect to Units.
ii. The NEER Member shall have a period of up to thirty (30) days following receipt of such Disposition Notice to offer in writing (an “Offer Notice”) to purchase all of the Class B Units or Class C Units, as applicable, specified in the Disposition Notice (together with the Pro Rata Share with respect to such Units), which Offer Notice shall include the proposed aggregate purchase price (which may be payable in cash, Cash Equivalents, or publicly traded securities as set forth in such Offer Notice) and the date on which such purchase is proposed to be consummated.
iii. If the NEER Member fails to submit an Offer Notice within such period of thirty (30) days or such Disposing Member rejects the NEER Member’s offer contained in the Offer Notice, then, for a period of one hundred eighty (180) days thereafter, the Disposing Member shall be permitted to sell to any Person other than an Excluded Party the Class B Units or Class C Units, as applicable, together with the corresponding Pro Rata Share, specified in the Disposition Notice on terms that are, in the aggregate, no less favorable to such Disposing Member than those offered by the NEER Member pursuant to Section 7.01(c)(ii) hereof (including taking into account amount and form of consideration (including any liquidity discounts) and such other factors as such Disposing Member may reasonably determine in good faith), subject to compliance with Section 7.01(b).
iv. Each Class B Member and Class C Member hereby agrees that, in connection with any Disposition of its Class B Units or Class C Units, as applicable, and corresponding Pro Rata Share, pursuant to this Section 7.01(c), such Member shall repay all of its then outstanding Indebtedness required to be repaid under any applicable Class B Permitted Financing or Class C Permitted Financing (including any breakage costs, termination fees, or other payments that would be due or payable thereunder) and all other Indebtedness pursuant to which the Class B Units or Class C Units being acquired pursuant to this Section 7.01(c) are Encumbered, plus the amounts required to be paid under any swap, cap, forward, future, or other derivative transaction entered into in connection with the hedging of interest rates such that the Class B Units or Class C Units, as applicable, being acquired pursuant to this Section 7.01(c) shall be free and clear of all Encumbrances upon the consummation of such Disposition.

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v. NEER Member may, in its sole discretion, assign to NEP JV Member, or any Affiliate of NEER Member or NEP JV Member, its right to offer to purchase the Class B Units and corresponding Pro Rata Share of any Class B Member pursuant to this Section 7.01(c).
(d)    Notwithstanding anything in this Agreement to the contrary, no Member may Dispose of all or any portion of its Membership Interest to the extent (i) the transferee is, during (A) the period that production tax credits under Section 45 of the Code (or any successor provision) may be claimed with respect to the output of any direct or indirect asset of a Tax Equity Entity, or (B) any applicable depreciation recovery period of any direct or indirect asset of a Tax Equity Entity, a Person who is a Related Party; (ii) the Disposition would, with respect to any Tax Equity Investor, result in any recapture, loss, unavailability, delay, or disallowance of all or a portion of any federal income tax credits otherwise available pursuant to Section 45 of the Code or Section 48 of the Code (or, in each case, any successor provision) allocated or allowed, or that would otherwise be allocable or allowable, to such Tax Equity Investor; or (iii) during the (x) applicable investment tax credit recapture period or (y) any period in which depreciation deductions under the Modified Accelerated Cost Recovery System (MACRS) may be claimed by a Tax Equity Entity with respect to any of its direct or indirect assets, the Disposition would cause all or a portion of any of the assets held by the Company or any of its Subsidiaries to become “tax-exempt use property” within the meaning of Section 168(h) of the Code during any applicable recovery period.
ARTICLE 8
TAXES

8.01    Tax Returns. The Managing Member shall cause the Company to engage an independent accounting firm to prepare and timely file (on behalf of the Company) all federal, state, and local Tax returns required to be filed by the Company and its Subsidiaries. Each Member shall furnish to the Managing Member all pertinent information in its possession relating to the Company’s operations that is necessary to enable the Company’s Tax returns to be timely prepared and filed. The Company shall bear the costs of the preparation and filing of its returns. Within seventy-five (75) days after the end of each calendar year, the Company shall provide estimated federal, state and local income tax information and schedules as may be necessary for tax reporting purposes, including Internal Revenue Service Schedule K-1, and shall provide final information on or about July 31 of each calendar year. The Company shall promptly provide any other tax information reasonably requested by each Member with respect to such year.
8.02    Certain Tax Matters.
(a)    The Company shall make the following elections on the appropriate Tax returns:
i. to adopt as the Company’s fiscal year the calendar year;
ii. to adopt the accrual method of accounting;
iii. if a distribution of the Company’s property occurs as described in Section 734 of the Code or upon a transfer of Membership Interest as described in Section 743 of the Code, on request by notice from any Member, to elect, pursuant to Section 754 of the Code, to adjust the basis of the Company’s properties; provided that, notwithstanding the foregoing, the Company shall make an election under Section 754 of the Code with respect to the taxable year that includes the SIP Closing Date and the Genesis Closing Date;
iv. to elect to deduct or amortize the organizational expenses of the Company in accordance with Section 709(b) of the Code;

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v. subject to Section 8.03(g), any other election the Managing Member may deem appropriate;
vi. where applicable, to claim (and cause its Subsidiaries to claim) depreciation deductions under the Modified Accelerated Cost Recovery System (MACRS); and
vii. to elect out of any “bonus” depreciation under Section 168(k) of the Code or any corresponding provision of the Code.
(b)    Neither the Company nor any Member shall make an election for the Company or any of its direct or indirect Subsidiaries to be (i) subject to tax as an association for U.S. federal income tax purposes or (ii) excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state law and no provision of this Agreement shall be construed to sanction or approve such an election.
(c)    The NEER Member and the Company, as applicable, shall cause each Tax Equity Entity to make the following elections:
i. an election under Section 754 of the Code for the taxable year of such Tax Equity Entity that includes the date of this Agreement, to the extent such an election is not already in effect; and
ii. to elect out of any “bonus” depreciation under Code Section 168(k) or any corresponding provision of the Code with respect to (A) Tax Equity Entity assets acquired after the date of this Agreement and (B) any Section 743(b) adjustment of the Company in Project assets.
(d)    In connection with matters relating to Texas franchise Taxes addressed in Section 8.8(o) of the Pine Brooke Company LLC Agreement, the Managing Member (i) shall be responsible for making the determinations contemplated by the first and third sentences of such provision (relating to the existence of a “Texas Combined Return Year” (as defined in the Pine Brooke Company LLC Agreement) and the amount of any payment required to be made to the Company with respect thereto); and (ii) shall have the right to control any Tax proceedings described in such Section 8.8(o) of the Pine Brooke Company LLC Agreement.
8.03    Partnership Representative.
(a)    The Managing Member shall serve as the “partnership representative” of the Company within the meaning of Section 6223(a) of the Code (the “Partnership Representative”). The Partnership Representative shall inform each other Member of all material matters that may come to its attention in its capacity as the Partnership Representative by giving notice thereof on or before the fifth (5th) Business Day after becoming aware thereof and, within that time, shall forward to each other Member copies of all material written communications it may receive in that capacity. The Managing Member is hereby directed and authorized to take whatever steps it, in its reasonable discretion, deems necessary or desirable to perfect such designation, including filing any forms or documents with the IRS, designating an individual to serve as the sole individual through whom the Partnership Representative will act, and taking such other action as may from time to time be required under the Treasury Regulations. The Managing Member will remain as the Partnership Representative so long as it retains any ownership interests in the Company unless it requests that it not serve as Partnership Representative; provided, however, that, notwithstanding the foregoing, the Managing Member shall not be permitted to resign unless and until the Members have found a replacement Partnership Representative approved unanimously in writing by the Members.

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(b)    Notwithstanding anything in this Agreement to the contrary, and with the exception that the Class B Member Approval and Class C Member Approval described in this paragraph is not required for any Guaranteed Tax Credit Dispute, the Partnership Representative must: (i) obtain Class B Member Approval and Class C Member Approval (not to be unreasonably withheld, conditioned, or delayed) with respect to (y) commencing any judicial or administrative action or appealing any adverse determination of a Governmental Authority, in each case relating to taxes and (z) surrendering, settling or compromising any audit or proceeding relating to taxes, in each case of clause (y) or (z), only to the extent such action, adverse determination, audit or proceeding, as applicable, relates to a taxable period during which a Member other than NEER Member or any of its Affiliates held Class B Units and/or Class C Units; and (ii) inform and consult with each Class B Member and Class C Member, on a timely basis, regarding the status of investigations, audits, proceedings and negotiations with any Governmental Authority, in each case, to the extent relating to taxes and a taxable period during which a Member other than NEER Member or any of its Affiliates held Class B Units and/or Class C Units. Any reasonable cost or expense incurred by the Partnership Representative in connection with its duties, including the preparation for or pursuance of administrative or judicial proceedings, shall be paid by the Company. For the avoidance of doubt, no Class B Member Approval or Class C Member Approval shall be required pursuant to this Section 8.03 in connection with any Guaranteed Tax Credit Dispute; provided that the NEER Member shall keep the Class B Members and the Class C Members reasonably informed in connection with the developments in any a Guaranteed Tax Credit Dispute and consider any reasonable comments received in connection therewith.
(c)    The Partnership Representative may, in its reasonable discretion, make the election provided by Section 6221(b) of the Code to have Subchapter C of Chapter 63 of the Code not apply (the “Election Out”).
(d)    If the Internal Revenue Service proposes an adjustment in the amount of any item of income, gain, loss, deduction, or credit of the Company, or any Member’s (or former Member’s) distributive share thereof, and such adjustment results in an “imputed underpayment” as described in Section 6225(b) of the Code (a “Covered Audit Adjustment”), the Partnership Representative may (but shall not be required to) elect, to the extent that such election is available (taking into account whether the Partnership Representative has received any needed information on a timely basis from the Members and former Members, if applicable), and the Election Out was not previously made, to apply the alternative method provided by Section 6226 of the Code (the “Alternative Method”). To the extent that the Partnership Representative does not elect the Alternative Method with respect to a Covered Audit Adjustment, the Partnership Representative shall use commercially reasonable efforts to (a) request information necessary to, and to make any modifications available under Sections 6225(c) of the Code to the extent that such modifications are available (taking into account whether the Partnership
Representative has received any needed information on a timely basis from the Members and former Members) as would, reduce any Company Level Taxes payable by the Company with respect to the Covered Audit Adjustment, and (b) if requested by a Member, provide to such Member information allowing such Member to file an amended U.S. federal income Tax return, as described in Section 6225(c)(2) of the Code, to the extent that such amended return and payment of any related U.S. federal income taxes would reduce any Company Level Taxes payable by the Company with respect to the Covered Audit Adjustment (after taking into account any modifications described in clause (a)). Similar procedures shall be followed in connection with any state or local income tax audit that incorporates rules similar to Subchapter C of Chapter 63 of the Code.
(e)    Notwithstanding any provision of this Agreement to the contrary, any taxes, penalties, and interest payable under Subchapter C of Chapter 63 of the Code by the Company (“Company Level Taxes”) shall be treated as attributable to the Members (and former Members if applicable) of the Company, and the Partnership Representative shall cause the Company to allocate the burden of any such Company Level Taxes to those Members (and former Members if applicable) to whom such amounts are reasonably attributable

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(whether as a result of their status, actions, inactions, or otherwise), taking into account the effect of any modifications described in Section 8.03(d) that reduce the amount of Company Level Taxes. All Company Level Taxes allocated to a Member (or a former Member if applicable), at the option of the Managing Member, shall (i) be promptly paid to the Company by such Member (or former Member if applicable) (“Option A”) or (ii) be paid by reducing the amount of the current or next succeeding distribution or distributions which would otherwise have been made to such Member pursuant to Section 5.01 or Section 5.02 and, if such distributions are not sufficient for that purpose, by reducing the proceeds of liquidation otherwise payable to such Member pursuant to Section 5.03 (“Option B”). If the Managing Member selects Option A, the Company’s payment of the Company Level Taxes allocated to the applicable Member (or former Member if applicable) shall be treated as a distribution to such Member (or former Member) and the payment by such Member (or former Member) to the Company shall be treated as a capital contribution for U.S. federal income tax purposes; provided that such payments shall not affect the Capital Accounts of, any other contributions to be made by, or the distributions and allocations to be made to the applicable Members (or former Member) under this Agreement. If the Managing Member selects Option B, the applicable Member shall for all purposes of this Agreement be treated as having received a distribution of the amount of its allocable share of the Company Level Taxes at the time such Company Level Taxes are paid by the Company. To the fullest extent permitted by applicable Law, each Member (whether or not such Member becomes a Member after the Effective Date) hereby agrees to indemnify and hold harmless the Company and the other Members (or former Members if applicable) from and against any liability for Company Level Taxes allocated to such Member in accordance with this Section 8.03(e) (including, with respect to any former Member, any Company Level Taxes allocated to such former Member that are attributable to taxable periods (or portions thereof) during which such former Member was treated as holding an interest in the Company).
(f)    If any Member intends to file a notice of inconsistent treatment under Section 6222(c) of the Code, such Member shall give reasonable notice under the circumstances to the other Members of such intent and the manner in which the Member’s intended treatment of an item is (or may be) inconsistent with the treatment of that item by the other Members.
(g)    Except as may be required by applicable Law, the Managing Member and the Company shall not make any election or take any action, including such elections or actions specifically authorized under this Section 8.03, that reasonably would be expected to have a disproportionate adverse effect on the SIP Member or the NEP JV Member or any of their Affiliates or direct or indirect investors.
8.04    Certain Agreements. Each of the Members represents, as of the Effective Date, the SIP Closing Date and the Genesis Closing Date, and covenants to the Company and each other Member that during the Term of this Agreement (a) its ownership of a Membership Interest will not (i) during the applicable investment tax credit recapture period or any period in which depreciation deductions under the Modified Accelerated Cost Recovery System (MACRS) may be claimed by a Tax Equity Entity with respect to any direct or indirect asset, cause any portion of the Company’s or any of its Subsidiaries’ assets to be treated as “tax-exempt use property” within the meaning of Section 168(h) of the Code or (ii) result in a Tax Equity Entity having a direct or indirect owner that (A) is not “United States person” within the meaning of Code Section 7701(a)(30) (other than any such owner who holds its interest in the Tax Equity Entity indirectly through an entity classified as a U.S. corporation for U.S. federal income tax purposes), or (B) during (x) the period that production tax credits under Section 45 of the Code (or any successor provision) may be claimed with respect to the output of any direct or indirect asset of a Tax Equity Entity, or (y) any applicable depreciation recovery period of any direct or indirect asset of a Tax Equity Entity, is a Related Party; and (b) such Member shall make an election pursuant to Section 168(k)(7) of the Code with respect to any property for which it would otherwise be entitled to a deduction under Section 167(a) of the Code for any additional allowance pursuant to Section 168(k)(1) of the

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Code in connection with the transactions contemplated by the Purchase Agreement, and shall not take the position that it is entitled to any such deduction on any income Tax return.
ARTICLE 9
BOOKS, RECORDS, REPORTS, INFORMATION UPDATES, AND BANK ACCOUNTS

9.01    Maintenance of Books.
(a)    The Managing Member shall keep or cause to be kept at the principal office of the Company or at such other location it deems necessary or appropriate complete and accurate books and records of the Company, including all books and records necessary to provide to the Members any information required to be provided pursuant to Section 3.07 and Section 9.02, supporting documentation of the transactions with respect to the conduct of the Company’s business, and minutes of the proceedings of its Members and the Managing Member, and any other books and records that are required to be maintained by applicable Law.

(b)    The books of account of the Company shall be (i) maintained on the basis of a fiscal year that is the calendar year; (ii) maintained on an accrual basis in accordance with GAAP; and (iii) audited by a nationally recognized certified public accounting firm selected by the Managing Member and retained by the Company at the end of each Fiscal Year; provided that the Members’ Capital Accounts shall be maintained in accordance with Article 4 and Article 5.
9.02    Reports.
(a)    No later than one hundred seventy-five (175) days following the end of each fiscal year of the Company, the Managing Member shall prepare and deliver, or cause to be prepared and delivered, to each Member annual financial statements of the Company and its Controlled Subsidiaries on a consolidated basis audited by a nationally recognized certified public accounting firm and prepared in accordance with GAAP, including a balance sheet, an income statement, a statement of cash flows, and a statement of changes in each Member’s equity as of the end of the immediately preceding fiscal year, starting with the year ended December 31, 2021.
(b)    No later than seventy-five (75) days following the last day of each of the first three Quarters of each fiscal year, the Managing Member shall prepare and deliver, or cause to be prepared and delivered, to each Member an unaudited balance sheet, income statement, and a statement of cash flows of the Company and its Controlled Subsidiaries on a consolidated basis for such Quarter, as well as operating reports on a consolidated and a Project basis for such Quarter; provided that the Managing Member shall prepare and deliver to each Member an unaudited balance sheet, income statement, and a statement of cash flows of the Company and its Controlled Subsidiaries for the fourth Quarter of each fiscal year no later than ninety (90) days following the last day of such Quarter. Within thirty (30) days after the end of each Quarter, the Managing Member shall prepare and deliver to each Member quarterly certificates or other evidence of ownership of Class B Units by such Member as of the last day of such Quarter. Within thirty (30) days after the end of each calendar month, the Managing Member shall prepare and deliver to each Member a narrative report regarding the operational performance of the assets of the Company and its Controlled Subsidiaries on a consolidated and a Project basis, including with respect to generation, availability, average realized price, spot rates, and curtailment. All unaudited financial statements shall be prepared in conformance with GAAP, based on the information available at the time such financial statements are issued, subject to normal year-end adjustments and the absence of footnotes.

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(c)    Each Member shall be permitted to deliver to its lenders or holders of any debt instruments (including, with respect to any Class B Member, any holder of Senior Notes) under any applicable Class A Permitted Financing, Class B Permitted Financing, or Class C Permitted Financing any financial information or report delivered to it by the Managing Member pursuant to this Section 9.02.
(d)    Promptly following the Company’s receipt of any reports or financial statements from any Tax Equity Entity or other Subsidiary of the Company, the Managing Member shall provide a copy thereof to each Member. The Managing Member shall deliver to each Member a copy of any reports, financial statements, or other information that is delivered by any Tax Equity Entity or other Subsidiary to its lenders or holders of Tax Equity Interests under any credit facility or Project Financing Document to which such Tax Equity Entity or other Subsidiary is a party.
(e)    In addition to its obligations set forth above, the Managing Member shall timely prepare and deliver to any Member or its Parent, upon such Member’s reasonable request, all of such additional financial statements and additional financial information as shall be required in order for each Member and its Affiliates to comply with any applicable reporting requirements under (i) the Securities Act and the Exchange Act, and the rules and regulations promulgated thereunder, (ii) any National Securities Exchange or automated quotation system, or (iii) any other any other rules or regulations promulgated by a Governmental Authority with jurisdiction over such Member or its Affiliates.
(f)    The cost of preparing any financial statements or other information required to be prepared by the Company pursuant to this Section 9.02 shall be borne by the Company.
9.03    Information Updates; Quarterly Meetings.
(a)    The Managing Member shall notify the Class B Members and the Class C Members of the occurrence of any Emergency or material risk of Emergency or any other material developments or events that are reasonably likely to adversely affect the Company or any of its Subsidiaries, and any breaches of any Affiliate Transactions or Material Project Agreement, including (for the avoidance of doubt) any breach or threatened breach of any representation, warranty, covenant, or agreement under the SIP PSA or NEP Purchase Agreement. The Managing Member shall provide notice of the foregoing events promptly, but in no event more than five (5) Business Days following the date on which the Managing Member becomes aware of such events.
(b)    If the actual amount of Available Cash distributed by the Company during any calendar year is less than 82.5% of the projected amount of Available Cash to be distributed by the Company during such calendar year, as set forth in the Portfolio Project Model for any such calendar year, then, at the request of the Class B Member Representative, the Managing Member shall prepare and deliver to the Class B Member Representative and the Class C Member Representative an update to the Portfolio Project Model to reasonably reflect the then-current projections for the business of the Company and its Subsidiaries (provided that any such update to the Portfolio Project Model shall not be deemed to update the Portfolio Project Model for any purposes, including for purposes of Section 6.03(o) or Section 6.09).
(c)    The Class B Member Representative and Class C Member Representative, shall have the right, exercisable no more than once per Quarter (unless a Triggering Event has occurred, in which case, at any time from and after the occurrence of such Triggering Event), upon at least ten (10) Business Days’ prior notice, to hold a meeting on such date and at such time as shall be mutually agreed (which may be, at the Managing Member’s option, in person or by means of remote communication) between representatives of the Class B Member Representative, Class C Member Representative and senior management of the Managing Member and the Company and its Subsidiaries to discuss the performance, forecasted projections and business

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plan of the Company and its Subsidiaries. The Managing Member and the Company shall make its senior management reasonably available for such meeting to the extent doing so would not unreasonably interfere with the operations of the Company and its Subsidiaries. Additionally, from and after the occurrence of a Triggering Event, as requested by the Class B Member Representative upon reasonable advance notice, and at reasonable times during usual business hours and in such a manner as not to interfere unreasonably with the operation of the business of the Company or any of its Subsidiaries, the Managing Member will make employees and representatives of the Company and its Subsidiaries available to answer questions regarding the performance of the business of the Company and its Subsidiaries.
9.04    Bank Accounts. The Company shall establish and maintain one or more separate bank and investment accounts and arrangements for Company funds in the Company’s name with such financial institutions and firms as the Managing Member may determine. Funds of the Company shall be deposited in such banks or other depositories as shall be designated from time to time by the Managing Member. The Company’s funds may not be commingled with the funds of any other Person. All withdrawals from any such depository shall be made only as authorized by the Managing Member and shall be made only by check, wire transfer, debit memorandum, or other written instruction.
9.05    Compliance with Laws. The Managing Member (a) shall adopt, revise, and maintain policies and procedures as may be required by, and in any event sufficient to ensure compliance in all material respects with all applicable Laws, including Sanctions, the FCPA, as amended, and other applicable Anti-Corruption Laws, and (b) shall not transact any business with or for the benefit of any Sanctioned Person or otherwise violate Sanctions.
ARTICLE 10
WITHDRAWAL

10.01    No Right of Voluntary Withdrawal. A Member has no power or right to voluntarily Withdraw from the Company without the prior written consent of all remaining Members, in their sole and absolute discretion.
10.02    Deemed Withdrawal. A Member is deemed to have Withdrawn from the Company if such Member is Bankrupt or dissolves and commences liquidation or winding-up or if it is unlawful for a Member to continue to be a Member. If there occurs an event that makes it unlawful for a Member to continue to be a Member, then the Members shall negotiate in good faith to determine a workaround to allow such Member to continue to receive the benefits of being a Member.
10.03    Effect of Withdrawal. A Member that is deemed to have Withdrawn pursuant to Section 10.02 (a “Withdrawn Member”) must comply with the following requirements in connection with its deemed Withdrawal:
(a)    The Withdrawn Member ceases to be a Member immediately upon the occurrence of the applicable Withdrawal event.
(b)    The Withdrawn Member shall not be entitled to receive any distributions from the Company except as set forth in Section 10.03(e), to exercise any voting or consent rights, or to receive any further information (or access to information) from the Company. The Pro Rata Share of such Withdrawn Member shall not be taken into account in calculating the Pro Rata Share of any of the remaining Members for any purposes of this Agreement.

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(c)    The Withdrawn Member must pay to the Company all amounts owed to it by such Withdrawn Member.
(d)    The Withdrawn Member shall remain obligated for all liabilities it may have under this Agreement or otherwise with respect to the Company that accrued prior to the Withdrawal.
(e)    The Withdrawn Member shall (i) have the status of only an Assignee, and not a Member, and (ii) be entitled to receive, in such capacity, its share of the Net Profits and Net Losses of the Company and to receive its portion of each distribution that is made by the Company pursuant to Section 5.01, Section 5.02, and Section 5.03 as if it held the Membership Interest held immediately prior to its Withdrawal. From the date of the Withdrawal to the date on which the Company is dissolved and its affairs wound up in accordance with Article 12, the former Capital Account balance of the Withdrawn Member shall be recorded as a contingent obligation of the Company, and not as a Capital Account. The rights of a Withdrawn Member under this Section 10.03(e) shall (A) be subordinate to the rights of any other creditor of the Company, (B) not include any right on the part of the Withdrawn Member to receive any interest or other amounts with respect thereto (except as may otherwise be provided in the evidence of any Indebtedness of the Company owed to such Withdrawn Member); (C) not require any Member to make a Capital Contribution or a loan to permit the Company to make a distribution or otherwise to pay the Withdrawn Member; and (D) be treated as a liability of the Company for purposes of Section 12.02.
(f)    Except as set forth in Section 10.03(e), a Withdrawn Member shall not be entitled to receive any return of its Capital Contributions or other payment from the Company in respect of its Membership Interest.
(g)    The Pro Rata Share of each of the remaining Members shall be amended to reflect the Withdrawal of the Withdrawn Member, and such Withdrawn Member’s Class A Units, Class B Units, or Class C Units, as applicable, shall be deemed cancelled and extinguished.
(h)    All costs and expenses incurred by the Withdrawn Member in connection with its Withdrawal shall be borne by such Withdrawn Member, and the Withdrawn Member shall reimburse all other Members for all costs and expenses incurred by such Members in connection with such Withdrawal.

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ARTICLE 11
DISPUTE RESOLUTION

11.01    Disputes. This Article 11 shall apply to any dispute arising under or related to this Agreement (whether arising in contract, tort, or otherwise, and whether arising at law or in equity), including (a) any dispute regarding the construction, interpretation, performance, validity, or enforceability of any provision of this Agreement or whether any Person is in compliance with, or breach of, any provisions of this Agreement, and (b) subject to Section 11.02, any deadlock among the Members with respect to any matter subject to a vote of the Members, and (c) the applicability of this Article 11 to a particular dispute. Notwithstanding the foregoing, this Article 11 shall not apply to any matters that, pursuant to the provisions of this Agreement, are to be determined solely by the Managing Member. Any dispute to which this Article 11 applies is referred to herein as a “Dispute.” With respect to a particular Dispute, each Member that is a party to such Dispute is referred to herein as a “Disputing Member.” The provisions of this Article 11 shall be the exclusive method of resolving Disputes.
11.02    Negotiation to Resolve Disputes. If a Dispute arises, the Disputing Members (or agents thereof) shall promptly meet (whether by telephone or in person) in a good faith attempt to resolve the Dispute.

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11.03    Courts. If a Dispute is still unresolved following ten (10) Business Days after the Disputing Members attempted in good faith to resolve the Dispute in accordance with Section 11.02, then any of such Disputing Members may submit such Dispute to the Court of Chancery of the State of Delaware or, in the event that such Court does not have jurisdiction over the subject matter of such dispute, to another court of the State of Delaware or a U.S. federal court located in the State of Delaware (collectively, “Delaware Courts”). Each of the Members irrevocably submits to the exclusive jurisdiction of, and agrees not to commence any action, suit, or proceeding relating to a Dispute except in, the Delaware Courts and hereby consents to service of process in any such Dispute by the delivery of such process to such party at the address and in the manner provided in Section 13.01. Each of the Members hereby irrevocably and unconditionally waives any objection to the laying of venue in any Dispute in the Delaware Courts and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any action, suit, or proceeding brought in any such court has been brought in an inconvenient forum. EACH MEMBER IRREVOCABLY WAIVES, to the fullest extent permitted by applicable law, any right it may have to a TRIAL BY JURY IN ANY ACTION, suit, OR PROCEEDING arising out of, relating to or otherwise WITH RESPECT TO THIS AGREEMENT or any transaction contemplated hereby.
11.04    Specific Performance. The Members understand and agree that (a) irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms, (b) although monetary damages may be available for the breach of such covenants and agreements such monetary damages are not intended to and do not adequately compensate for the harm that would result from a breach of this Agreement, would be an inadequate remedy therefor and shall not be construed to diminish or otherwise impair in any respect any Member’s or the Company’s right to specific performance, and (c) the right of specific performance is an integral part of the transactions contemplated by this Agreement and without that right none of the Members would have entered into this Agreement. It is accordingly agreed that, in addition to any other remedy that may be available to it, including monetary damages, each of the Members and the Company shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement. Each of the Members further agrees that neither the Company nor any Member shall be required to obtain, furnish, or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 11.04, and each Member waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing, or posting of any such bond or similar instrument.

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ARTICLE 12
DISSOLUTION, WINDING-UP AND TERMINATION

12.01    Dissolution. The Company shall dissolve and its affairs shall be wound up on the first to occur of the following events (each a “Dissolution Event”):
(a)    consent of the NEER Member, Class B Member Approval, and Class C Member Approval; or
(b)    an event that makes it unlawful for the business of the Company to be carried on; provided that, if such an event occurs, then the Members shall negotiate in good faith to determine a workaround to allow the business of the Company to be lawfully carried on and such event shall not be deemed a “Dissolution Event” unless and until the Members mutually agree that no such workaround is reasonably feasible.
Each Member hereby waives its right to make an application for the dissolution of the Company pursuant to Section 18-802 of the Act.

12.02    Winding-Up and Termination.
(a)    On the occurrence of a Dissolution Event, the Managing Member shall, or shall designate another Person to, serve as liquidator. The liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The costs of winding-up shall be borne as a Company expense. Until final distribution, the liquidator shall continue to operate the Company properties with all of the power and authority of the Members. The steps to be accomplished by the liquidator are as follows:
i. as promptly as possible after dissolution and again after final winding-up, the liquidator shall cause a proper accounting to be made by a recognized firm of certified public accountants of the liquidator’s choosing of the Company’s assets, liabilities, and operations through the last calendar day of the month in which the dissolution occurs or the final winding-up is completed, as applicable;
ii. the liquidator shall discharge from Company funds all of the Indebtedness of the Company and other debts, liabilities, expenses, and obligations of the Company (including all expenses incurred in winding-up and any loans described in Section 4.05) or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine); and
iii. all remaining assets of the Company shall be distributed to the Members, subject to Section 5.07, as follows:
(A)    the liquidator may sell any or all Company property, including to Members, and any resulting gain or loss from each sale shall be computed and allocated to the Capital Accounts of the Members in accordance with Section 5.04 and Section 12.02(b);

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(B)    with respect to all Company property that has not been sold, the fair market value of that property shall be determined and the Capital Accounts of the Members shall be adjusted to reflect the manner in which the unrealized income, gain, loss, and deduction inherent in property that has not been previously reflected in the Capital Accounts would be allocated among the Members if there were a taxable Disposition of that property for the fair market value of that property on the date of distribution, as determined by the Managing Member in its reasonable discretion (it being agreed by the Members that a determination by the Managing Member that the fair market value of any such property equals the value of such property reflected in current financial statements prepared in accordance with GAAP shall be deemed reasonable); and
(C)    Company property (including cash) shall be distributed among the Members in accordance with their respective positive Capital Account balances; and those distributions shall be made before the end of the taxable year in which liquidation of the Company occurs or, if later, within 90 days after the date of the liquidation of the Company.
(b)    Notwithstanding anything in Section 5.04 to the contrary, in the Fiscal Year or other applicable period in which a Dissolution Event occurs, items of income, gain, deduction, or loss shall be allocated among the Members in a manner such that the Capital Account of each Member, immediately after giving effect to such allocation, is, as nearly as possible, equal (proportionately) to the amount each Member would receive as a distribution under Section 5.01.
(c)    The distribution of cash or property to a Member in accordance with the provisions of this Section 12.02 constitutes a complete return to the Member of its Capital Contributions and a complete distribution to the Member of its Membership Interest and all the Company’s property and constitutes a compromise to which all Members have consented pursuant to Section 18-502(b) of the Act. To the extent that a Member returns funds to the Company, it has no claim against any other Member for those funds.
(d)    No dissolution or termination of the Company shall relieve a Member from any obligation to the extent such obligation has accrued as of the date of such dissolution or termination. Upon such termination, any books and records of the Company that the liquidator reasonably determines may ever be needed again by one or more Persons who were Members as of the dissolution or termination shall be retained by the Managing Member or its designee, who shall keep such books and records (subject to review by any Person that was a Member at the time of dissolution) for a period at least three (3) years. After the expiration of such period of three (3) years, if the Managing Member (or its designee) no longer agrees to keep such books and records, it shall offer the Persons who were Members at the time of dissolution or termination a reasonable opportunity to take over such custody, (i) shall deliver such books and records to such Persons if they elect to take over such custody (or as all of such Persons otherwise direct) and, upon request by any other Person that elects to take custody (and at such other Person’s cost), deliver a copy of such books and records to such other Person, or (ii) may destroy such books and records if no such Person so elects.

12.03    Deficit Capital Accounts. No Member will be required to pay to the Company, to any other Member or to any third party any deficit balance that may exist from time to time in its or another Member’s Capital Account. However, in the event the Company’s interest in the Pine Brooke Company is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) and the Company has a deficit capital account balance (after giving effect to all contributions, distributions, and allocations for all taxable years of the Pine Brooke Company, including the taxable year in which such liquidation occurs), then the Members will each make

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Capital Contributions to the Company in an aggregate amount as shall be necessary to restore the Company’s deficit capital account in the Pine Brooke Company to the extent required under Section 10.2(e) of the Pine Brooke Company LLC Agreement, with each Member being required to fund its pro rata share of such Capital Contribution in proportion to the cumulative amount of Net Loss allocated to such Member pursuant to Section 5.04 in the then-current and all prior periods, and such aggregate amount will be further contributed by the Company to the Pine Brooke Company to be used to restore such deficit capital account.
12.04    Certificate of Cancellation. On completion of the distribution of Company assets as provided herein, the Managing Member shall file a certificate of cancellation with the Secretary of State of the State of Delaware, cancel any other filings made pursuant to Section 2.06, and take such other actions as may be necessary to terminate the existence of the Company. Upon the filing of such certificate of cancellation, the existence of the Company shall terminate (and the Term shall end), except as may be otherwise provided by the Act or other applicable Law.
ARTICLE 13
GENERAL PROVISIONS

13.01    Notices. Except as expressly set forth to the contrary in this Agreement, all notices, requests, or consents provided for or permitted to be given under this Agreement must be in writing and must be delivered to the recipient by electronic mail (a copy of which may be delivered in person or by courier or mail). A notice, request, or consent given under this Agreement is effective on receipt by the applicable Member. All notices, requests, and consents to be sent to a Member must be sent to or made at the addresses given for that Member on Exhibit A or such other address as that Member may specify by notice to the Managing Member and the other Members. Any notice, request, or consent to the Company must be given to all of the Members. Whenever any notice is required to be given by Law, the Delaware Certificate, or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.
13.02    Entire Agreement; Superseding Effect. This Agreement together with the SIP PSA and the NEP Purchase Agreement (and each other agreement required hereby and thereby) constitutes the entire agreement of the Members and their Affiliates relating to the Company and the transactions contemplated hereby and supersedes all provisions and concepts contained in all prior agreements.

13.03    Effect of Waiver or Consent. Except as otherwise provided in this Agreement, a waiver or consent, express or implied, to or of any breach or default by any Member in the performance by that Member of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Member of the same or any other obligations of that Member with respect to the Company. Except as otherwise provided in this Agreement, failure on the part of a Member to complain of any act of any Member or to declare any Member in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Member of its rights with respect to that default until the applicable statute of limitations has run.
13.04    Amendment or Restatement. Each of this Agreement and the Delaware Certificate may, subject to Section 6.03, be amended or restated only by a written instrument executed (or, in the case of the Delaware Certificate, approved) by the Managing Member. Notwithstanding the foregoing, (a) the Managing Member may amend this Agreement without the approval of any Members (i) to implement the valid admission of New Members or Assignees as Members; (ii) to correct typographical, formatting, cross-referencing, or other similar errors; and (iii) to update Exhibit A from time to time to reflect the valid admission of New Members, the

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valid admission of Assignees as Members, the making of additional Capital Contributions by Members, the issuances of Class A Units, Class B Units, Class C Units or other classes or groups of Membership Interests, adjustments to the Pro Rata Share applicable to any Units pursuant to Section 4.02, and the Disposition of Membership Interests, so long as such transactions were approved and consummated in accordance with the terms of this Agreement; and (b) if the Managing Member determines that any amendment of this Agreement is necessary to satisfy any Law, the Members shall negotiate in good faith to enter into an amendment of this Agreement to satisfy such Law that is mutually agreeable.
13.05    Binding Effect. Subject to the restrictions on Dispositions set forth in this Agreement, this Agreement is binding on and shall inure to the benefit of the Members and their respective successors and permitted assigns.
13.06    Governing Law; Severability. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION. In the event of a direct conflict between the provisions of this Agreement and any mandatory, non-waivable provision of the Act, such provision of the Act shall control. If any provision of the Act provides that it may be varied or superseded in a limited liability company agreement (or otherwise by agreement of the members or managers of a limited liability company), such provision shall be deemed superseded and waived in its entirety if this Agreement contains a provision addressing the same issue or subject matter. If any provision of this Agreement or the application thereof to any Member or circumstance is held invalid or unenforceable to any extent, (a) the remainder of this Agreement and the application of that provision to other Members or circumstances is not affected thereby, and (b) the Members shall negotiate in good faith to replace that provision with a new provision that is valid and enforceable and that puts the Members in substantially the same economic, business, and legal position as they would have been in if the original provision had been valid and enforceable.

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13.07    Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions; provided, however, that this Section 13.07 shall not obligate a Member to furnish guarantees or other credit supports by such Member’s Parent or other Affiliates.
13.08    Appointment of Class B Member Representative.
(a)    By the execution and delivery of this Agreement (or any joinder or counterpart thereto), each Class B Member other than the NEER/NEP Class B Parties hereby irrevocably constitutes and appoints the Class B Member Representative as the true and lawful agent and attorney-in-fact of such Class B Member, with full power of substitution to act jointly in the name, place, and stead of such Class B Member to act on behalf of such Class B Member in any litigation or arbitration involving this Agreement, to do or refrain from doing all such further acts and things, and to execute all such documents as the Class B Member Representative shall deem necessary or appropriate in connection with the transactions contemplated by this Agreement, including the power to (i) execute and deliver all amendments, waivers, ancillary agreements, certificates, and documents that the Class B Member Representative deems necessary or appropriate in connection with the consummation of the transactions contemplated by this Agreement, (ii) grant any and all approvals or consents on behalf of such Class B Member pursuant to this Agreement, and any and all other matters requiring the consent or approval of such Class B Member under this Agreement or any other agreement, instrument, or document contemplated hereby or in connection with the Class B Units held by such Class B Member, other than any such matter that requires consent of any particular Class B Member, (iii) receive funds, make payments of funds, and withhold a portion of any amounts to be paid to such Class B Member hereunder or any other payment to be made by or on behalf of such Class B Member pursuant to this Agreement, including amounts required to pay the fees and expenses of professionals incurred by the Class B Members in connection with the transactions contemplated by this Agreement, (iv) do or refrain from doing any further act or deed on behalf of such Class B Member that the Class B Member Representative deems necessary or appropriate in its sole discretion relating to the subject matter of this Agreement, and (v) receive service of process in connection with any claims under this Agreement. The SIP Member is hereby appointed as the initial Class B Member Representative.
(b)    The appointment of the Class B Member Representative hereunder shall be deemed coupled with an interest and shall be irrevocable, and survive the death, incompetence, bankruptcy or liquidation of any Class B Member bound by Section 13.08(a) and shall be binding on any successor thereto; provided, however, that the Class B Member Representative’s appointment hereto shall terminate automatically when the Class B Member Representative is no longer the record owner of any Class B Units or is no longer the managing member or general partner that Controls a Class B Member that owns Class B Units. The SIP Member shall have the right to designate a successor Class B Member Representative upon written notice delivered to the Managing

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Member not less than ten (10) Business Days in advance of such designation; provided that the Person appointed to serve as successor Class B Member Representative must be a record owner of Class B Units or the managing member or general partner that Controls a Class B Member that owns Class B Units. The Class B Members other than the NEER/NEP Class B Parties hereby confirm all that the Class B Member Representative shall do or cause to be done by virtue of its appointment hereby as the Class B Member Representative. All actions taken by the Class B Member Representative under this Agreement shall be binding upon each Class B Member other than the NEER/NEP Class B Parties and such Class B Member’s successors as if expressly confirmed and ratified in writing by such Class B Member, and all defenses that may be available to such Class B Member to contest, negate, or disaffirm the action of the Class B Member Representative taken in good faith under this Agreement are waived.
(c)    The Company, the NEER Member, the NEP JV Member, and any other Person may conclusively and absolutely rely, without inquiry and without any liability whatsoever, upon any action of the Class B Member Representative in all matters referred to herein, including that the Class B Member Representative has obtained any prior approval or consent of the Class B Members other than the NEER/NEP Class B Parties as may be required, under this Agreement or otherwise, to take any such action. Neither the Company, the NEER Member, the NEP JV Member, nor any other Person will be liable to any Class B Member, any of Affiliate thereof, or any other Person as a result of, in connection with, or relating to the performance of the Class B Member Representative’s duties and obligations under this Agreement, including with respect to any errors in judgment, negligence, oversight, breach of duty, or otherwise of the Class B Member Representative.
13.09    Appointment of Class C Member Representative.
(a)    By the execution and delivery of this Agreement (or any joinder or counterpart thereto), each Class C Member other than the NEER Class C Parties hereby irrevocably constitutes and appoints the Class C Member Representative as the true and lawful agent and attorney-in-fact of such Class C Member, with full power of substitution to act jointly in the name, place, and stead of such Class C Member to act on behalf of such Class C Member in any litigation or arbitration involving this Agreement, to do or refrain from doing all such further acts and things, and to execute all such documents as the Class C Member Representative shall deem necessary or appropriate in connection with the transactions contemplated by this Agreement, including the power to (i) execute and deliver all amendments, waivers, ancillary agreements, certificates, and documents that the Class C Member Representative deems necessary or appropriate in connection with the consummation of the transactions contemplated by this Agreement, (ii) grant any and all approvals or consents on behalf of such Class C Member pursuant to this Agreement, and any and all other matters requiring the consent or approval of such

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Class C Member under this Agreement or any other agreement, instrument, or document contemplated hereby or in connection with the Class C Units held by such Class C Member, other than any such matter that requires consent of any particular Class C Member, (iii) receive funds, make payments of funds, and withhold a portion of any amounts to be paid to such Class C Member hereunder or any other payment to be made by or on behalf of such Class C Member pursuant to this Agreement, including amounts required to pay the fees and expenses of professionals incurred by the Class C Members in connection with the transactions contemplated by this Agreement, (iv) do or refrain from doing any further act or deed on behalf of such Class C Member that the Class C Member Representative deems necessary or appropriate in its sole discretion relating to the subject matter of this Agreement, and (v) receive service of process in connection with any claims under this Agreement. The NEP JV Member is hereby appointed as the initial Class C Member Representative.
(b)    The appointment of the Class C Member Representative hereunder shall be deemed coupled with an interest and shall be irrevocable, and survive the death, incompetence, bankruptcy or liquidation of any Class C Member bound by Section 13.09(a) and shall be binding on any successor thereto; provided, however, that the Class C Member Representative’s appointment hereto shall terminate automatically when the Class C Member Representative is no longer the record owner of any Class C Units or is no longer the managing member or general partner that Controls a Class C Member that owns Class C Units. The NEP JV Member shall have the right to designate a successor Class C Member Representative upon written notice delivered to the Managing Member not less than ten (10) Business Days in advance of such designation; provided that the Person appointed to serve as successor Class C Member Representative must be a record owner of Class C Units or the managing member or general partner that Controls a Class C Member that owns Class C Units. The Class C Members other than the NEER Class C Parties hereby confirm all that the Class C Member Representative shall do or cause to be done by virtue of its appointment hereby as the Class C Member Representative. All actions taken by the Class C Member Representative under this Agreement shall be binding upon each Class C Member other than the NEER Class C Parties and such Class C Member’s successors as if expressly confirmed and ratified in writing by such Class C Member, and all defenses that may be available to such Class C Member to contest, negate, or disaffirm the action of the Class C Member Representative taken in good faith under this Agreement are waived.
(c)    The Company, the NEER Member, the SIP Member, and any other Person may conclusively and absolutely rely, without inquiry and without any liability whatsoever, upon any action of the Class C Member Representative in all matters referred to herein, including that the Class C Member Representative has obtained any prior approval or consent of the Class C Members other than the NEER Class C Parties as may be required, under this Agreement or otherwise, to take any such action. Neither the Company, the NEER Member, the SIP Member, nor any other Person will be liable to any Class C Member, any of Affiliate thereof, or any other Person as a result of, in connection with, or relating to the performance of the Class C Member Representative’s duties and obligations under this Agreement, including with respect to any errors in judgment, negligence, oversight, breach of duty, or otherwise of the Class C Member Representative.
13.10    Article 8 of the Uniform Commercial Code. No Member may elect to cause any Membership Interest or other equity interest held by a Class B Member or Class C Member, as applicable, to constitute a “security” within the meaning of Article 8 of the Uniform Commercial Code as in effect from time to time in the State of Delaware or Article 8 of the Uniform Commercial Code of any other applicable jurisdiction.

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13.11    Waiver of Certain Rights. Each Member irrevocably waives any right it may have to maintain any action for dissolution of the Company or for partition of the property of the Company.
13.12    Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.
13.13    Expenses. Each Member shall bear its own transaction costs and any other costs and expenses incurred in connection with being a Member, holding its Membership Interest, and administering its rights and obligations under this Agreement.
[Remainder of page intentionally left blank. Signature page follows.]

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IN WITNESS WHEREOF, the Members have executed and delivered this Agreement as of the date first set forth above.

MEMBERS:

PINE BROOKE FUNDING, LLC

By: __________________________________
Name:
Title:

KKR PINE BROOKE ISSUER LLC

By: __________________________________
Name:
Title:

NEXTERA ENERGY PARTNERS ACQUISITIONS, LLC

By: __________________________________
Name:
Title:

GENESIS SOLAR HOLDINGS, LLC

By: __________________________________
Name:
Title:

[Signature Page to Second Amended and Restated Limited Liability Company Agreement of Pine Brook Class A Holdings, LLC]

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EXHIBIT A
Members

Name and Address of Member	Number and Class of Membership Interest	Pro Rata Share
Pine Brooke Funding, LLC c/o NextEra Energy Resources, LLC 700 Universe Boulevard Juno Beach, Florida 33408 Attention: NEER General Counsel Email: Mitch.Ross@nee.com	100,000,000 Class A Units	10%
KKR Pine Brooke Issuer LLC c/o Kohlberg Kravis Roberts & Co. L.P. 9 West 57th Street, Suite 4200 New York, New York 10019 Attention: General Counsel; Felipe Hamaoui E-mail: neon@kkr.com; felipe.hamaoui@kkr.com	1,000,000 Class B Units	50%
Genesis Solar Holdings, LLC c/o NextEra Energy Partners, LP 700 Universe Boulevard Juno Beach, Florida 33408 Attention: General Counsel Email: Mitch.Ross@nee.com	1,000,000 Class C Units	40%

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EXHIBIT D
FORM OF WILMOT BUILD-OUT AGREEMENT
[The form of Wilmot Build-Out Agreement follows this cover page]

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Final Form
BUILD-OUT AGREEMENT

This BUILD-OUT AGREEMENT (this “Agreement”), dated as of [●], 2020, is entered into by and between NEXTERA ENERGY RESOURCES, LLC, a Delaware limited liability company (“NextEra”), and NEXTERA ENERGY PARTNERS ACQUISITIONS, LLC, a Delaware limited liability company (“NEP Acquisitions”). NextEra and NEP Acquisitions shall be referred to hereunder collectively as the “Parties” and, individually as a “Party”.
PRELIMINARY STATEMENTS:
1.Wilmot Energy Center, LLC, a Delaware limited liability company (“Wilmot Energy” or “Project Owner”), is developing and will own an approximately 100 megawatt solar photovoltaic electric generating facility and an approximately 30 megawatt energy storage system, to which it will be connected, located in Pima County, Arizona (the “Wilmot Solar Project” or “Project”). The Project is located on the land described in the easements, rights of way, leases, deeds and other instruments in real property to which the Project Owner is a party on the [date] hereof (“Project Easements”).
2.NextEra or its Affiliates own, or may in the future own, options to, and/or may obtain, easements, leases or other land rights in neighboring or adjacent lands to the Project to the extent any such rights are reasonably expected to result in any Shading and Soiling Effect, O&M Interference Effect or Transmission Access Effect, the “Subsequent Phase Land Rights”, and together with the applicable Project Easements, “Project Land Rights.”
3.On December [●], 2020, NEP Acquisitions consummated the direct or indirect acquisition of one hundred percent (100%) of NextEra’s indirect interest in the Project Owner pursuant to the Amended and Restated Purchase and Sale Agreement, dated as of February 22, 2016, as amended, supplemented and modified, by the Amendment to the Amended and Restated Purchase and Sale Agreement, dated as of [Month] [●], 2020, and the 2020 Acquired Companies Annex for the 2020 Acquired Companies attached as Attachment 1 thereto.
4.The Parties contemplate that the Subsequent Phase Land Rights would be used in connection with the construction of additional electric generating facilities and energy storage facilities.
5.The Parties wish to set forth the rights, obligations and restrictions binding on and in favor of the Parties and their Affiliates with respect to (a) the economic effects, if any, on the Project Owner (including the owners of the Project Owner) as a result of the Shading and Soiling Effect, Transmission Access Effect or O&M Interference Effect, as applicable, caused by the Implementation of Subsequent Phases, (b) ensuring that the participants in each Subsequent Phase possess sufficient real estate rights in respect to transmission lines on and across the lands covered by the applicable Project Easements to develop that Subsequent Phase in an orderly and financeable manner, and (c) the protection of the Project Owner’s rights under the Interconnection Agreement, in each such case, subject to the terms and conditions of this Agreement.
NOW, THEREFORE, in consideration of the mutual agreements, covenants, representations and warranties set forth herein, and other good and valuable consideration, the

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receipt and sufficiency of which the Parties acknowledge, and intending to be legally bound hereby, the Parties hereby agree to the following:
ARTICLE ONE
DEFINITIONS AND PRINCIPLES OF INTERPRETATION

1.1    Definitions. The following capitalized terms will have the respective meanings set forth below.
“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” or “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership, by contract, or otherwise. Any Person will be deemed to be an Affiliate of any specified Person if such Person owns more than fifty percent (50%) of the voting securities of the specified Person, if the specified Person owns more than fifty percent (50%) of the voting securities of such Person, or if more than fifty percent (50%) of the voting securities of the specified Person and such Person are under common control.
“Agreement” means this Build-Out Agreement, as amended from time to time.

“Build-Out Payment” means (A)  the amount set forth in cell D55 in the Wilmot Energy DCF tab of the Project Model for Wilmot Energy after such Project Model has been updated with any changes needed to take into account the Subsequent Phase Effect caused by a Subsequent Phase on the Project, as determined by NextEra in consultation with each of the applicable Independent Engineer and the applicable Independent Transmission Consultant.

[“Cash Adjustment” means, on any date of determination, with respect to any Subsequent Phase, the excess, if any, of the Build-Out Payment for all Subsequent Phases over two hundred fifty thousand Dollars ($250,000) for Wilmot Energy.]

“Deemed Non-Impacting Phase” means any Subsequent Phase the boundaries, or any physical infrastructure, of which are located more than one (1) kilometer from the boundaries, or any physical infrastructure, of the Wilmot Solar Project.

“Governmental Authority” means the United States of America, any state, commonwealth, territory or possession thereof, any county or municipal government, any governmental authority and any political subdivision, or agency of any of the foregoing, including courts, departments, commissions, boards, bureaus, regulatory bodies, agencies or other instrumentalities, including any regional transmission organizations or independent system operators.

“Implementation” or “Implement” means the material on-site development, construction or operation of any Subsequent Phase which could reasonably be expected to affect the Wilmot Solar Project.

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“Independent Engineer” means [Luminate, LLC] or a successor independent engineer appointed by NextEra and approved by NEP Acquisitions (such approval not to be unreasonably withheld or delayed).

“Independent Transmission Consultant” means [nFront Consulting LLC] or a successor independent transmission consultant appointed by NextEra and approved by NEP Acquisitions (such approval not to be unreasonably withheld or delayed).

“Interconnection Agreement” means that certain Standard Large Generator Interconnection Agreement, dated as of June 13, 2019, by and between Wilmot Energy Center, LLC, a Delaware limited liability company, and Tucson Electric Power Company, an Arizona corporation.

“Law” means any applicable statute, law, ordinance, regulation, rate, ruling, order, restriction, requirement, writ, injunction, decree or other official act of or by any Governmental Authority.

“NextEra” has the meaning given in the preamble to this Agreement.

“O&M Interference Effect” means the specifically identifiable increased costs or cash savings achieved by the Wilmot Solar Project due to the Implementation of a Subsequent Phase as a result of sharing the Subsequent Phase Rights, facilities and infrastructure, all of the above as then reasonably determined by the Independent Engineer.

“Other Facility” means an electric generating facility, including without limitation an energy storage facility that does not include a Wind Turbine and does not contain photovoltaic modules.

“Parties” or “Party” has the meaning given in the preamble to this Agreement and shall include the respective successors and permitted assigns of each Party.

“Person” means a natural person, partnership, limited partnership, limited liability partnership, limited liability company, trust, business trust, estate, association, joint venture, cooperative, corporation, custodian, nominee or any other individual or entity in its own or any represented capacity.

“Phase Design” has the meaning given in Section 2.1(a).

“Point of Interconnection” has the meaning given in the Interconnection Agreement.

“Project” has the meaning given in paragraph 1 of the Preliminary Statements to this Agreement, and shall include all related interconnection facilities, and all other rights necessary for the ownership and operation of the Project and the sale of power from the Project.

“Project Land Rights” has the meaning given in paragraph 2 of the Preliminary Statements to this Agreement.

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“Project Easements” has the meaning given in paragraph 1 of the Preliminary Statements to this Agreement.

“Project Model” has the meaning set forth in the Purchase and Sale Agreement with respect to Wilmot Energy, as modified from time to time pursuant to Section 2.1(i) of this Agreement for each Implementation of a Subsequent Phase for which a Cash Adjustment has been paid.

“Purchase and Sale Agreement” has the meaning given in paragraph 3 of the Preliminary Statements to this Agreement.

“Repowering” or “Repowered” means the changes or replacement of the equipment constituting an electric generation facility or energy storage facility which increases the transmission impact of such facility.

“Shading and Soiling Effect” means the identified detrimental effect due to the Implementation of a Subsequent Phase, calculated as a percentage reduction in the net capacity factor of the Project set forth in the Project Model as a result of shading and/or soiling created or increased by the presence of the Subsequent Phase in connection with the Implementation of such Subsequent Phase, all of the above as then reasonably determined by the Independent Engineer; provided, that any Deemed Non-Impacting Phase shall be deemed not to result in any Shading and Soiling Effect.

“Subsequent Party” means, with respect to any Subsequent Phase, any Party, NextEra Affiliate, or other valid successor or assignee thereof that owns or plans to develop such Subsequent Phase.

“Subsequent Phase” means (a) any electric generation facility, expansion of an electric generation, energy storage facility, expansion of an energy storage facility or Repowering, which is to be Implemented using Subsequent Phase Rights; provided that, for the avoidance of doubt, no electric generation facility or energy storage facility that is Implemented after giving effect to and complying with the terms and conditions of this Agreement (a “Compliant Project”), shall not, subject to the immediately following sentence, be a “Subsequent Phase” for purposes of Section 2.1 of this Agreement. Notwithstanding the foregoing, in the event that any electric generating equipment with capacity to generate more than 4.0 MW of electricity included in any Compliant Project is reasonably expected to result in any Shading and Soiling Effect (provided such relocation is within 1.0 (one) kilometer of the Project), then in each case the relocation or Repowering of the applicable electric generation equipment will be treated as an Implementation of a Subsequent Phase for purposes of Section 2.1 (other than the first sentence thereof) of this Agreement. For avoidance of doubt, the Project shall not be, or be deemed for any purpose to be, a Subsequent Phase and any expansion of, or re-location of the electrical generation equipment at, the Project shall not be subject to this Agreement.

“Subsequent Phase Effect” means the Shading and Soiling Effect, the Transmission Access Effect and the O&M Interference Effect.

“Subsequent Phase Land Rights” has the meaning given in paragraph 2 of the Preliminary Statements to this Agreement.

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“Subsequent Phase Owner” mean any Party or NextEra Affiliate or any Subsequent Party which has or subsequently acquires Subsequent Phase Rights after the date of this Agreement.

“Subsequent Phase Rights” means (a) with respect to a Subsequent Phase that is an electric generation facility, the right to use (i) the Project Land Rights, (ii) any facilities or infrastructure of the Project Owner, or (iii) the Project’s substation or the portion of the transmission line or facilities used by the Project Owner which are located between such Project’s substation and the Point of Interconnection (regardless of whether such transmission line or transmission facility is owned directly or indirectly by the Project Owner), and (b) with respect to a Subsequent Phase that is an energy storage facility, the rights to use (i) any facilities or infrastructure of the Project Owner, or (ii) the Project’s substation or the portion of the transmission line or facilities used by the Project Owner which are located between such Project’s substation and Point of Interconnection (regardless of whether such transmission line or transmission facility is owned directly or indirectly by the Project Owner), in each case of clause (a) and (b), to the extent such right relates to the Implementation after the date hereof of a Subsequent Phase, the expansion after the date hereof of a Subsequent Phase (other than the Project), or the relocation or Repowering (as applicable) after the date hereof of more than two (2) Wind Turbines at a wind farm, more than 4.0 MW at a solar project or electric generating equipment with a capacity to generate more than 4.0 MW of electricity at any Other Facility (other than the Project).

“Transmission Access Effect” means, with respect to the Implementation of a Subsequent Phase, the identified detrimental effect on the Project as a result of Subsequent Phase being granted access to and use of such Project’s substation or any transmission line or transmission facility used by the Project Owner located on the Project’s side of each Point of Interconnection, including any increase in line losses and any added costs, expenses or losses (including lost revenues, on a grossed up basis, and lost federal and state production tax credits) of such Project associated with the curtailment, down time or line loss of such Project resulting from the upgrading, tying into, starting up, testing, commissioning or use of such Project’s substation, transmission line or transmission facility by the Subsequent Phase, as then reasonably determined by the Independent Transmission Consultant.

“Wind Turbine” means a wind turbine generator, each including the following components: a tower, a nacelle, turbine blades, controller/low voltage distribution panel console (including interconnecting cabling from the nacelle to the ground controller), control panels, wind vanes, FAA lighting, grounding, and anemometers.

1.2    Rules of Interpretation.

(a)    Titles, captions and headings in this Agreement are inserted for convenience only and will not be used for the purposes of construing or interpreting this Agreement.

(b)    In this Agreement, unless a clear, contrary intention appears: (i) the singular includes the plural and vice versa; (ii) reference to any Person includes such Person’s successors and assigns but, in the case of a Party, only if such assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (iii) reference to any gender includes each other gender; (iv) reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and

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in effect from time to time in accordance with the terms thereof and, if applicable, the terms of this Agreement; (v) reference to any law means such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, including, if applicable, rules and regulations promulgated thereunder; (vi) reference to any Article or Section means such Article or Section of this Agreement, and references in any Article, Section or definition to any clause means such clause of such Article, Section or definition; (vii) “hereunder”, “hereof”, “hereto” and words of similar import will be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision of this Agreement; (viii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; and (ix) relative to the determination of any period of time, “from” means “from and including”, “to” means “to but excluding” and “through” means “through and including”.

(c)    Words and abbreviations not defined in this Agreement that have well-known technical or power industry meanings in the United States are used in this Agreement in accordance with those recognized meanings.

(d)    This Agreement was negotiated and prepared by the Parties with advice of counsel to the extent deemed necessary by each Party. The Parties have agreed to the wording of this Agreement, and none of the provisions of this Agreement will be construed against one Party on the ground that such Party is the author of this Agreement or any part of this Agreement.

ARTICLE TWO
OBLIGATIONS AND RIGHTS OF THE PARTIES

2.1    Rights to Develop Subsequent Phases. In accordance with the terms of this Agreement, NEP Acquisitions acknowledges and agrees to the right of any Subsequent Phase Owner to Implement any Subsequent Phase. Each Party and each Subsequent Phase Owner which is a party hereto agrees that it will not Implement any Subsequent Phase, except in compliance with the procedures set forth in this Section 2.1. Without limiting the foregoing, NextEra agrees that it will not permit any of its Affiliates to Implement any Subsequent Phase unless such Affiliate complies with the procedures set forth in this Section 2.1 or enters into a build-out agreement with respect to such Subsequent Phase (an “Affiliate Build-Out Agreement”) in substantially the form of, or becomes a party to, this Agreement. In addition, NextEra further agrees that prior to it or any of its Affiliates selling or otherwise transferring any direct or indirect interest in an Affiliate of NextEra that has Subsequent Phase Rights to any non-Affiliate, it shall cause such Affiliate holding such Subsequent Phase Rights to become a party to this Agreement or to enter into a build-out agreement with respect to such Subsequent Phase Rights in substantially the form of this Agreement (a “Transferred Affiliate Build-Out Agreement”) unless the Affiliate holding such Subsequent Phase Rights continues to be controlled directly or indirectly by NextEra. Without limiting NextEra’s obligations under this Section 2.1, any Affiliate Build-Out Agreement or Transferred Affiliate Build-Out Agreement shall apply only to the Subsequent Phase Rights acquired by such Affiliate while it is an Affiliate of NextEra.
(a)    Prior to the later of (i) the beginning of the Implementation of any Subsequent Phase or (ii) ten (10) days following the execution of this Agreement, the Subsequent Phase Owner will, at its own expense, prepare and present to the Project Owner, each Independent Engineer and each

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Independent Transmission Consultant a detailed development procedure (including the proposed design and construction timetable for the Subsequent Phase) (the “Phase Design”) sufficient to allow (i) the Independent Engineer to analyze and determine on a preliminary basis the Shading and Soiling Effect, and the O&M Interference Effect and (ii) the Independent Transmission Consultant to analyze and determine on a preliminary basis the Transmission Access Effect. NextEra, or its Affiliates, and the Subsequent Phase Owner will cause (i) the Independent Engineer to calculate the O&M Interference Effect and (ii) the Independent Transmission Consultant to calculate the Transmission Access Effect; provided, however, that NextEra, its Affiliates and the Subsequent Phase Owner shall have no obligation to cause any Independent Engineer to perform such calculation with respect to a Shading and Soiling Effect if no solar facilities or the Subsequent Phase will be within 1.0 (one) kilometer of the Project.
(b)    Based on the Subsequent Phase Effect, if any, as reasonably determined by the Independent Engineer (taking into account the Transmission Access Effect, if any, reasonably determined by the Independent Transmission Consultant) under Section 2.1(a), NextEra will run the Project Model for the Project, in each case, changing the inputs or assumptions, as applicable, solely to give effect to the applicable Subsequent Phase Effect as calculated on a preliminary basis.
(c)    If the Project Model as modified for the Subsequent Phase Effect, as reasonably determined by the Independent Engineer (taking into account the Transmission Access Effect, if any, reasonably determined by the Independent Transmission Consultant) on a preliminary basis, results in a Build-Out Payment greater than zero, then NextEra will determine the relevant Cash Adjustment assuming that the Subsequent Phase is built in accordance with the Phase Design. If a Cash Adjustment is equal to or less than zero, no further action is required under this Section 2.1(c).
(d)    As a condition to commencing construction of the Subsequent Phase or relocation of the applicable Wind Turbine included in such Subsequent Phase, the Subsequent Phase Owner will provide one or more guarantees by NextEra for any Cash Adjustment, as applicable, or in lieu thereof, a letter of credit or other security in form and substance, and issued by a party, reasonably satisfactory to NEP Acquisitions.
(e)    Prior to commencement of operation of a Subsequent Phase (or any portion thereof which could reasonably be expected to affect the Project) on a commercial basis, the Subsequent Phase Owner and NextEra will cause the Independent Engineer (taking into account the Transmission Access Effect, if any, reasonably determined by the Independent Transmission Consultant) to calculate the Subsequent Phase Effect on a final basis to reflect the final design and construction timetable (including changes in the projected construction schedule and operations date).
(f)    Based on the Subsequent Phase Effect, if any, as reasonably determined by the Independent Engineer (taking into account the Transmission Access Effect, if any, reasonably determined by the Independent Transmission Consultant) under Section 2.1(c), NextEra will re-run the Project Model for the Project, changing the inputs or assumptions, as applicable, solely to give effect to the final Subsequent Phase Effect.

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(g)    If the final determination of the Subsequent Phase Effect, as reasonably determined by the Independent Engineer (taking into account the Transmission Access Effect, if any, reasonably determined by the Independent Transmission Consultant), in connection with the Implementation of the Subsequent Phase is negative as to NEP Acquisitions, NextEra will determine the Cash Adjustment, if applicable, and the Subsequent Phase Owner will, within thirty (30) days of such determination, pay any such Cash Adjustment, as applicable, due to NEP Acquisitions. If the Project Model, as modified on a final basis for the final Subsequent Phase Effect results in a Cash Adjustment equal to or less than zero, then, no further action is required under this Section 2.1(g).
(h)    Upon payment of a Cash Adjustment, the Project Model, will be revised to reflect, with respect to the Project, (i) the final Subsequent Phase Effect and (ii) the final Cash Adjustment and, as so revised, will be the Project Model used for purposes of this Section 2.1 in respect of the next Subsequent Phase, if any.
(i)    If NEP Acquisitions disputes the calculation of a Cash Adjustment, the Subsequent Phase Owner and the Parties shall meet and work together in good faith to resolve such dispute. If the Subsequent Phase Owner and the Parties cannot resolve such disagreement within twenty (20) days, the Subsequent Phase Owner shall pay the portion of any Cash Adjustment, as the case may be, that is not in dispute and each shall appoint an independent expert to resolve such dispute. Thereafter, if such independent experts cannot agree within twenty (20) days of receiving all appropriate information, they shall jointly appoint a third independent expert whose decision shall be binding on the parties and failing agreement on such third independent expert within ten (10) days such third independent expert shall be appointed by the International Chamber of Commerce upon the request of any party. To the extent it is determined that any Cash Adjustment was not calculated correctly, the Subsequent Phase Owner shall make a supplemental Cash Adjustment payment (with interest at the prevailing rate) as necessary. The cost of the independent experts shall be the responsibility of the Subsequent Phase Owner unless NEP Acquisitions or its Affiliates shall have acted in bad faith in which case they shall be obligated to pay such costs.
(j)    NextEra will not and will not permit any NextEra Affiliate to, and each Party agrees it will not, sell or transfer any Subsequent Phase Rights to another Subsequent Party, unless it simultaneously assigns and delegates to such Subsequent Party, and such Subsequent Party shall assume, the rights and obligations of the Subsequent Phase Owner under this Agreement to the extent relating to such Subsequent Phase or enters into a build-out agreement in respect of such Subsequent Phase in substantially the form of this Agreement; provided, that in connection with any assignment of any Subsequent Phase Rights relating to a Subsequent Phase which is being Implemented and for which a guaranty by NextEra, letter of credit or other security is outstanding, such guaranty, letter of credit or other security shall either remain in full force and effect or be replaced with another guaranty, letter of credit or other security in form and substance, and issued by a party which is, reasonably satisfactory to NEP Acquisitions.

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ARTICLE THREE
GENERAL PROVISIONS

3.1    Notices. Any notice to be given under this Agreement will be in writing and will be delivered by hand or express courier against written receipt, or sent by prepaid first class mail, e-mail or facsimile copy to the Persons and addresses specified below (or such other Person or address as a Party may previously have notified all other Parties in writing for that purpose). A notice will be deemed to have been served when delivered by hand or express courier at that address or received by, e-mail (provided, in the case of e-mail only, that a copy is sent by one of the other delivery methods described in this Section 3.1) or facsimile copy, or, if sent by registered mail as aforesaid, on the date delivered. The names and addresses for the service of notices referred to in this Section 3.1 are:
If to NEP Acquisitions, to:
NEP Acquisitions, LLC
c/o NextEra Energy Partners, LP
700 Universe Boulevard
Juno Beach, Florida 33408
Attention:    Corporate Secretary
Telephone:    (561) 304-5578
Facsimile:    (561) 691-7309

If to NextEra, to:
NextEra Energy Resources, LLC
700 Universe Boulevard
Juno Beach, Florida 33408
Attention:    Director, Business Management
Telephone:    (561) 304-5578
Facsimile:    (561) 691-7309

3.2    No Third Party Beneficiaries. This Agreement is solely for the benefit of the Parties and their respective successors and permitted assigns, and this Agreement will not otherwise be deemed to confer upon or give to any other third party any right, claim, cause of action, or other interest in this Agreement.
3.3    Amendment and Waiver. Neither this Agreement nor any term of this Agreement may be changed, amended or terminated orally, but only by written act of all of the Parties. No failure or delay on the part of a Party in the exercise of any right under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any such right preclude any other of further exercise thereof or of any other right.
3.4    Binding Nature; Assignment; Consent to Assignment. Except as required by Section 2.1(j), no Party will assign its rights and obligations under this Agreement without the prior written consent of the other Parties, and any such assignment contrary to the terms of this Agreement will be null and void and of no force and effect; provided, however, that (i) each of the Parties will be

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entitled, without in any way being released from its obligations under this Agreement, to assign its rights and obligations under this Agreement to an Affiliate thereof, and (ii) NEP Acquisitions or the Subsequent Phase Owner may assign its rights under this Agreement to any lender as collateral for its obligations in connection with any financing documents providing financing for the Project or a Subsequent Phase. Upon request of NEP Acquisitions or the Subsequent Phase Owner, any Party will execute a consent to said assignment to any such lender on reasonably acceptable terms and conditions.
3.5    Governing Law. This Agreement will be deemed made and prepared and will be construed and interpreted in accordance with the internal laws of the State of Delaware, without regard to principles of conflicts of law thereof that may require the application of the law of another jurisdiction.
3.6    Counterparts. This Agreement may be executed in counterparts, each of which will be an original, but all of which, when taken together, will constitute one and the same instrument. Facsimile or electronic mail signatures (in .pdf format) will be accepted as original signatures for purposes of this Agreement.
3.7    Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning and interpretation of this Agreement.
3.8    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement (provided the substance of the agreement between the Parties is not thereby materially altered), and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable Laws, the Parties waive any provision of law that renders any provision of this Agreement prohibited or unenforceable in any respect.
3.9    Entire Agreement. This Agreement constitutes the entire understanding of the Parties with respect to the subject matter of this Agreement, and supersedes all prior statements or agreements, whether oral or written, among the Parties with respect to such subject matter.
3.10    No Agents. No Party nor any Affiliate thereof has retained any broker, agent or finder or incurred any liability or obligation for any brokerage fees, commissions or finder fees with respect to this Agreement or the transactions contemplated hereby.
3.11    Expenses. No Party will be responsible for paying any fees, costs or expenses incurred by any other Party in connection with the preparation, negotiation, execution or performance of this Agreement, except as otherwise provided in this Agreement.
3.12    Specific Performance; Consequential Damages. Each Party hereto may enforce its rights and the obligations of the other Parties by the remedy of specific performance. Except as expressly provided herein, in no event shall any party be liable hereunder to any other party for any indirect, consequential damages of any nature whatsoever, whether based on contract or tort, or for any punitive or exemplary damages.

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3.13    Further Assurances. Each Party hereto agrees to provide such information and to take such other actions as may be necessary or reasonably requested by another Party hereto, which are not inconsistent with the provisions of this Agreement and which do not involve assumptions of obligations other than those provided for in this Agreement, in order to give full effect to this Agreement and to carry out the intent of this Agreement, including, without limitation, to amend this Agreement as reasonably requested by any lender or equity investor providing construction or term financing in connection with a Subsequent Phase; provided that any such amendment does not have a material adverse effect on any Project Owner or NEP Acquisitions.
SIGNATURES FOLLOW ON NEXT PAGE

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the day and year first above written.
NEXTERA ENERGY RESOURCES, LLC
By:
Name:
Title:

[Signature Page to Build-Out Agreement]

NEXTERA ENERGY PARTNERS ACQUISITIONS, LLC
By:
Name:
Title:

[Signature Page to Build-Out Agreement]

Execution Version

APPENDIX A
PINE BROOKE ACQUIRED COMPANIES
SECTION A: CERTAIN DEFINED TERMS

“Adjusted Pine Brooke Class C Cash Flow” means, upon any Pine Brooke Tax Equity Financing Change, the aggregate amount of pro forma distributions of Pine Brooke Available Cash to be received in respect of all outstanding Class C Units over the life of the Pine Brooke Projects, as set forth in cell “D44” in the worksheet labeled “PB DCF” in the Pine Brooke Tax Equity Adjusted Model.

“Adjusted Pine Brooke Class C Cash Flow NPV” means, upon any Pine Brooke Tax Equity Financing Change, the Pine Brooke Net Present Value of the Adjusted Pine Brooke Class C Cash Flow.

“Effective Date Portfolio Project Model” means the Portfolio Project Model that has been agreed upon by the Parties as of the Effective Date.

“Pine Brooke Available Cash” means “Available Cash” as such term is defined in the Pine Brooke Holdings A&R LLC Agreement.

“Pine Brooke Base Case Targeted Levered Return” means the rate of return set forth in cell “D40” in the worksheet labeled “PB DCF” in the Portfolio Project Model.

“Pine Brooke Company Available Cash Flow” means “Available Cash Flow” as such term is defined in the Pine Brooke A&R LLC Agreement.

“Pine Brooke Net Present Value” means, as of any date of determination, the present value of cash flows as of such date, using the Pine Brooke Base Case Targeted Levered Return as the discount factor in determining such net present value.

“Pine Brooke Paygo Payments” means the proceeds received by Pine Brooke Holdings in respect of any capital contributions made by Tax Equity Investors with respect to PTCs, pursuant to Section 3.2(b)(ii) of the Pine Brooke A&R LLC Agreement.

“Pine Brooke Tax Equity Adjusted Inputs” has the meaning given to it in subsection 1 of Section D of this Appendix A.

“Pine Brooke Tax Equity Adjusted Model” means the Portfolio Project Model adjusted to take into account any Pine Brooke Tax Equity Adjusted Inputs.

“Pine Brooke Tax Equity Financing Adjustment Payment” shall be an amount equal to the Adjusted Pine Brooke Class C Cash Flow NPV minus the Projected Pine Brooke Class C Cash Flow NPV.

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“Pine Brooke Tax Equity Financing Change” has the meaning given to it in subsection 1 of Section D of this Appendix A.

“Pine Brooke Tax Equity Inputs” means the inputs to the Portfolio Project Model in the worksheet labeled “PB Tax Equity Inputs”, in each case, subject to adjustment in accordance with Part III of the 2020 Acquired Companies Annex.

“Post-Closing PSA-Related Adjustment” has the meaning given to it in subsection 3 of Section E of this Appendix A.

“Pre-Closing PSA-Related Adjustment” has the meaning given to it in subsection 2 of Section E of this Appendix A.

“Projected Pine Brooke Class C Cash Flow” means the aggregate amount of pro forma distributions of Pine Brooke Available Cash to be received in respect of all outstanding Class C Units over the life of the Pine Brooke Projects, as set forth in cell “D41” in the worksheet labeled “PB DCF” in the Effective Date Portfolio Project Model.

“Projected Pine Brooke Class C Cash Flow NPV” means the Pine Brooke Net Present Value of the Projected Pine Brooke Class C Cash Flow.

“Proportionate Adjustment Ratio” means a percentage equal to eighty percent (80%).

“PSA-Related Price Adjustment Amount” has the meaning given to it in subsection 1 of Section E of this Appendix A.

“PSA-Related Adjustment Payment” has the meaning given to it in subsection 4 of Section E of this Appendix A.

“PTC” means the renewable electricity production credit under Section 45 of the Code.

“SIP PSA” means the Purchase and Sale Agreement, dated as of November 2, 2020, by and between KKR Pine Brooke Issuer LLC and SIP SellCo, LLC, as may be amended, restated, supplemented, or otherwise modified from time to time, including by the Additional Acquired Companies Amendment to the Purchase and Sale Agreement, dated as of November 2, 2020, by and between KKR Pine Brooke Issuer LLC and SIP SellCo, LLC, and the Acquired Companies Annex attached as Attachment I to the 2020 Additional Acquired Companies Amendment.

“SIP PSA Adjustment” has the meaning given to it in subsection 1 of Section E of this Appendix A.

“SIP PSA Adjustment Cap” means an amount equal to three million, nine hundred and forty thousand dollars ($3,940,000.00).

“SIP PSA Closing” has the meaning given to it in subsection 1 of Section E of this Appendix A.

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“SIP Purchase Price” means the “Purchase Price” as such term is defined in the SIP PSA.

SECTION B: AMENDMENTS TO SELLER REPRESENTATIONS AND WARRANTIES IN RESPECT OF THE PINE BROOKE ACQUIRED COMPANIES

Solely with respect to the Pine Brooke Acquired Companies:

1.Section 5.4 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Section 5.4. Business. The Business of each of the applicable Acquired Companies is the only business operation carried on by such Acquired Company. The assets that each of the applicable Acquired Companies will have the right to use immediately after the applicable Closing will constitute the tangible assets that are sufficient to conduct its Business as conducted on the applicable Closing Date except for such additional tangible assets that are expected to be acquired after the applicable Closing Date from future capital expenditures made by the applicable Project Company that are reflected in the applicable Project Model.  Such assets, taken as a whole, are in good condition, normal wear and tear excepted.  As of the Closing Date, the applicable Acquired Companies will have good title to the assets they purport to own, free and clear of any Encumbrances (other than Permitted Encumbrances) and will have valid leases, licenses or other rights to use the other assets referred to in the prior sentence, subject to the exception referred to in the prior sentence.”

SECTION C: ADDITIONAL COVENANTS WITH RESPECT TO THE PINE BROOKE ACQUIRED COMPANIES

1.Commercial Operation. During the Interim Period, Seller shall, and shall cause each of the applicable Pine Brooke Acquired Companies (and their subsidiaries) to, use their respective Commercially Reasonable Efforts to take such actions as are necessary or appropriate to cause each of the Pine Brooke Projects to have achieved Commercial Operation as promptly as practical, and, in any event, prior to the Closing.

2.Construction Costs. Seller has caused or shall cause all Construction Costs with respect to each of the Pine Brooke Acquired Companies to be satisfied in full; provided, however, that Seller shall be entitled to retain (a) the aggregate amount of any and all Subcontractor Delay Liquidated Damages received by or with respect to any Pine Brooke Acquired Company and (b) the aggregate of all amounts paid by any of the Pine Brooke Acquired Companies for Network Upgrades.

3. Governmental Authorizations. Seller shall use its Commercially Reasonable Efforts to make, or cause to be made, all filings with, and obtain all required Consents of, Governmental Authorities in connection with the Schedule RS Matters. Seller shall inform Purchaser of any material developments in connection therewith; provided that Seller shall have the exclusive right to devise any strategy and take the lead in all communications and meetings with any Governmental Authority in connection therewith.

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SECTION D: PINE BROOKE TAX EQUITY FINANCING ADJUSTMENT PAYMENT

1.If any portion of the Pine Brooke Tax Equity Financing shall be consummated after the Effective Date on economic terms that affect the value of the Pine Brooke Tax Equity Inputs (as compared to the value of such Pine Brooke Tax Equity Inputs set forth in the Effective Date Portfolio Project Model) solely as a result of a change in (i) the amount of Projected Pine Brooke Class C Cash Flow but only to the extent resulting from a change in the percentage of Pine Brooke Company Available Cash Flow to be received in respect of the Pine Brooke Class A Membership Interests, (ii) the amount of Pine Brooke Paygo Payments (or the calculation thereof), (iii) the Flip Date (as such term defined in the Pine Brooke A&R LLC Agreement) or (iv) a change in the percentage of Income or Loss of Pine Brooke Company allocated to Pine Brooke Class A Membership Interests (any such change a “Pine Brooke Tax Equity Financing Change”), then, within thirty (30) days following the consummation of the Pine Brooke Tax Equity Financing, Seller shall, acting in good faith, prepare and deliver to Purchaser Seller’s proposed (x) appropriate adjustments to the values of the Pine Brooke Tax Equity Inputs as in effect on the Effective Date to reflect such Pine Brooke Tax Equity Financing Change (such revised inputs, the “Pine Brooke Tax Equity Adjusted Inputs”), (y) Pine Brooke Tax Equity Adjusted Model, and (z) a calculation of the Pine Brooke Tax Equity Financing Adjustment Payment.

2.If, within thirty (30) days following Seller’s delivery pursuant to subsection 1 of this Section D, Purchaser objects in writing to Seller (describing in reasonable detail the items in dispute and the reasons for such dispute, and proposing alternative values with respect to such disputed items), the Parties shall, for a period of thirty (30) days, negotiate in good faith and use their respective reasonable best efforts to agree to the proper Pine Brooke Tax Equity Adjusted Inputs and Pine Brooke Tax Equity Adjusted Model. If, after such period of thirty (30) days (or such longer period as may be agreed to in writing by the Parties) of good faith negotiation, the Parties are unable to agree upon the Pine Brooke Tax Equity Adjusted Inputs and/or the Pine Brooke Tax Equity Adjusted Model, then either Party may submit the disputed items to the Neutral Auditor pursuant to the terms and provisions of subparagraph 3(e) of Part III of the 2020 Acquired Companies Annex, mutatis mutandis. If, however, any of the (x) Pine Brooke Tax Equity Adjusted Inputs, (y) Pine Brooke Tax Equity Adjusted Model, or (z) calculation of the Pine Brooke Tax Equity Financing Adjustment Payment, is not timely objected to by Purchaser, then such unobjected to item shall be deemed final and no longer subject to dispute by either of the Parties.

3.Immediately upon completion of the determination of the Pine Brooke Tax Equity Adjusted Inputs and the Pine Brooke Tax Equity Adjusted Model pursuant to subsection 2 of this Section D, Seller shall calculate the Pine Brooke Tax Equity Financing Adjustment Payment (which calculation shall, in the absence of manifest error, be final and binding on Seller and Purchaser) and not later than one (1) Business Day after such calculation is completed notify Purchaser of the amount of the Pine Brooke Tax Equity Financing Adjustment Payment (which may be a positive or negative amount). If the Pine Brooke Tax Equity Financing Adjustment Payment is a positive amount, then Purchaser shall pay in cash to Seller such positive amount. If the Pine Brooke Tax Equity Financing Adjustment Payment is a negative amount, then Seller shall pay in cash to Purchaser an amount equal to the absolute value of the Pine Brooke Tax Equity

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Financing Adjustment Payment. Any such payment in respect of the Pine Brooke Tax Equity Financing Adjustment Payment will be due and payable within three (3) Business Days after Seller gives written notice to Purchaser of the determination of the Pine Brooke Tax Equity Financing Adjustment Payment as provided in this subsection 3, subject to postponement of such payment and the offset and netting of payments as provided for in subparagraph 3 of Part III of the 2020 Acquired Companies annex.

4.For the avoidance of doubt, any Pine Brooke Tax Equity Financing Adjustment Payment paid pursuant to this Section D shall not be subject to, or count towards the calculation of either the Deductible Amount or the Maximum Indemnification Amount.

SECTION E: PSA-RELATED ADJUSTMENTS

1.In the event that, in connection with the consummation of the transactions contemplated by the SIP PSA (the “SIP PSA Closing”), any Pre-Closing Model Input Updates (as defined in the SIP PSA) result in any adjustments (upward or downward) to the amount of the SIP Purchase Price pursuant to Part III(4) of the SIP PSA (a “SIP PSA Adjustment”), whether before or after the SIP PSA Closing (excluding any such SIP PSA Adjustment to the extent resulting from any (i) changes to Working Capital Inputs and/or (ii) Tax Equity Financing Changes (each, as defined in the SIP PSA)), then the amount of the Purchase Price payable by Purchaser pursuant to the 2020 Acquired Companies Annex shall be adjusted (upward or downward, as applicable), on a pro rata basis, by an amount equal to (x) the amount of the SIP PSA Adjustment, multiplied by (y) the Proportionate Adjustment Ratio); provided, however, that in no event shall any SIP PSA Adjustment increase the Purchase Price, by an amount exceeding the SIP PSA Adjustment Cap (the amount of any such adjustment to the Purchase Price payable by Purchaser pursuant to the 2020 Acquired Companies Annex, the “PSA-Related Price Adjustment Amount”).

2.In the event that any SIP PSA Adjustment shall be agreed upon by the parties to the SIP PSA prior to the Closing, then Seller shall promptly deliver written notice thereof to Purchaser, and the amount of the Closing Purchase Price payable by Purchaser at the Closing shall be determined by increasing or decreasing, as applicable, the Base Purchase Price by the PSA-Related Price Adjustment Amount (a “Pre-Closing PSA-Related Adjustment”); provided that no such Pre-Closing PSA-Related Adjustment shall increase the Base Purchase Price by an amount exceeding the SIP PSA Adjustment Cap.

3. In the event that any SIP PSA Adjustment shall be finally determined pursuant to the SIP PSA following the Closing, then Seller shall promptly deliver written notice thereof to Purchaser, and the amount of the Closing Purchase Price shall be increased or decreased, as applicable, by the PSA-Related Price Adjustment Amount (a “Post-Closing PSA-Related Adjustment”); provided that no such Post-Closing PSA-Related Adjustment (together with any Pre-Closing PSA-Related Adjustment) shall increase the Base Purchase Price by an amount exceeding the SIP PSA Adjustment Cap.

4. Any such Post-Closing PSA-Related Adjustment shall be paid by the applicable Party in cash (each, a “PSA-Related Adjustment Payment”) within three (3) Business Days after

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determination of such PSA-Related Adjustment Payment, subject to postponement of such payment and the offset and netting of payments as provided for in subparagraph 3 of Part III of the 2020 Acquired Companies annex.

5.For the avoidance of doubt, any PSA-Related Price Adjustment Amount paid pursuant to this Section E shall not be subject to, or count towards the calculation of either the Deductible Amount or the Maximum Indemnification Amount.

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APPENDIX B
WILMOT PROJECT COMPANY

SECTION A: CERTAIN DEFINED TERMS

“Actual Wilmot COD Date” means the date upon which the Wilmot Solar Project shall have achieved Commercial Operation.

“Actual Wilmot Tax Equity Proceeds” means the aggregate amount of capital contributions actually made by Tax Equity Investors to the Golden Plains Company with respect to the Wilmot Tax Equity Financing on the applicable closing date thereof.

“Adjusted Wilmot Cash Flow” means, upon any Wilmot Tax Equity Financing Change, the aggregate amount of pro forma distributions of Genesis Available Cash projected to be received in respect of all Wilmot Cash Flow over the life of the Wilmot Solar Project, as set forth in cell “D43” in the worksheet labeled “Wilmot DCF” in the Wilmot Tax Equity Adjusted Model.

“Adjusted Wilmot Cash Flow NPV” means, upon any Wilmot Tax Equity Financing Change, the Wilmot Net Present Value of the Adjusted Wilmot Cash Flow.

“Completion Date” means June 30, 2021, or such later date as may be mutually agreed to in writing by the Parties.

“Delayed Wilmot Transfer” has the meaning given to it in subsection 2 of Section I of this Appendix B.

“Engineering, Procurement and Construction Contract” has the meaning set forth on Wilmot Schedule EPC.

“Estimated Wilmot COD Date” means the date set forth in cell “D9” in the worksheet labeled “Wilmot Assumptions” in the Effective Date Portfolio Project Model.

“FERC” means the Federal Energy Regulatory Commission or its successor.
“FERC 203 Approval” means the order pursuant to section 203 of the Federal Power Act in which FERC has granted authorization to the transaction described in the section 203 application, and which order is consistent in all material respects with the Agreement.

“Genesis A&R LLC Agreement” means the Third Amended and Restated Limited Liability Company Agreement of Genesis, to be entered into on or about the Closing Date, as may be amended, restated, or supplemented from time to time.

“Genesis Available Cash” means “Available Cash” as such term is defined in the Genesis A&R LLC Agreement.

“Golden Plains Company” means Golden Plains, LLC, a Delaware limited liability company.
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“Golden Plains Holdings” means Golden Plains Class A Holdings, LLC, a Delaware limited liability company.

“Golden Plains LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of Golden Plains Company, to be entered into prior to the Closing Date, as may be amended, restated, or supplemented from time to time.

“Golden Plains Membership Interests” means the outstanding Equity Interests in the Golden Plains Company.

“Post-Closing Wilmot Adjustment Payment” has the meaning given to it in subsection 1 of Section F of this Appendix B.

“Project Activities” means, as of any date, all activities performed or undertaken as of such date by the Wilmot Project Company, and their respective subsidiaries, in connection with or related to the development (including design and engineering), financing, construction (including supply and installation), commissioning (including testing), ownership, operation, maintenance, and use of the Wilmot Solar Project and the Wilmot Solar Facility.

“Projected Wilmot Cash Flow” means the aggregate amount of pro forma distributions of Genesis Available Cash projected to be received in respect of all Wilmot Cash Flow over the life of the Wilmot Solar Project, as set forth in cell “D40” in the worksheet labeled “Wilmot DCF” in the Effective Date Portfolio Project Model.

“Projected Wilmot Cash Flow NPV” means the Wilmot Net Present Value of the Projected Wilmot Cash Flow.

“Projected Wilmot Tax Equity Proceeds” means an amount equal to fifty-five million dollars ($55,000,000).

“PTC” means the renewable electricity production credit under Section 45 of the Code.

“Wilmot Base Case Targeted Levered Return” means the rate of return set forth in cell “D39” in the worksheet labeled “Wilmot DCF” in the Portfolio Project Model.

“Wilmot Cash Flow” means “Available Cash Flow” as defined in the Golden Plains Company LLC Agreement, but only to the extent of the amount of Available Cash Flow attributable to the Wilmot Membership Interests held by the Golden Plains Company.

“Wilmot Cash Flow Adjustment Amount” shall be an amount equal to the Adjusted Wilmot Cash Flow NPV minus the Projected Wilmot Cash Flow NPV, subject to subsection 3 of Section H of this Appendix B.

“Wilmot COD Delay” has the meaning given to it in subsection 1 of Section F of this Appendix B.
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“Wilmot Delay” has the meaning given to it in subsection 1 of Section I of this Appendix B.

“Wilmot Delayed Transfer” has the meaning given to it in subsection 1 of Section I of this Appendix B.

“Wilmot Delayed Payment” has the meaning given to it in subsection 2 of Section I of this Appendix B.

“Wilmot Environmental Indemnification” has the meaning given to it in subsection 3 of Section C of this Appendix B.

“Wilmot Flip Date” shall have the meaning in the Golden Plains Holdings LLC Agreement with respect to Wilmot Tax Equity Interests

“Wilmot Holdback Covenant” has the meaning given to it in subsection 4 of Section C of this Appendix B.

“Wilmot Holdback Event” means the occurrence of any of the following with respect to the Wilmot Solar Project: (a) it shall have been synchronized or interconnected with the grid, (b) it shall have produced meterable quantities of electricity, or (c) any tests requiring backfeed power shall have begun; provided, that, the substation, main power transformer, and generator step-up transformers may have been energized and tested if (x) all DC breakers shall have remained open and locked/tagged out, (y) all AC inverter output breakers shall have remained open and locked/tagged out, and (z) no power shall have flowed between the inverters to the substation.

“Wilmot Net Present Value” means, as of any date of determination, the present value of cash flows as of such date, using the Wilmot Base Case Targeted Levered Return as the discount factor in determining such net present value.

“Wilmot Return” has the meaning given to it in subsection 1(a) of Section G of this Appendix B.

“Wilmot Return Payment” has the meaning given to it in subsection 1(b) of Section G of this Appendix B.

“Wilmot Tax Equity Adjusted Model” means the Portfolio Project Model adjusted to take into account any Wilmot Tax Equity Adjusted Inputs.

“Wilmot Tax Equity Financing Adjustment Payment” shall be an amount equal to the Wilmot Cash Flow Adjustment Amount (if any) plus the Wilmot Tax Equity Proceeds Change (if any), subject to subsection 5 of Section H of this Appendix B.

“Wilmot Tax Equity Financing” means the transactions contemplated by the Wilmot Tax Equity Financing Documents.

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“Wilmot Tax Equity Financing Documents” means the membership interest purchase agreement or such other definitive agreements to be entered into with respect to the acquisition of Tax Equity Interests in the Golden Plains Company with respect to the Wilmot Tax Equity Financing.

“Wilmot Tax Equity Inputs” means the inputs to the Portfolio Project Model in the worksheet labeled “Wilmot Tax Equity Inputs”,in each case, subject to adjustment in accordance with Part III of the 2020 Acquired Companies Annex.

“Wilmot Tax Equity Interests” means the Golden Plains Membership Interests held by Tax Equity Investors with respect to the Wilmot Project Company.

“Wilmot Tax Equity Proceeds Change” shall be an amount (which may be a positive or negative amount) equal to the Actual Wilmot Tax Equity Proceeds minus the Projected Wilmot Tax Equity Proceeds.

SECTION B: AMENDMENTS TO SELLER REPRESENTATIONS AND WARRANTIES IN RESPECT OF THE WILMOT PROJECT COMPANY

Solely with respect to the Wilmot Project Company:

1.Section 5.4 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Section 5.4    [Intentionally omitted.]”

2.Section 5.5 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Section 5.5    [Intentionally omitted.]”

3.Section 5.12(f) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(f)        The Wilmot Project Company has not received written notice of, and, to Seller’s Knowledge, there has not been, any violation of any covenant or restriction applicable to the Property, or any part thereof, from any Governmental Authority or third party or notice of any violation of any zoning, building, fire or health code or any other Law applicable (or alleged to be applicable) to the Property, or any part thereof.”

4.Section 5.12(j) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(j)        [Intentionally omitted.]”

5.Section 5.13 of the Agreement is hereby amended and restated in its entirety to read as follows:

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“Section 5.13    Permits. Except with respect to Environmental Permits, which are exclusively addressed in Section 5.14, immediately prior to the Closing, the Wilmot Project Company will have applied for all material Permits required by applicable Law for the ownership, construction, operation and maintenance of the Wilmot Solar Facility.”

6.Section 5.14(b) of the Agreement is hereby amended and restated in its entirety to read as follows:

(b)    As of the Actual Wilmot COD Date, the Wilmot Project Company shall hold and maintain all Environmental Permits for the ownership, use or operation of the Business by the Wilmot Project Company in the manner in which they are to be, owned and operated following the Actual Wilmot COD Date and that are sufficient for the ownership, use, operation and maintenance of the Wilmot Solar Project and in accordance with Good Industry Practices. As of the Actual Wilmot COD Date, all Environmental Permits shall be in good standing and shall be in full force and effect, and, to Seller’s Knowledge, no Environmental Permit shall be threatened to be revoked, revised, modified or not renewed.”

7.Section 5.14(e) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(e)    There shall have been no Release of any Hazardous Material as a result of acts or omissions of the Wilmot Project Company at or from any Property in connection with the Project Activities that would have a Material Adverse Effect.”

8.Section 5.19 of the Agreement is hereby amended and restated in its entirety to read as follows:

“(a)    [Intentionally omitted.]”

9.Section 5.20 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Section 5.20    Absence of Certain Changes. Since the Effective Date, there has not been any event or condition that has had or would reasonably be expected to have any Material Adverse Effect.”

SECTION C: ADDITIONAL COVENANTS WITH RESPECT TO THE WILMOT PROJECT COMPANY

1.Construction Costs. Seller shall cause all Construction Costs with respect to the Wilmot Solar Project to be satisfied in full, including all costs and expenses to achieve “Final Completion” (as defined in the Engineering, Procurement and Construction Contract) and Commercial Operation; provided, however, that Seller shall be entitled to retain (a) the aggregate amount of any and all Subcontractor Delay Liquidated Damages received by or with respect to the Wilmot Project Company and (b) the aggregate of all amounts received by the Wilmot Project Company as reimbursement for Network Upgrades.

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2.Commercial Operation. Seller shall, and shall cause the Wilmot Project Company to, use its Commercially Reasonable Efforts to take such actions as are necessary or appropriate to cause the Wilmot Solar Project to achieve Commercial Operation as promptly as practical following the Closing.

3.Wilmot Environmental Indemnification. Notwithstanding anything in the Agreement (including provisions of Article X of the Agreement) or the 2020 Acquired Companies Annex, Seller shall indemnify Purchaser for any Losses incurred by Purchaser (or any of its successors in interest) with respect to the Wilmot Project Site, solely to the extent arising out of or relating to (i) events, circumstances or conditions occurring prior to the date on which the Wilmot Solar Project achieves Commercial Operation or the consummation of the Wilmot Return, as applicable, and (ii) arising out of or resulting from (a) any violations of any Environmental Permits, (b) any Environmental Claims, (c) any remedial actions required by Environmental Law, or (d) any Releases or threatened Releases of Hazardous Materials in violation of Environmental Law (such indemnification, the “Wilmot Environmental Indemnification”). The Wilmot Environmental Indemnification shall not be subject to, or count towards the calculation of either the Deductible Amount or the Maximum Indemnification Amount.

4.Wilmot Holdback Event. Seller shall use its Commercially Reasonable Efforts to take such actions, or avoid taking such actions, within its control as are necessary or appropriate to avoid the occurrence of a Wilmot Holdback Event (the “Wilmot Holdback Covenant”).

SECTION D: ADDITIONAL CLOSING CONDITIONS SOLELY WITH RESPECT TO WILMOT INTEREST

1.In addition to the Closing Conditions to each Party’s respective obligations to consummate the Acquired Companies Acquisition to which this Appendix B to the 2020 Acquired Companies Annex applies, as set forth in Section 3.4 of the Agreement and Part V of the 2020 Acquired Companies Annex, the respective obligations of each Party to consummate the purchase and sale of the Wilmot Membership Interests are subject to the satisfaction, at or prior to the Closing, of the following condition (which may be waived in writing by mutual agreement of Seller and Purchaser to the extent permitted by applicable Law):

(a)the Wilmot Solar Project shall not have been synchronized or interconnected with the grid;

(b)the Wilmot Solar Project shall not have produced meterable quantities of electricity;

(c)no tests with respect to the Wilmot Solar Project that require backfeed power shall have begun; provided, that, the substation, main power transformer, and generator step-up transformers may be energized and tested if (i) all DC breakers remain open and locked/tagged out, (ii) all AC inverter output breakers remain open and locked/tagged out, and (iii) no power flows between the inverters to the substation; and
(d)FERC 203 Approval with respect to the purchase and sale of the Wilmot Membership Interests pursuant to the Agreement shall have been received.

SECTION E: WILMOT HOLDBACK
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1.If, prior to the Closing, a Wilmot Holdback Event shall have occurred, Seller shall promptly deliver notice thereof to Purchaser and unless otherwise mutually agreed to in writing by the Parties:

(a)Notwithstanding any other provision of the Agreement or the 2020 Acquired Companies Annex, (i) Seller shall not sell, transfer, assign, convey or deliver to Purchaser, and Purchaser shall not acquire, any of Seller’s right, title and/or interest in and to any of the Wilmot Membership Interests (ii) all references in the Agreement (including the 2020 Acquired Companies Annex) to the Wilmot Project Company and the Wilmot Membership Interests shall be deemed to be removed therefrom, and (iii) for all purposes of the Agreement and the 2020 Acquired Companies Annex, the term “Interest” shall include only the Class C Units of Pine Brooke Holdings and shall cease to include the Wilmot Membership Interests.

(b)The Closing Purchase Price, as defined in the 2020 Acquired Companies Annex, shall be reduced by an amount equal to the Wilmot Amount.

(c)Except with respect to Seller’s breach of the Wilmot Holdback Covenant, (i) neither Seller nor any other Seller Indemnified Party shall have any liability to Purchaser, any Affiliate of Purchaser, or any other Person under, or otherwise in connection with, the Agreement, for any covenant, representation, or warranty made or given by Seller with respect to the Wilmot Project Company (including its Properties and Project Activities) in the Agreement, the 2020 Acquired Companies Annex, this Appendix B, or any Transaction Document, and (ii) this Section E shall be the sole and exclusive remedy for any Wilmot Holdback Event and/or failure of the Closing Condition set forth in Section D of this Appendix B.

SECTION F: POST-CLOSING WILMOT ADJUSTMENT PAYMENT

1.If, following the Closing, the Wilmot Solar Project shall have achieved Commercial Operation following the Estimated Wilmot COD Date, but prior to the Completion Date (a “Wilmot COD Delay”), then the Parties shall, for a period of thirty (30) days, negotiate in good faith and use their respective reasonable best efforts to agree to the appropriate adjustments to the values of the inputs to the Portfolio Project Model resulting from the Wilmot Solar Project not achieving Commercial Operation on or prior to the Estimated Wilmot COD Date and the resulting amount (such amount, the “Post-Closing Wilmot Adjustment Payment”) to be paid by Seller to Purchaser to compensate Purchaser for such adjustments to the Portfolio Project Model. If, after such period of thirty (30) days (or such longer period as may be agreed to in writing by the Parties), the Parties are unable to agree upon a Post-Closing Wilmot Adjustment Payment, then either Party may submit the disputed values and inputs to the Portfolio Project Model to the Neutral Auditor pursuant to the terms and provisions of subparagraph 3(e) of Part III of the 2020 Acquired Companies Annex, mutatis mutandis. Within three (3) Business Days after the Parties’ agreement on the amount of the Post-Closing Wilmot Adjustment Payment, or a final determination by the Neutral Auditor thereof, Seller shall pay to Purchaser, by wire transfer of immediately available U.S. funds, an amount in cash equal to the Post-Closing Wilmot
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Adjustment Payment, subject to postponement of such payment and the offset and netting of payments as provided for in subparagraph 3 of Part III of the 2020 Acquired Companies annex.

SECTION G: WILMOT RETURN AND WILMOT RETURN PAYMENT

1.Return of the Wilmot Membership Interests. If, following the Closing but on or prior to the Completion Date, the Wilmot Solar Project shall not achieve Commercial Operation or the Wilmot Tax Equity Financing shall not be consummated, then:

(a)Upon written notice thereof delivered by Purchaser to Seller, Purchaser shall have the right to return to Seller, and Seller shall be required to accept, all right, title and interest in and to the Wilmot Membership Interests (a “Wilmot Return”);

(b) Seller shall pay to Purchaser an amount in cash equal to (i) the Wilmot Amount plus (ii) the total amount of all out-of-pocket costs, expenses, liabilities and Losses (including Losses with respect to any indemnity or other payments required to be made by Purchaser or an Affiliate of Purchaser to any Tax Equity Investors in connection with a Wilmot Return) incurred by Purchaser arising out of, relating to or in connection with the Wilmot Project Company or its direct or indirect ownership of the Wilmot Membership Interests from the Closing through the consummation of the Wilmot Return (a “Wilmot Return Payment”) in accordance with this Section G; provided, however, the such Wilmot Return Payment shall be subject to postponement and the offset and netting of payments as provided for in subparagraph 3 of Part III of the 2020 Acquired Companies annex;

(c)all references in the Agreement (including the 2020 Acquired Companies Annex) to the Wilmot Project Company and the Wilmot Membership Interests shall be deemed to be removed therefrom; and

(d)for all purposes of the Agreement and the 2020 Acquired Companies Annex, the term “Interest” shall include only the Class C Units of Pine Brooke Holdings and shall cease to include the Wilmot Membership Interests.

2.Consummation of Wilmot Return.

(a)The consummation of the return of the Wilmot Membership Interests as contemplated by this Section G shall take place on the fifth (5th) Business Day following the date upon which Purchaser delivers written notice to Seller of its intent to effect the Wilmot Return; provided, that if any material Consents or Permits required to be obtained under Law or Material Contracts to effect the Wilmot Return cannot be obtained by such date, then such date shall be extended by a period, not to exceed ninety (90) days, in order to obtain such Permits or Consents. Each of Purchaser and Seller shall use its reasonable best efforts to obtain all such Consents and Permits.

(b)Purchaser’s cooperation under this Section G shall not require it to (i) expend any funds, (ii) agree to alter, supplement or amend any of the terms of this Agreement, or (iii) agree to any additional material conditions or obligations, unless, in the case of funds under
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clause (i) or in the case of monetary obligations in clause (iii), Seller reimburses, or agrees in writing to reimburse, Purchaser for such funds or obligations.

(c)For the avoidance of doubt, Seller may waive any Permit or Consent with respect to the Wilmot Return or with respect to any Property of the Wilmot Project Company, and to the extent the Wilmot Return otherwise may be consummated without such Permit or Consent under applicable Law, the Parties shall effect the Wilmot Return as promptly as practicable provided in this Section G.

3.Required Notices. The Parties shall cooperate and use commercially reasonable efforts to provide all notices required to be provided under any Material Contracts of the Wilmot Project Company or applicable Law regarding consummation of the Wilmot Return to third parties, including any Governmental Authorities and third-party contract counterparties.

4.Tax.

(a)Prior to the closing of the Wilmot Return, if any, Purchaser shall keep Seller reasonably informed regarding Tax matters of the Wilmot Project Company, and shall not take any action in connection therewith to the extent such action would reasonably be expected to have a material adverse impact on Seller in the event of a Wilmot Return without Seller’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

(b)To the extent permitted by applicable Law, the Parties shall cooperate with each other in good faith in order to consummate the Wilmot Return, if any, in a manner which minimizes the U.S. federal, state and local Tax liabilities of the Parties incurred in connection with such Wilmot Return.

5.Indemnification and Liability. If the Wilmot Return shall be consummated, then from and after the Wilmot Return, Seller shall indemnify and hold harmless each of the Purchaser Indemnified Parties (other than the Wilmot Project Company) for any Losses arising out of, relating to or resulting from the Project Activities of the Wilmot Project Company, Purchaser’s ownership of the Wilmot Project Company prior to the Wilmot Return, or consummation of the Wilmot Return. Any indemnification paid by Seller pursuant to this subsection 5 shall not be subject to, or count towards the calculation of either the Deductible Amount or the Maximum Indemnification Amount.

6.Further Assurances. Each Party shall use commercially reasonable efforts to provide such information, execute and deliver such instruments and documents, and take such actions as may be necessary or reasonably requested or required by the other Party in order to effectuate the Wilmot Return.

7.Expenses. Seller shall bear all costs and expenses incurred by Seller and Purchaser in connection with the Wilmot Return.

SECTION H: WILMOT TAX EQUITY FINANCING ADJUSTMENT PAYMENT
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1.If any portion of the Wilmot Tax Equity Financing shall be consummated after the Effective Date on economic terms that affect the value of the Wilmot Tax Equity Inputs to the Portfolio Project Model (as compared to the value of such Wilmot Tax Equity Inputs to the Effective Date Portfolio Project Model) solely as a result of a change in (i) the amount of Projected Wilmot Cash Flow to the extent resulting from a change in the percentage of Wilmot Cash Flow to be received by Golden Plains Holdings in respect of the Wilmot Membership Interests held by Golden Plains Company, (ii) the Wilmot Flip Date, or (iii) a change in the percentage of Income or Loss of the Wilmot Project Company allocated to Golden Plains Company (any such change a “Wilmot Tax Equity Financing Change”), then, within thirty (30) days following the consummation of the Wilmot Tax Equity Financing, Seller shall, acting in good faith, prepare and deliver to Purchaser Seller’s proposed (x) appropriate adjustments to the values of the Wilmot Tax Equity Inputs as in effect on the Effective Date to reflect such Wilmot Tax Equity Financing Change (such revised inputs, the “Wilmot Tax Equity Adjusted Inputs”), (y) Wilmot Tax Equity Adjusted Model, and (z) a calculation of the Wilmot Cash Flow Adjustment Amount.

2.Within thirty (30) days following the consummation of the Wilmot Tax Equity Financing, Seller shall, acting in good faith, prepare and deliver to Purchaser calculations of (a) the Actual Wilmot Tax Equity Proceeds and (b) if applicable, the Wilmot Tax Equity Proceeds Change (which may be a positive or negative amount). For the avoidance of doubt, such calculation shall be delivered simultaneously with any deliveries to be made by Seller pursuant to subsection 1 of this Section H.

3.If, within thirty (30) days following Seller’s delivery pursuant to subsections 1 and 2 of this Section H, Purchaser objects to such calculations in writing to Seller (describing in reasonable detail the items in dispute and the reasons for such dispute, and proposing alternative values with respect to such disputed items), the Parties shall, for a period of thirty (30) days, negotiate in good faith and use their respective reasonable best efforts to agree to the proper Wilmot Tax Equity Adjusted Inputs, Wilmot Tax Equity Adjusted Model, and Actual Wilmot Tax Equity Proceeds. If, after such period of thirty (30) days (or such longer period as may be agreed to in writing by the Parties) of good faith negotiation, the Parties are unable to agree upon the Wilmot Tax Equity Adjusted Inputs, the Wilmot Tax Equity Adjusted Model, and/or the Actual Wilmot Tax Equity Proceeds, then either Party may submit the disputed items to the Neutral Auditor pursuant to the terms and provisions of subparagraph 3(e) of Part III of the 2020 Acquired Companies Annex, mutatis mutandis. If, however, any of the (x) Wilmot Tax Equity Adjusted Inputs, (y) Wilmot Tax Equity Adjusted Model, or (z) Actual Wilmot Tax Equity Proceeds, or any item underlying the calculation thereof, is not timely objected to by Purchaser, then such unobjected to item shall be deemed final and no longer subject to dispute by either of the Parties.

4.Immediately upon completion of the determination of the Wilmot Tax Equity Adjusted Inputs, Wilmot Tax Equity Adjusted Model, and/or the Wilmot Actual Tax Equity Proceeds pursuant to subsection 3 of this Section H, Seller shall calculate the Wilmot Cash Flow Adjustment Amount, the Wilmot Tax Equity Proceeds Change and the Wilmot Tax Equity Financing Adjustment Payment (which calculations shall, in the absence of manifest error, be final and
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binding on Seller and Purchaser) and not later than one (1) Business Day after such calculations are completed notify Purchaser of the amount of the Wilmot Tax Equity Financing Adjustment Payment (which may be a positive or negative amount). If the Wilmot Tax Equity Financing Adjustment Payment is a positive amount, then Purchaser shall pay in cash to Seller such positive amount. If the Wilmot Tax Equity Financing Adjustment Payment is a negative amount, then Seller shall pay in cash to Purchaser an amount equal to the absolute value of the Wilmot Tax Equity Financing Adjustment Payment. Any such payment in respect of the Wilmot Tax Equity Financing Adjustment Payment will be due and payable within three (3) Business Days after Seller gives written notice to Purchaser of the determination of the Wilmot Tax Equity Financing Adjustment Payment as provided in this subsection 4, subject to postponement of such payment and the offset and netting of payments as provided for in subparagraph 3 of Part III of the 2020 Acquired Companies annex.

5.In no event shall Seller or Purchaser, as applicable, be required to make a Wilmot Tax Equity Financing Adjustment Payment greater than Fifty-Five Million Dollars ($55,000,000.00), regardless of the actual absolute value of the Wilmot Cash Flow Adjustment Amount plus the Wilmot Tax Equity Proceeds Change, or any of the underlying calculations thereof.

6.For the avoidance of doubt, any Wilmot Tax Equity Financing Adjustment Payment paid pursuant to this Section H shall not be subject to, or count towards the calculation of either the Deductible Amount or the Maximum Indemnification Amount.

SECTION I: WILMOT DELAYED TRANSFER

1.Wilmot Delay. If each of the Closing Conditions has been satisfied or waived by the parties (to the extent legally permissible), other than (i) those Closing Conditions that by their nature are to be satisfied at the Closing and (ii) the Closing Condition set forth in subsection 1(d) of Section D of this Appendix B to the 2020 Acquired Companies Annex, (a “Wilmot Delay”), then the Parties agree that the Closing shall occur on the Closing Date determined in accordance with the Agreement, but solely with respect to the Class C Units in Pine Brooke Holdings, and Seller shall retain one hundred percent (100%) of the Wilmot Membership Interests unless and until the Closing Condition set forth in subsection 1(d) of Section D of this Appendix B to the 2020 Acquired Companies Annex shall be satisfied. In such event, at the Closing, Purchaser shall not acquire any direct or indirect right, title, or interest in or to the Wilmot Project Company unless and until such Closing Condition shall be satisfied. From and after the Closing Purchaser shall not, directly or indirectly own, operate, or control the Wilmot Project Company including any of the business or operations thereof, nor shall Purchaser be entitled to receive any distributions with respect to the Wilmot Project Company unless and until the Delayed Wilmot Transfer occurs in accordance with this Section I.

2.Wilmot Delayed Transfer. If, after the Closing and prior to March 31, 2021, the FERC 203 Approval shall be obtained with respect to the purchase and sale of the Wilmot Membership Interests pursuant to the Agreement or written notice from FERC is received, to the effect that FERC 203 Approval is not required for the purchase and sale of the Wilmot Membership Interests pursuant to the Agreement, then Seller shall promptly notify Purchaser and, within three (3) Business Days thereafter pursuant to instruments of assignment and assumption
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approved by the Parties and consistent with the terms of the 2020 Acquired Companies Annex, (a) Seller shall transfer all right, title, and interest in and to the Wilmot Project Company to Purchaser (the “Delayed Wilmot Transfer”) free and clear of any and all Liens (other than Liens permitted by the Transaction Documents), (b) Seller shall transfer to Purchaser by wire transfer of immediately available funds, to an account specified in writing by Purchaser, the Purchaser’s pro rata share of the aggregate amount of all distributions of Wilmot Cash Flow (or other distributions) paid by the Wilmot Project Company in respect of the Wilmot Interests since the Closing Date and through the date of consummation of the Wilmot Delayed Transfer, and (c) Purchaser shall transfer to Seller, by wire transfer of immediately available funds, to an account specified in writing by Purchaser, the Wilmot Amount (the “Wilmot Delayed Payment”).
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